                                                                     Exhibit 2.1

                                                                  EXECUTION COPY

                      BANCO DE GALICIA Y BUENOS AIRES S.A.

                                       AND

                              THE BANK OF NEW YORK,
            as TRUSTEE, CO-REGISTRAR, TRANSFER AGENT AND PAYING AGENT

                                       AND

                           BANCO RIO DE LA PLATA S.A.,
          as REGISTRAR AND PAYING AGENT AND TRANSFER AGENT IN ARGENTINA

                                    INDENTURE

                            Dated as of May 18, 2004

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.........................................................    2

Section 1.1. Definitions.....................................................................................    2
Section 1.2. Incorporation by Reference of Trust Indenture Act...............................................   15
Section 1.3. Rules of Construction...........................................................................   15

ARTICLE II THE NOTES.........................................................................................   16

Section 2.1. Form and Dating; Title and Terms; Additional Notes..............................................   16
Section 2.2. Execution and Authentication....................................................................   17
Section 2.3. Registrar and Paying Agent......................................................................   18
Section 2.4. Paying Agent to Hold Money in Trust.............................................................   19
Section 2.5. Holder Lists....................................................................................   19
Section 2.6. Global Note Provisions..........................................................................   19
Section 2.7. Legends.........................................................................................   20
Section 2.8. Transfer and Exchange...........................................................................   21
Section 2.9. Mutilated, Destroyed, Lost or Stolen Notes......................................................   27
Section 2.10. Temporary Notes................................................................................   28
Section 2.11. Cancellation...................................................................................   28
Section 2.12. Defaulted Interest.............................................................................   28
Section 2.13. Payment of Additional Amounts..................................................................   29

ARTICLE III COVENANTS........................................................................................   29

Section 3.1. Terms of Conditions.............................................................................   29
Section 3.2. Maintenance of Office or Agency.................................................................   29
Section 3.3. Payment of Taxes and Other Claims...............................................................   30
Section 3.4. Limitation on Incurrence of Indebtedness........................................................   30
Section 3.5. Limitations on Restricted Payments..............................................................   30
Section 3.6. Pro Rata Prepayment upon Prepayment of Restructured Bank Indebtedness...........................   31
Section 3.7. Maintenance of Insurance........................................................................   32
Section 3.8. Transactions with Affiliates....................................................................   32
Section 3.9. Limitation on Asset Sales.......................................................................   32
Section 3.10. Further Instruments and Acts...................................................................   33
Section 3.11. Waiver of Stay, Extension or Usury Laws........................................................   33

ARTICLE IV MERGERS, CONSOLIDATIONS, ETC......................................................................   33

Section 4.1. Mergers, Consolidations, etc....................................................................   33

ARTICLE V OPTIONAL AND MANDATORY REDEMPTION OF NOTES.........................................................   34

Section 5.1. Optional Redemption.............................................................................   34
Section 5.2. Election to Redeem..............................................................................   34

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
Section 5.3. Mandatory Redemption............................................................................   34
Section 5.4. Notice of Redemption............................................................................   35
Section 5.5. Selection of Notes to Be Redeemed in Part.......................................................   35
Section 5.6. Deposit of Redemption Price.....................................................................   35
Section 5.7. Notes Payable on Redemption Date................................................................   36
Section 5.8. Unredeemed Portions of Partially Redeemed Note..................................................   36
Section 5.9. Open Market Purchases...........................................................................   36

ARTICLE VI DEFAULTS AND REMEDIES.............................................................................   36

Section 6.1. Events of Default...............................................................................   36
Section 6.2. Acceleration....................................................................................   37
Section 6.3. Other Remedies..................................................................................   39
Section 6.4. Waiver of Past Defaults.........................................................................   39
Section 6.5. Control by Majority.............................................................................   39
Section 6.6. Limitation on Suits.............................................................................   39
Section 6.7. Unconditional Right of Holders to Receive Principal, Premium, Additional Amounts and Interest...   40
Section 6.8. Collection Suit by Trustee......................................................................   40
Section 6.9. Trustee May File Proofs of Claim, etc...........................................................   40
Section 6.10. Priorities.....................................................................................   41
Section 6.11. Undertaking for Costs..........................................................................   41
Section 6.12. Restoration of Rights and Remedies.............................................................   41
Section 6.13. Rights and Remedies Cumulative.................................................................   42
Section 6.14. Delay or Omission Not Waiver...................................................................   42

ARTICLE VII TRUSTEE..........................................................................................   42

Section 7.1. Duties of Trustee...............................................................................   42
Section 7.2. Rights of Trustee...............................................................................   43
Section 7.3. Individual Rights of Trustee....................................................................   45
Section 7.4. Trustee's Disclaimer............................................................................   45
Section 7.5. Notice of Defaults..............................................................................   45
Section 7.6. Reports by Trustee to Holders...................................................................   45
Section 7.7. Compensation and Indemnity......................................................................   45
Section 7.8. Replacement of Trustee..........................................................................   46
Section 7.9. Successor Trustee by Merger.....................................................................   47
Section 7.10. Eligibility; Disqualification..................................................................   47
Section 7.11. Preferential Collection of Claims Against Company..............................................   48
Section 7.12. Appointment of Co-Trustee......................................................................   48

ARTICLE VIII DEFEASANCE; DISCHARGE OF INDENTURE..............................................................   49

Section 8.1. Legal Defeasance and Covenant Defeasance........................................................   49
Section 8.2. Conditions to Defeasance........................................................................   50
Section 8.3. Application of Trust Money......................................................................   51
Section 8.4. Repayment to Company............................................................................   51

Section 8.5. Indemnity for U.S. Government Obligations.......................................................   52
Section 8.6. Reinstatement...................................................................................   52
Section 8.7. Satisfaction and Discharge......................................................................   52

ARTICLE IX AMENDMENTS........................................................................................   53

Section 9.1. Supplemental Indentures Without Consent of Holders..............................................   53
Section 9.2. Supplemental Indentures with Consent of Holders.................................................   53
Section 9.3. Execution of Supplemental Indentures............................................................   54
Section 9.4. Effect of Supplemental Indentures...............................................................   55
Section 9.5. Conformity with Trust Indenture Act.............................................................   55
Section 9.6. Reference in Notes to Supplemental Indentures...................................................   55
Section 9.7. Meetings of Holders; Modification and Waiver....................................................   55

ARTICLE X SUBORDINATION......................................................................................   57

Section 10.1. Agreement To Subordinate.......................................................................   57
Section 10.2. Acceleration of Payment of Subordinated Notes..................................................   58
Section 10.3. Rights of Trustee and Paying Agent.............................................................   58

ARTICLE XI MISCELLANEOUS.....................................................................................   58

Section 11.1. Trust Indenture Act Controls...................................................................   58
Section 11.2. Notices........................................................................................   59
Section 11.3. Communication by Holders with Other Holders....................................................   60
Section 11.4. Certificate and Opinion as to Conditions Precedent.............................................   60
Section 11.5. Statements Required in Certificate or Opinion..................................................   60
Section 11.6. Rules by Trustee, Paying Agent and Registrar...................................................   60
Section 11.7. Legal Holidays.................................................................................   60
Section 11.8. Governing Law, etc.............................................................................   61
Section 11.9. No Recourse Against Others.....................................................................   62
Section 11.10. Successors....................................................................................   62
Section 11.11. Duplicate and Counterpart Originals...........................................................   62
Section 11.12. Severability..................................................................................   62
Section 11.13. Currency Indemnity............................................................................   62
Section 11.14. Table of Contents; Headings...................................................................   63

EXHIBIT A-1   FORM OF LONG TERM NOTE

EXHIBIT A-2   FORM OF MEDIUM TERM NOTE

EXHIBIT A-3   FORM OF SUBORDINATED NOTE

EXHIBIT B     FORM OF CERTIFICATE FOR TRANSFERS TO QIBS

EXHIBIT C     FORM OF CERTIFICATE FOR TRANSFERS TO ACCREDITED INVESTORS

EXHIBIT D     FORM OF CERTIFICATE FOR TRANSFERS TO NON-U.S. PERSONS PURSUANT TO
               REGULATIONS

EXHIBIT E     FORM OF RULE 144 CERTIFICATION

EXHIBIT F     TERMS AND CONDITIONS OF THE NOTES OF THE PROGRAM

EXHIBIT G     FORM OF LUXEMBOURG SIDE AGREEMENT

            INDENTURE, dated as of May 18, 2004, among Banco de Galicia y Buenos Aires S.A., an Argentine corporation (the "Company"), incorporated on July 15, 1905, with a term of duration elapsing on June 30, 2100, and registered with the Public Registry of Commerce on November 21, 1905, under number 4, Folio Number 32 of Book 20, Volume A of Sociedades Anonimas, having its principal offices at Tte. Gral. Juan D. Peron 407, (C1038AAI) Buenos Aires, Argentina, The Bank of New York as trustee, co-registrar, a transfer agent and a paying agent (the "Trustee," the "Co-Registrar," a "Transfer Agent" and a "Paying Agent," respectively), and Banco Rio de la Plata S.A. as registrar and a transfer agent and a paying agent in Argentina (the "Registrar," a "Paying Agent" and a "Transfer Agent," respectively).

            WHEREAS, the Company is issuing U.S. Dollar-Denominated Notes due 2010 (the "Medium Term Notes"), U.S. Dollar-Denominated Notes due 2014 (the "Long Term Notes") and Subordinated Notes due 2019 (the "Subordinated Notes") (the Medium Term Notes, Long Term Notes and Subordinated Notes shall each be deemed a Class (as defined below)) under its US$2,000,000,000 Global Medium Term Note Program (the "Program") authorized by resolutions of the shareholders of the Company passed on September 30, 2003, by resolutions of the Board of Directors of the Company passed on December 4, 2003 and February 4, 2004 and by the Comision Nacional de Valores (the "CNV") through Resolution 14708, dated December 29, 2003. The Company has duly authorized the execution and delivery of this Indenture pursuant to the resolution of the Board of Directors of the Company dated December 22, 2003 and resolution of the shareholders of the Company dated September 30, 2003. The Program is described in the offering memorandum, (the "Offering Memorandum") and was established pursuant to the fiscal and paying agency agreement, dated as of February 13, 2004, among the Company, The Bank of New York, as fiscal agent, co-registrar, transfer agent and principal paying agent, Kredietbank S.A. Luxembourgeoise, as paying agent and transfer agent in Luxembourg, and Banco Rio de la Plata S.A., as registrar (the "Fiscal and Paying Agency Agreement").

            WHEREAS, on September 30, 2003, the Company had a total share capital issued and authorized of Ps.468,662,000 face value and the Company's net worth was Ps.1,397,552,000 face value;

            WHEREAS, the corporate purpose and principal activity of the Company consists of carrying out authorized banking activities and financial transactions contemplated in and permitted by Argentine Law No. 21,526, as amended (the "Financial Institutions Law");

            WHEREAS, the Trustee has reviewed the English translation of the resolutions of the shareholders of the Company adopted on September 30, 2003 and of the resolution of the Board of Directors of the Company adopted on December 4, 2003, authorizing the issuance of up to an aggregate principal amount of US$2,000,000,000 of Notes (as defined below) in one or more Classes (as defined below) and hereby confirms that the terms and conditions and the form of Notes substantially reflect the terms of said resolutions;

            WHEREAS, a pricing supplement which sets forth the terms and conditions of each Class of Notes and a Spanish language translation thereof was approved by (i) resolutions of the Board of Directors of the Company, dated December 22, 2003 and April 27, 2004 and (ii) the CNV through Resolution 14773, dated April 23, 2004; and

            WHEREAS, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Notes issued hereunder.

            NOW, THEREFORE, it is agreed by the parties:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 1.1. Definitions

            "AI" means an "accredited investor," as defined in Rule 50l(a) under the Securities Act, other than a QIB.

            "AI Note" means a Certificated Note that is a Restricted Note held by an AI.

            "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary or at the time it merges or consolidates with the Company or any of its Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness shall be deemed to have been Incurred at the time such Person becomes a Subsidiary or at the time it merges or consolidates with the Company or a Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

            "Additional Amounts" has the meaning assigned to it in Condition 9 of the Terms and Conditions.

            "Additional Notes" has the meaning assigned to it in Section 2.1.

            "Affiliate" of any specified Person means any other Person which, directly or indirectly, is in control of or is controlled by or is under common control with such specified Person.

            "Affiliate Transaction" means any agreement to sell, lease, transfer, charge or otherwise dispose of or purchase any Property, or any contract, loan, advance or guaranty, in each case entered into with or for the benefit of any Affiliate, except the following:

            (a) any employment agreement;

            (b) any transaction exclusively between or among any of the Company and the Subsidiaries of the Company, provided such transaction is not otherwise prohibited by this Indenture; or

            (c) any other affiliate transaction which does not exceed US$5,000,000.

            "Agent" means any of the Registrar, Co-Registrar, Transfer Agent, Paying Agent, Authenticating Agent or Note Custodian.

            "Agent Members" has the meaning assigned to it in Section 2.6(b).

            "Applicable Capital Adequacy Requirements" means, on any determination date, all applicable rules and regulations established by competent bank regulatory authorities in Argentina then in effect and having the force of law which establish mandatory minimum levels of capital for the Company or the Subsidiary in question, as the case may be, taking into account any waivers, suspensions or deferrals of, or limitations placed upon the scope of, such rules and regulations by such regulatory authorities (whether formally or informally, through statements of competent officials or bodies or through enforcement practice).

            "Argentine Banking GAAP" means the accounting rules of the Argentine Central Bank, which prescribes the generally accepted accounting principles for all banks in Argentina.

            "Argentine Central Bank" means the Banco Central de la Republica Argentina.

            "Authenticating Agent" has the meaning assigned to it in Section 2.2(d).

            "Authorized Agent" has the meaning assigned to it in Section
11.8(c).

            "Authorized Officer" has the meaning assigned to it in Section
2.2(a).

            "Bank Indebtedness" means the Original IFC Loans, the Original IIC Loans and the Original Dollar Loans (each term as defined in the Note Purchase Agreement).

            "Bankruptcy Law" means section 49(e) of the Financial Institutions Law or Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "Board of Directors" means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

            "Cash Equivalents" means:

            (i) securities issued or directly and fully guaranteed or insured by the United States or the United Kingdom government or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition;

            (ii) marketable general obligations issued by the United Kingdom or any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc.;

            (iii) certificates of deposit, time deposits, euro time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of US$500 million;

            (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and
      (iii) entered into with any bank meeting the qualifications specified in clause (iii) above;

            (v) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc. (or carrying an equivalent rating by another rating agency that is nationally recognized in the United States, if both of the two named rating agencies cease publishing ratings of investments) and in each case maturing within one year after the date of acquisition thereof; and

            (vi) interests in any investment company or money market fund which invests solely in instruments of the type specified in clauses (i) through
      (v) above.

            "CCC" means the Commodity Credit Corporation.

            "Certificated Note" means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A-1, A-2 or A-3, with appropriate legends as specified in
Section 2.7 and Exhibit A-1, A-2 or A-3.

            "Change of Control" means any person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act, as in effect on the issuance date of the Senior Notes), other than the Permitted Holders, acquiring, directly or indirectly, beneficial ownership of more than 50% on a fully diluted basis, of the economic or voting interest in the Bank's capital stock.

            "Class" means an issuance of Notes under the Program that is expressed to be consolidated and form a single series of Notes issued thereunder.

            "CNV" has the meaning set forth in the preamble to this Indenture.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including the Company's Successor Corporation, if any, that becomes such in accordance with
Article IV.

            "Company Order" has the meaning assigned to it in Section 2.2(c).

            "Company's Successor Corporation" has the meaning assigned to it in
Section 4.1.

            "Control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            "Co-Registrar" has the meaning set forth in the preamble to this Indenture.

            "Corporate Trust Office" has the meaning assigned to it in Section 2.3(c).

            "Covenant Defeasance" has the meaning assigned to it in Section 8.1(c).

            "Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Defaulted Interest" has the meaning assigned to it in, in the case of the Long Term Notes, Exhibit A-1, in the case of the Medium Term Notes, Exhibit A-2, and in the case of the Subordinated Notes, Exhibit A-3.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event: (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Significant Subsidiary); or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after the date (a) on which the Notes mature or (b) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of Article IV and such repurchase or redemption complies with Section 3.4.

            "Distribution Compliance Period" means, in respect of any Regulation S Global Note, the 40 consecutive days beginning on and including the later of
(a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.

            "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

            "Dollar Equivalent" means, with respect to (i) any monetary amount denominated in U.S. Dollars, such amount, (ii) any monetary amount denominated in pesos, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting pesos into U.S. Dollars at the EMTA Rate or, if such rate shall not be available, at the rate determined by the Paying Agent in Argentina based on the average of exchange rate for the purchase of U.S. Dollars with pesos as reported at the close of two (2) Business Days prior to the date of determination by Banco Rio de la Plata S.A., Deutsche Bank S.A. and the branch of Citibank, N.A. in Argentina (or if any of such entities shall not report such quotations, by any of HSBC Bank Argentina S.A., Bankboston N.A. Buenos Aires Branch or JP Morgan Chase Bank Buenos Aires Branch, respectively), and (iii) a currency other than U.S. Dollars or pesos, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such other currency into U.S. Dollars at the average of the spot rates for the purchase of U.S. Dollars with such other currency, as quoted by the Paying Agent in Argentina at approximately 11:00 a.m. (New York City time), on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, in each case on the date two (2) Business Days prior to such determination.

            "EMTA Rate" means the rate of exchange used for the purchase of U.S. Dollars with pesos as quoted by the Emerging Markets Trading Association (for purposes of this definition, the "EMTA") on its website at www.emta.org/aservices (or such other web page of EMTA where the quotation is published if this web address changes) two (2) Business Days prior to the date of determination, at 2:00 p.m. (Buenos Aires time).

            "Encumbrance" has the meaning assigned to it in Condition 10(e) of the Terms and Conditions.

            "Event of Default" has the meaning assigned to it in Section 6.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fiscal and Paying Agency Agreement" has the meaning assigned to such term in the recitals hereto.

            "Global Note" means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A-1, A-2 or A-3, with appropriate legends as specified in Section 2.7 and Exhibit A-1, A-2 or A-3.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

            (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well; to purchase assets, goods, securities or services; to take-or-pay; or to maintain financial statement conditions or otherwise, or

            (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, provided that "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee" used as a verb has a corresponding meaning.

            "Hedging Obligations" means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" means the Person in whose name a Note is registered in the Note Register.

            "IFC" means the International Finance Corporation.

            "IIC" means the Inter-American Investment Corporation.

            "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the preceding).

            "Indebtedness" has the meaning assigned to such term in the Terms and Conditions.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Initial Notes" means the Notes issued under this Indenture on the Issue Date.

            "Interest Payment Date" means with respect to the interest payment date of Notes, the date of payment of interest with respect thereto.

            "Interest Rate Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of interest hedging agreements.

            "Issue Date" means May 18, 2004.

            "Issue Date Notes" means, in the case of Long Term Notes, US$__________ aggregate principal amount of such Notes, in the case of Medium Term Notes, US$______________ aggregate principal amount of such Notes and, in the case of Subordinated Notes, US$______________ aggregate principal amount of such Notes, in each case, originally issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture.

            "Legal Defeasance" has the meaning assigned to it in Section 8.1(b).

            "Legal Holiday" has the meaning assigned to it in Section 11.7.

            "Long Term Notes" has the meaning assigned to such term in the recitals hereto.

            "Luxembourg Paying Agent" has the meaning assigned to it in Section 2.3(e).

            "Luxembourg Transfer Agent" has the meaning assigned to it in
Section 2.3(e).

            "Medium Term Notes" has the meaning assigned to such term in the recitals hereto.

            "Net Cash Proceeds" means, in connection with any issuance or incurrence of Debt, issuance of Capital Stock or other equity security, or sale, transfer, lease or other disposition of Property, as the case may be, the cash proceeds received from such issuance, incurrence, sale, transfer, lease, or other disposition, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

            "Negotiable Obligations Law" means Argentine Law No. 23,576, as amended by Argentine Law No. 23,963, and as may be further amended from time to time.

            "Non-U.S. Person" means a Person that is not a U.S. person, as defined in Regulation S.

            "Note Custodian" means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

            "Note Purchase Agreement" means that certain Note Purchase Agreement, dated as of April 27, 2004, among the Company, as issuer, Barclays Bank PLC, as documentation agent, the holders from time to time party thereto and Deutsche Bank Trust Company Americas, as agent.

            "Note Register" has the meaning assigned to it in Section 2.3(a).

            "Notes" or "Note" means any of the Long Term Notes, Medium Term Notes and the Subordinated Notes issued and authenticated pursuant to this Indenture.

            "Offering Memorandum" has the meaning assigned to such term in the recitals hereto.

            "Officer" means, when used in connection with any action to be taken by the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of the Company.

            "Officers' Certificate" means, when used in connection with any action to be taken by the Company, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for the Company, and who shall be reasonably acceptable to the Trustee.

            "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

            (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Notes, or portions thereof, for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as Paying Agent) for the Holders of such Notes; provided that, if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

            (iii) Notes which have been surrendered pursuant to Section 2.9 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

            (iv) solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

            "Paying Agent" has the meaning set forth in the preamble to this Indenture.

            "Payment Date" means the stated due date of an installment of principal and/or interest on each Class of the Notes as specified in, in the case of the Long Term Notes, Exhibit A-1, in the case of the Medium Term Notes, Exhibit A-2, and in the case of the Subordinated Notes, Exhibit A-3.

            "Permitted Holders" shall mean any member of the Escasany, Ayerza and/or Braun families and/or EBA Holding S.A.

            "Permitted Indebtedness" means:

            (1) the Notes to be issued hereunder;

            (2) Indebtedness of the Company and its Subsidiaries existing as of the date of this Agreement;

            (3) deposits with, funds collected by and banker's acceptances and letters of credit issued by the Company and its Subsidiaries in the ordinary course of business;

            (4) Indebtedness arising solely under any transaction in which the Company or any of its Subsidiaries acts solely in a fiduciary or agency capacity;

            (5) Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

            (6) intercompany Indebtedness between the Company and any Subsidiary or between any Subsidiaries, provided that:

                  (a) if the Company is the obligor on such Indebtedness, such
            Indebtedness is (A) Indebtedness for money borrowed or (B) expressly subordinated to the prior payment in full of all obligations under the Notes and this Indenture, and

                  (b) in the event that at any time any such Indebtedness ceases to be held by the Company or a Subsidiary, such Indebtedness shall be deemed to be Incurred and not permitted by this clause at the time such event occurs;

            (7) Indebtedness of the Company or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including daylight overdrafts paid in full by the close of business on the day such overdraft was Incurred) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of Incurrence;

            (8) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or any Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

            (9) Refinancing Indebtedness in respect of Indebtedness existing as of the date hereof and any other Indebtedness permitted to be incurred pursuant to Section 3.4;

            (10) Indebtedness owing to the Argentine Central Bank or to any other Argentine regulatory; or

            (11) Indebtedness not otherwise permitted by clauses (1) through
(10) above; provided that the aggregate principal amount outstanding at any one time of any Indebtedness Incurred pursuant to this clause 11 shall not exceed US$20 million (or the equivalent thereof in other currencies).

            "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

            "Plan" the "Galicia Capitalization and Liquidity Plan" (as supplement on March 22, 2002 and April 11, 2002) submitted by the Company to the Argentine Central Bank, in accordance the Financial Institutions Law, on March 21, 2002.

            "Prepayment" has the meaning assigned to it in Section 3.6.

            "Private Placement Legend" has the meaning assigned to it in Section 2.7(b).

            "Program" has the meaning assigned to such term in the recitals hereto.

            "Property" means any asset, revenue or any other property, whether tangible or intangible, real or personal, including without limitation, any right to receive income.

            "QIB" means any "qualified institutional buyer" as defined in Rule 144A.

            "Record Date" has the meaning assigned to it in, in the case of the Long Term Notes, Exhibit A-1, in case of the Medium Term Notes, Exhibit A-2, and, in the case of the Subordinated Notes, Exhibit A-3, as the case may be.

            "Redemption Date" means, with respect to any redemption of Notes, the date of redemption with respect thereto.

            "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means any refinancing by the Company or any Subsidiary thereof of Permitted Indebtedness, to the extent that such refinancing does not:

            (1) result in an increase in the aggregate principal amount of the Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by such Person in connection with such refinancing); or

            (2) result in the Incurrence of Indebtedness with:

                  (a) a Weighted Average Life to Maturity that is less than the
            Weighted Average Life to Maturity of the Indebtedness being refinanced, or

                  (b) a final maturity earlier than the final maturity of the
            Indebtedness being refinanced; provided, that:

                - if such Indebtedness being refinanced is Indebtedness of the Company, then such refinancing Indebtedness shall be Indebtedness of the Company, and

                - if such Indebtedness being refinanced is subordinated Indebtedness, then such refinancing Indebtedness shall be subordinate to the Senior Notes at least to the same extent and in the same manner as the Indebtedness being refinanced.

            "Registrar" has the meaning set forth in the preamble to this Indenture.

            "Registration Statement" means an effective shelf registration statement under the Securities Act that registers the resale by Holders (and beneficial owners) of Notes (or beneficial interests therein) originally issued pursuant to an exemption from registration under the Securities Act.

            "Regulated Subsidiary" means a Subsidiary of a Person whose activities are regulated by the Argentine Central Bank or, if the Subsidiary's primary operations are in a country other than Argentina, an equivalent authority in such country.

            "Regulation S" means Regulation S under the Securities Act or any successor regulation.

            "Regulation S Global Note" has the meaning assigned to it in Section 2.1(f).

            "Resale Restriction Termination Date" means, for any Restricted Note (or beneficial interest therein), two years (or such other period specified in Rule 144(k)) from the Issue Date.

            "Restricted Note" means any Issue Date Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act, until such time as:

            (i) such Issue Date Note (or beneficial interest therein) has been transferred pursuant to a Registration Statement;

            (ii) such Note is a Rule 144A Global Note and the Resale Restriction Termination Date therefor has passed;

            (iii) such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or

            (iv) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.8(e) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

            "Restricted Payment" has the meaning assigned to it in Section 3.4.

            "Restructured Bank Indebtedness" means collectively, (i) the restructured loans to the IFC under each of the long-term, medium-term and subordinated loan agreements, each dated as of April 27, 2004, between the Company and the IFC, (ii) the restructured loans to the IIC under each of the long-term, medium-term and subordinated loan agreements, each dated as of April 27, 2004, between the Company and the IIC, (iii) the dollar loan agreement, dated as of April 27, 2004, between the Company and the CCC, (iv) the Note Purchase Agreement, (v) the trade credit agreement, dated as of April 27, 2004, among the Company, Barclays Bank PLC, as documentation agent, the lenders party thereto from time to time, and Deutsche Bank Trust Company Americas, as agent and letter of credit bank and (vi) the debt evidenced by certain restructured trade-related debt transactions.

            "Rule 144" means Rule 144 under the Securities Act (or any successor rule).

            "Rule 144A" means Rule 144A under the Securities Act (or any successor rule).

            "Rule 144A Global Note" has the meaning assigned to it in Section 2.1(e).

            "SEC" means the Securities and Exchange Commission.

            "SEC Rule" means any rule adopted by the SEC under the U.S. securities laws.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Indebtedness" means (i) the Senior Notes, (ii) the notes to be issued by, and the loans of, the Company due 2014, in each case which are part of the Restructured Bank Indebtedness, (iii) the notes to be issued by, and the loans of, the Company due 2010, in each case which are part of the Restructured Bank Indebtedness and (vi) the debt evidenced by certain restructured trade-related debt transactions.

            "Senior Notes" means the Long Term Notes and the Medium Term Notes.

            "Significant Subsidiary" means a Subsidiary of the Company which is material to the condition, financial or otherwise, or to the earnings, operations, business affairs or business prospects of the Company and its Subsidiaries taken as a whole.

            "Special Record Date" has the meaning assigned to it in Section 2.12(A).

            "Stated Maturity" means with respect to each Class of Notes, the "Maturity Date" set forth in, in the case of the Long Term Notes, Exhibit A-1, in the case of the Medium Term Notes, Exhibit A-2, and in the case of the Subordinated Note, Exhibit A-3, as the case may be.

            "Subordinated Note Event of Acceleration" has the meaning assigned to such term in Section 6.2 (b).

            "Subordinated Notes" has the meaning assigned to such term in the recitals hereto.

            "Subsidiary" means any corporation of which, at the time of determination, the Company and/or one or more of its Subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock.

            "Supervisory Committee" means the Comision Fiscalizadora of the Company, a committee of comptrollers appointed by the shareholders of the Company.

            "Terms and Conditions" shall mean the section titled "Terms and Conditions of the Notes" set forth in the Offering Memorandum, as amended hereby, a copy of which is attached hereto as Exhibit F.

            "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as otherwise provided in this Indenture).

            "Transfer Agent" shall have the meaning set forth in the preamble to this Indenture.

            "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

            "Trustee" means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "Voting stock", when used with reference to a Subsidiary, means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or agents of such corporation, provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the then outstanding aggregate principal amount of such Indebtedness, into

            (2) the sum of the products obtained by multiplying:

                  (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

                  (b) the number of years (calculated to the nearest
            one-twelfth) which will elapse between such date and the making of such payment.

            Section 1.2. Incorporation by Reference of Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any person if this Indenture were qualified under the TIA, such imposed duties shall control.

            "Obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC Rule have the meanings assigned to them by such definitions.

            Section 1.3. Rules of Construction. (a) Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with Argentine Banking GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) references to the payment of principal of the Notes shall include applicable premium, if any; and

            (7) references to payments on the Notes shall include Additional Amounts, if any.

            (b) If there is any conflict with or inconsistencies between the provisions of this Indenture and the provisions of the Fiscal and Paying Agency Agreement, this Indenture shall control with respect to the Notes issued hereunder.

                                   ARTICLE II

                                    THE NOTES

            Section 2.1. Form and Dating; Title and Terms; Additional Notes. (a) The Notes will be issued in fully-registered certificated form without coupons, in denominations that are integral multiples of US$1.00. The Notes and the Trustee's certificate of authentication shall be substantially in the form of, in the case of the Long Term Notes, Exhibit A-1, in case of the Medium Term Notes, Exhibit A-2, and, in the case of the Subordinated Notes, Exhibit A-3. In this Indenture, Notes that are not in temporary form are referred to as "definitive Notes" and Notes that are in temporary form in accordance with
Section 2.10 are referred to as "temporary Notes". The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed and subject to the prior approval of the CNV where applicable, all as determined by the Authorized Officers, as evidenced by their execution of such Notes.

            The Company agrees to cause the Notes to comply with Article 7 of the Negotiable Obligations Law.

            The Company authorized the execution and delivery of Long Term Notes, Medium Term Notes and Subordinated Notes, under this Indenture, and any replacement Notes issued therefor in accordance with this Indenture. The Trustee shall authenticate additional Notes ("Additional Notes") thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture) for original issue upon a Company Order in aggregate principal amount as specified in such Company Order (other than as provided in Section 2.9). Additional Notes shall have identical terms as the Initial Notes and shall be treated as a single class for all purposes under this Indenture, other than with respect to the date of issuance and issue price; provided, that the Company shall not issue Additional Notes that are treated for non-tax purposes as a single series with the Initial Notes but are treated as a separate series for U.S. federal income tax purposes, unless such Additional Notes would have an issue price for U.S. federal income tax purposes that is equal to or higher than the adjusted issue price of the Initial Notes at the time of the issuance of the Additional Notes and the yield of such Additional Notes for U.S. federal income tax purposes would be equal to or less than the yield of the Initial Notes as determined at the time of the issuance of the Initial Notes.

            (b) The Long Term Notes shall be known and designated as the "U.S. Dollar-Denominated Notes due 2014" of the Company. The Medium Term Notes shall be known and designated as the "U.S. Dollar-Denominated Notes due 2010" of the Company. The Subordinated Notes shall be known and designated as the "U.S. Dollar-Denominated Subordinated Notes due 2019" of the Company.

            (c) The terms and provisions of the Notes, the form of which is in, in the case of the Long Term Notes, Exhibit A-1, in case of the Medium Term Notes, Exhibit A-2, and, in the case of the Subordinated Notes, Exhibit A-3, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Each Holder shall vote and consent on all matters together with the Holders of the Class of Notes held by it and not with the Holders of any other Class of Notes.

            (d) The Notes may have notations, legends or endorsements as specified in Section 2.7 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

            (e) Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Notes (each, a "Rule 144A Global Note").

            (f) Notes originally offered and sold outside the United States of America will be issued in the form of one or more permanent Global Notes (each, a "Regulation S Global Note").

            Section 2.2. Execution and Authentication. (a) The Notes shall be executed on behalf of the Company by each of (i) a member of its Board of Directors, whom shall be the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer of the Company, and (ii) a member of its Supervisory Committee (the "Authorized Officers"). The signatures may be manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            (b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

            (c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

            (d) The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

            (e) In case the Company:

            (i) shall be consolidated with or merged into any other Person, or

            (ii) shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person,

and the Company's Successor Corporation resulting from such consolidation, or surviving such merger, or which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Company's Successor Corporation, be exchanged for other Notes executed in the name of the Company's Successor Corporation with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Company's Successor Corporation, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of the Company's Successor Corporation pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, the Company's Successor Corporation, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

            Section 2.3. Registrar, Co-Registrar, Transfer Agent and Paying Agent. (a) The Company shall maintain offices or agencies in the Borough of Manhattan, City of New York, where Notes may be presented to a registrar for registration of transfer or exchange, where Notes may be presented to a paying agent for payment and where the service of notices and demands to or upon the Company in respect of the Notes and this Indenture may be made. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-registrars and one or more additional paying agents.

            (b) The Company shall enter into an appropriate agency agreement with any registrar, paying agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a registrar or paying agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company may act as paying agent, registrar, co-registrar or transfer agent.

            (c) The Company initially appoints the Trustee at its principal corporate trust office in the Borough of Manhattan, City of New York (the "Corporate Trust Office") as Co-

Registrar, a Paying Agent and a Transfer Agent, in connection with the Notes and this Indenture. The Co-Registrar shall keep a Note-Register.

            (d) So long as it is required under Argentine law or by the CNV, the Company will maintain an office or agency of a registrar, a paying agent and a transfer agent in Buenos Aires, Argentina where the Notes may be presented for exchange, transfer and payment. The Company initially appoints Banco Rio de la Plata S.A. ("Banco Rio") at its principal office at Bartolome Mitre 480, (C1036AAH) Buenos Aires, Argentina, as Registrar, a Transfer Agent and a Paying Agent in Argentina for the performance of duties strictly in Argentina. Banco Rio is the representative of the Trustee in Argentina for the purpose of receiving notices, on behalf of the Trustee, from Holders and the CNV in Argentina.

            (e) The Company initially appoints Kredietbank S.A. Luxembourgeoise, at its principal office at 43 Boulevard Royal, L-2955 Luxembourg, as a Paying Agent and a Transfer Agent pursuant to the side agreement substantially in the form attached hereto as Exhibit G.

            Section 2.4. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Affiliate of the Company, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.

            Section 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Registrar shall furnish to the Trustee, in writing at least seven Business Days before each Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

            Section 2.6. Global Note Provisions. (a) Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section 2.7 and, in the case of the Long Term Notes, Exhibit A-1, in case of the Medium Term Notes, Exhibit A-2, and, in the case of the Subordinated Notes, Exhibit A-3.

            Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

            (b) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agents and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agents or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

            (c) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

            (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice,

            (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable, or

            (iii) an Event of Default has occurred and is continuing and the Co-Registrar has received a request from DTC to issue Certificated Notes to owners of beneficial interests in a Global Note in exchange for such interests.

In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this paragraph (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

            (d) In connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and the Company shall execute, and the Trustee shall authenticate and deliver to the exchanging Holder, a new Certificated Note representing the principal amount not so exchanged.

            Section 2.7. Legends. (a) Each Global Note shall bear the legend specified therefor in, in the case of the Long Term Notes, Exhibit A-1, in case of the Medium Term Notes, Exhibit A-2, and, in the case of the Subordinated Notes, Exhibit A-3, in the face thereof.

            (b) Each Restricted Note shall bear the private placement legend specified therefor in, in the case of the Long Term Notes, Exhibit A-1, in case of the Medium Term Notes,

Exhibit A-2, and, in the case of the Subordinated Notes, Exhibit A-3, on the face thereof (together with, if applicable, the legend specified in paragraph
(c) of this Section 2.7, the "Private Placement Legend").

            (c) Each Certificated Note that is a Restricted Note shall bear the legend specified therefor in, in the case of the Long Term Notes, Exhibit A-1, in the case of the Medium Term Notes, Exhibit A-2, and, in the case of the Subordinated Notes, Exhibit A-3, on the face thereof. Upon the transfer, exchange or replacement of a Certificated Note that is a Restricted Note, or upon specific request, the Notes Custodian and Co-Registrar shall refuse to remove the applicable legend specified therefor, unless there is delivered to the Company, the Notes Custodian and Co-Registrar satisfactory evidence, including an opinion of counsel reasonably satisfactory to the Company, that neither such legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act.

            Section 2.8. Transfer and Exchange. (a) The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note:

            (i) If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, (x) upon receipt by the Note Custodian and the Co-Registrar of:

                  (A) written instructions from the Holder of the Rule 144A
            Global Note directing the Note Custodian and the Co-Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and

                  (B) a certificate in the form of Exhibit D from the
            transferor,

and (y) subject to the rules and procedures of DTC, the Note Custodian and the Co-Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

            (ii) If the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to an AI who shall take delivery thereof in the form of an AI Note, (x) upon receipt by the Note Custodian and the Co-Registrar of:

                  (A) written instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and the Co-Registrar to decrease or cause to be decreased a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred,

                  (B) a certificate in the form of Exhibit C from the transferee, and

                  (C) an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act,

      and (y) subject to the rules and procedures of DTC, the Note Custodian and the Co-Registrar shall decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

            Upon satisfaction of the conditions set forth in this Section 2.8(a)(ii), the Company will execute and the Trustee will authenticate and deliver to the AI designated in the certificate in the form of Exhibit C an AI Note in the appropriate principal amount. Any AI Note issued upon transfer of a beneficial interest in a Rule 144A Global Note will be registered in the Note Register in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests in such certificate. The Trustee will deliver such AI Note to the AI in whose names such AI Note is so registered.

            (b) The following provisions shall apply with respect to any proposed transfer of an interest in a Regulation S Global Note prior to the expiration of the Distribution Compliance Period therefor:

            (i) If the owner of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A, (x) upon receipt by the Note Custodian and the Co-Registrar of:

                  (A) written instructions from the Holder of the Regulation S
            Global Note directing the Note Custodian and the Co-Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, and

                  (B) a certificate in the form of Exhibit B duly executed by the transferor,

      and (y) in accordance with the rules and procedures of DTC, the Note Custodian and the Co-Registrar shall increase the Rule l44A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.

            (ii) If the owner of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or portion thereof) to an AI who shall take delivery thereof in the form of an AI Note, (x) upon receipt by the Note Custodian and the Co-Registrar of:

                  (A) written instructions from the Holder of the Regulation S
            Global Note directing the Note Custodian and the Co-Registrar to decrease or cause to be decreased a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred,

                  (B) a certificate in the form of Exhibit C from the
            transferee, and

                  (C) an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act,

      and (y) subject to the rules and procedures of DTC, the Note Custodian and the Co-Registrar shall decrease the Regulation S Global Note by such amount in accordance with the foregoing.

            Upon satisfaction of the conditions set forth in this Section 2.8(b)(ii), the Company will execute and the Trustee will authenticate and deliver to the AI designated in the certificate in the form of Exhibit C an AI Note in the appropriate principal amount. Any AI Note issued upon transfer of a beneficial interest in a Regulation S Global Note will be registered in the Note Register in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests in such certificate. The Trustee will deliver such AI Note to the AI in whose names such AI Note is so registered.

            (c) The following provisions shall apply with respect to any proposed transfer of an AI Note (or portion thereof) that is a Restricted Note:

            (i) If the Holder of an AI Note wishes to transfer such AI Note (or a portion thereof) to a QIB pursuant to Rule 144A, (x) upon receipt by the Note Custodian and the Co-Registrar of:

                  (A) such AI Note, duly endorsed as provided herein,

                  (B) written instructions from such Holder directing the Note
            Custodian and the Co-Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount (or portion thereof) of such AI Note to be transferred, and, if the entire principal amount of such AI Note is not being transferred, to issue one or more AI Notes to the transferor in an amount equal to the principal amount not transferred, and

                  (C) a certificate in the form of Exhibit B duly executed by the transferor,

                  (D) an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act,

      and (y) subject to the rules and procedures of DTC, the Note Custodian and the Co-Registrar shall:

                  (1) cancel the AI Note delivered to it,

                  (2) increase the Rule 144A Global Note in accordance with the foregoing, and

                  (3) if applicable, issue to the AI transferor one or more AI
            Note(s) in accordance with the foregoing;

            (ii) If (1) the Holder of an AI Note wishes to transfer such AI Note (or a portion thereof) to a Non-U.S. Person pursuant to Regulation S and
      (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, (x) upon receipt by the Note Custodian and the Co-Registrar of:

                  (A) such AI Note, duly endorsed as provided herein,

                  (B) written instructions from the Holder of such AI Note
            directing the Co-Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the AI Note (or portion thereof) to be transferred, and, if the entire principal amount of such AI Note is not being transferred to issue one or more AI Notes to the transferor in an amount equal to the principal amount not transferred, and

                  (C) a certificate in the form of Exhibit D from the
            transferor,

                  (D) an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act,

      and (y) subject to the rules and procedures of DTC, the Note Custodian and Co-Registrar shall, as applicable:

                  (1) cancel the AI Note delivered to it,

                  (2) increase the Regulation S Global Note for such amount in accordance with the foregoing, and

                  (3) if applicable, issue to the AI transferor one or more AI
            Note(s) in accordance with the foregoing.

            (iii) If the Holder of an AI Note wishes to transfer such AI Note (or any portion thereof) to an AI, the Trustee shall authenticate and deliver AI Note(s) to the appropriate AI(s) upon receipt by Co-Registrar of:

                  (A) such AI Note, duly endorsed as provided herein,

                  (B) written instructions from such Holder directing the
            Co-Registrar to issue one or more AI Notes in the amounts specified to the transferee AI and, if the entire principal amount of such AI
            Note is not being transferred, to issue one or more AI Notes to the transferor in an amount equal to the principal amount not transferred,

                  (C) a certificate in the form of Exhibit C duly executed by the transferee, and

                  (D) an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act,

            (d) Other Transfers. Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Co-Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with paragraph (e) of this Section 2.8.

            (e) Use and Removal of Private Placement Legends. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing a Private Placement Legend, the Note Custodian and Co-Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 2.6(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Co-Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

            (i) such Notes (or beneficial interests) are transferred pursuant to a Registration Statement;

            (ii) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Co-Registrar of a certificate of the transferor in the form of Exhibit E and an Opinion of Counsel reasonably satisfactory to the Co-Registrar;

            (iii) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

            (iv) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Distribution Compliance Period therefor;

            (v) in connection with such transfer, exchange or replacement the Co-Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date or the Distribution Compliance Period therefor, respectively. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend upon transfer of such interest pursuant to any of clauses (i) through (v) of this paragraph (e). The Company shall deliver to the Trustee an Officers' Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

            (f) Exchange of Certificated Notes for Beneficial Interests in Global Notes. Upon the transfer or exchange of any Certificated Note for which a Private Placement Legend would not be required pursuant to Section 2.8(e) following such transfer or exchange, such

Certificated Note shall be exchanged for an interest in a Global Note not bearing a Private Placement Legend and, if no such Global Note is Outstanding at such time, the Company shall execute and upon Company Order the Trustee shall authenticate such a Global Note not bearing a Private Placement Legend.

            (g) Retention of Documents. The Co-Registrar shall retain copies of all letters, notices and other written communications received pursuant to this
Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Co-Registrar.

            (h) Presentment of Notes, Service Charge, etc.

                  (i) Subject to the other provisions of this Section 2.8, when Notes are presented to the Registrar or Co-Registrar with a written request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or Co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order the Trustee will authenticate Certificated Notes and Global Notes at the Registrar's or Co-Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 5.1).

                  (iii) The Registrar or Co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning:
      (1) 15 days before the mailing of a notice of an offer to redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before a Payment Date and ending on such close of business of Payment Date.

                  (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or the Co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or the Co-Registrar shall be affected by notice to the contrary.

                  (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            (i) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            Section 2.9. Mutilated, Destroyed, Lost or Stolen Notes. (a) If a mutilated Note is surrendered to the Registrar or the Co-Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and the Co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

            (b) Upon the issuance of any new Note under this Section 2.9, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

            (c) Every new Note issued pursuant to this Section 2.9 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and execute and upon Company Order the Trustee will authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company will execute and upon Company Order the Trustee will authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

            Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Note Custodian, Registrar, the Co-Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its policy of disposal or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

            Section 2.12. Defaulted Interest. Defaulted Interest (including any interest on such Defaulted Interest, if applicable) may be paid by the Company, at its election, as provided in clause (A) or (B) below.

            (A) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest, if applicable) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited is to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this clause (A). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Co-Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (B).

            (B) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest, if applicable) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (B), such manner of payment shall be deemed practicable by the Trustee.

            Section 2.13. Payment of Additional Amounts. Condition 9 of the Terms and Conditions is hereby incorporated.

                                   ARTICLE III

                                    COVENANTS

            Section 3.1. Terms of Conditions. In addition to the covenants set forth in Conditions 10(a) through (e) and Conditions 10(g) through (i) of the Terms and Conditions, which are hereby incorporated, the Senior Notes will have the additional covenants set forth in this Article III. For purposes of the Senior Notes, all references in the applicable sections of Condition 10 of the Terms and Conditions to the "Fiscal Agent" shall be deemed to be references to the "Trustee" hereunder, and all references to the "Fiscal and Paying Agency Agreement" shall be deemed to be references to this Indenture.

            Section 3.2. Maintenance of Office or Agency. (a) The Company shall maintain each office or agency required under Section 2.3. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            (b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York and Buenos Aires for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

            Section 3.3. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or for which it or any of them are otherwise liable, or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a liability or Encumbrance upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

            Section 3.4. Limitation on Incurrence of Indebtedness. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness, except that (a) the Company or any Regulated Subsidiary may Incur Indebtedness, including Acquired Indebtedness if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Company or such Regulated Subsidiary, as the case may be, shall be in full compliance with all Applicable Capital Adequacy Requirements and (b) any Subsidiary that is not a Regulated Subsidiary may Incur Indebtedness, including Acquired Indebtedness if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Company shall be in full compliance with all Applicable Capital Adequacy Requirements.

            Section 3.5. Limitations on Restricted Payments. (a) The Company will not, and will not permit any of its Significant Subsidiaries to, directly or indirectly, take any of the following actions (each a "Restricted Payment"):

            (i) declare or pay any dividends or make any distributions in respect of shares of Capital Stock, of the Company other than dividends or distributions payable exclusively in Capital Stock to holders of such Capital Stock (provided that this clause (i) will not apply to dividends made to the Company by any consolidated Subsidiary so long as dividends are paid on a pro rata basis based on ownership of Capital Stock); or

            (ii) purchase, redeem or otherwise acquire any Capital Stock of the Company or, unless done on a pro rata basis, any Capital Stock of any Subsidiary of the Company; provided, however, beginning the earlier of March 16, 2010 if the installments of principal required to be paid on January 1, 2010, in connection with the Notes (as applicable) have been paid in full or upon prepayment of at least twenty percent (20%) of the original principal amount of the Long-Term Notes, the Company can repurchase, redeem or otherwise acquire its Capital Stock, or any Capital Stock of its Subsidiaries, as the case may be, upon the exercise of stock options if
      (x) such Capital Stock represents a portion of the exercise price under the terms of agreements, including employment agreements, or plans approved by the board of directors of the Company and (y) such repurchases, redemptions or other acquisitions do not in the aggregate exceed two million five hundred thousand U.S. Dollars (US$2,500,000) (or the Dollar Equivalent in any other currency) for the period from and including January 2, 2010 through the end of the fiscal year ended December 31, 2012 and five million U.S. Dollars (US$5,000,000) (or the Dollar Equivalent in any other currency) in any fiscal year thereafter.

            (b) Notwithstanding the foregoing subsection (a) of this Section 3.5, the Company may, and may permit any of its Subsidiaries to, directly or indirectly, make a Restricted Payment in the event that:

            (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and after giving effect to such Restricted Payment;

            (ii) the aggregate principal amount of outstanding Senior Indebtedness is equal to or less than fifty percent (50%) of the aggregate principal amount of the Senior Indebtedness originally issued; and

            (iii) for each one U.S. Dollar (US$1) paid on account of such Restricted Payment, the Company shall repay two U.S. Dollars (US$2) of the principal of the Long-Term Debt, (as defined in the Note Purchase Agreement).

            Section 3.6. Pro Rata Prepayment upon Prepayment of Restructured Bank Indebtedness. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, purchase or otherwise acquire any Restructured Bank Indebtedness for a price at or above the nominal principal amount thereof, or make any principal payment on, defease, redeem, prepay or decrease or otherwise retire for value prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Restructured Bank Indebtedness (each a "Prepayment"), whether in a single transaction or a series of transactions unless (a) the aggregate amount of Prepayment made by the Company, on a cumulative basis and including the Prepayments in question, would be less than US$15 million or (b) within 60 days of such Prepayment the Company shall make provision for the Holders of a similar maturity to the Restructured Bank Indebtedness being repaid to participate upon a substantially equal basis in such Prepayment; and

            (b) To the extent that the Company, pursuant to clause (a) above is required to redeem any of the Notes (in whole or in part), the Company shall either, at its discretion, (i) make an offer to purchase, at the same percentage of principal amount as is being paid in respect of the Restructured Bank Indebtedness, a proportionate amount of Notes with a like maturity to the Restructured Bank Indebtedness being repaid (plus accrued and unpaid interest and Additional Amounts, if any), or (y) redeem, at par (plus accrued and unpaid interest and Additional Amounts, if any), a proportionate amount of Notes with a like maturity to the Restructured Bank Indebtedness being repaid. The principal amount of Notes proportionate to a given amount of Restructured Bank Indebtedness will be determined by multiplying (a) the aggregate principal amount outstanding of the Notes of the relevant maturity by
(b) a fraction in which (i) the numerator is the principal amount of Restructured Bank Indebtedness of such maturity subject to such Prepayment and
(ii) the denominator is the aggregate principal amount outstanding of all Restructured Bank Indebtedness of such maturity immediately prior thereto.

            Section 3.7. Maintenance of Insurance. The Company shall and shall cause each of its Subsidiaries to, keep at all times all of their Properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that Property of similar characteristics is usually so insured by corporations similarly situated and owning like Properties in accordance with good business practice.

            Section 3.8. Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into or permit to exist, directly or indirectly, any Affiliate Transaction, other than any one or more of: (a) Affiliate Transactions entered into on a commercial basis, as evidenced by a statement to such effect in relation to the relevant transaction in the audited consolidated accounts of the Company or the relevant Subsidiary, as the case may be, for the 12 month financial period during which the relevant transaction was completed, and (b) Affiliate Transactions entered into by the Company or any of its Subsidiaries in any year at the end of which a certificate signed by two directors of the Company is provided to the Trustee to the effect that all such Affiliate Transactions entered into by the Company or any such Subsidiary, as the case may be, were either in the best interest of the Company or such Subsidiary or on an arm's length basis and setting out details of with whom Affiliate Transactions had been entered into during such year; provided, however, that the foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company or any of its Subsidiaries as determined in good faith by the Board of Directors of the Company, (ii) payments made to the Board of Directors in accordance with the by-laws of the Company,
(iii) any agreement in effect on the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not in the opinion of the Trustee more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date, or (iv) the declaration or payment of any lawful dividend or other payment ratably in respect of all its shares of the relevant class so long as, after giving effect thereto, no Event of Default shall have occurred and be continuing.

            Section 3.9. Limitation on Asset Sales. The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to sell, transfer, lease or otherwise dispose of all or a substantial part of its assets (whether in a single transaction or in a series of transactions, related or otherwise) except (i) any sale, transfer, lease or disposition of assets to (1) the Argentine Central Bank or any other relevant governmental agency in respect of amounts owed to the same or (2) any Subsidiary of the Company in connection with restructuring or recapitalization thereof; (ii) by way of securitization subject to limited recourse, including a limited or partial guaranty by the Company or such Subsidiary; or (iii) that to the extent that any sale, transfer, lease or disposition of assets is for proceeds in excess of ten million U.S. Dollars (US$10,000,000) or the asset subject to such sale, transfer, lease or disposition has a fair market value in excess of ten million U.S. Dollars (US$10,000,000), then prior to such sale, transfer, lease or disposition the Company shall provide to the Trustee an opinion as to the substantial fairness of the economic terms and conditions (including as to price) of such sale, transfer, lease or disposition from an independent, internationally recognized, reputable investment bank or accounting firm.

            Section 3.10. Further Instruments and Acts. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.

            Section 3.11. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Senior Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company hereby expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE IV

                          MERGERS, CONSOLIDATIONS, ETC.

            Section 4.1. Mergers, Consolidations, etc. (a) Neither the Company shall, nor shall the Company permit any of its Subsidiaries to, merge, consolidate or amalgamate with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any person, unless immediately after giving effect to such transaction, (i) no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (ii) any corporation formed by any such merger, consolidation or amalgamation with the Company or the Person which acquires by conveyance or transfer, or which leases, the Properties and assets of the Company substantially as an entirety (the "Company's Successor Corporation") shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on (including Additional Amounts, if any) all the Notes according to their terms, and the due and punctual performance of all of the covenants and obligations of the Company under the Notes and this Indenture; (iii) the Company's Successor Corporation (except in the case of leases), if any, succeeds to and becomes substituted for the Company with the same effect as if it had been named in the Notes as the Company; and
(iv) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article IV and that all conditions precedent herein provided for relating to such transaction have been complied with.

            (b) Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the Properties and assets of the Company as an entirety in accordance with

Section 4.1(a), the Company's Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE V

                   OPTIONAL AND MANDATORY REDEMPTION OF NOTES

            Section 5.1. Optional Redemption. (a) The Company may redeem the Notes as provided for in Condition 7(b) and Condition 7(c) of the Terms and Conditions.

            (b) The Senior Notes are subject to redemption, at the option of the Company, as a whole or in part, at any time, upon written notice given in the time and manner prescribed by Section 5.4, mailed to each Holder of a Senior Note to be redeemed at his address appearing in the Note Register in amounts of US$10,000 or an integral multiple of US$1,000 above such amount, at 100% of the principal amount thereof plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or before the Redemption Date).

            (c) The Subordinated Notes are subject to redemption, at the option of the Company, as a whole or in part, at any time on or after the Senior Notes are paid in full, upon written notice given in the time and manner prescribed by
Section 5.4, mailed to each Holder of a Subordinated Note to be redeemed at his address appearing in the Note Register in amounts of US$10,000 or an integral multiple of US$1,000 above such amount, at 100% of the principal amount thereof plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or before the Redemption Date) subject to (i) prior authorization by the Argentine Superintendency of Financial Institutions (Superintendencia de Entidades Financieras y Cambiarias) and (ii) that upon the exercise of the redemption rights the Company's computable capital (responsabilidad patrimonial computable) remains equal to or greater than any mandatory minimum capital requirement set forth by the Argentine Central Bank.

            Section 5.2. Election to Redeem. The Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution.

            Section 5.3. Mandatory Redemption. (a) The Company shall be required to redeem the Senior Notes and the Restructured Bank Indebtedness of similar maturities on a pro rata basis (first, to prepay the Long Term Notes and the long-term loans under the Restructured Bank Indebtedness, and thereafter the Medium Term Notes and the medium-term loans under the Restructured Bank Indebtedness, in an inverse order of maturity, with fifty percent (50%) of the Net Cash Proceeds of any offering of debt securities in the international capital markets to the extent that (i) the new debt being incurred by the Company has a longer average maturity and a lower net present value (using Argentine Central Bank methodology set forth in Argentine Central Bank Communique "A" 3973) than the debt being repaid, together with any accrued interest and Additional Amounts and (ii) the Net Cash Proceeds thereof are equal to or exceed

US$100 million. Any such prepayment shall be made without premium or penalty, with any such redemption of amounts being rounded to the nearest U.S. Dollar.

            (b) The Company shall be required to redeem the Long Term Notes or the Medium Term Notes, as applicable, in the same manner and in such amount and at such times as required pursuant to the terms of the documents described in the definition of "Restructured Bank Indebtedness." The Company shall provide written notice to the Trustee of any such obligation within five (5) Business Days after the event requiring such redemption and the Trustee shall be protected in relying on such notice as to the occurrence of such event. Following such notice, the Company shall redeem the relevant Senior Notes in accordance with the terms hereof, with any such redemption of amounts being rounded to the nearest U.S. Dollar.

            Section 5.4. Notice of Redemption. The Company shall give the Trustee the form of notice and cause the Trustee to give such notice of redemption in accordance with Condition 7(g) of the Terms and Conditions to the Holders and to the CNV.

            Section 5.5. Selection of Notes to Be Redeemed in Part. (a) If the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in another fair and reasonable manner chosen at the discretion of the Trustee. The Trustee shall make the selection from the Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. The Company may redeem Notes in denominations of US$1,000 only in whole. The Trustee may select for redemption portions (equal to US$1,000 or any integral multiple of US$1,000) of the principal of Notes that have denominations larger than US$1,000.

            (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

            (c) Other than as set forth in Section 5.3(a) and 5.3(b) hereof, redemptions of the Notes pursuant to this Article V shall be applied pro rata to the Outstanding Notes being redeemed and the remaining scheduled repayments of the Notes being redeemed shall be reduced on a pro rata basis rather than an inverse order of maturity.

            Section 5.6. Deposit of Redemption Price. Prior to 10:00 a.m. New York City time on the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date.

            Section 5.7. Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Payment Date). If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

            Section 5.8. Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of US$1,000 or integral multiple of US$1,000.

            Section 5.9. Open Market Purchases

            The Company or any of its Subsidiaries or its Affiliates may at any time make open market purchases of the Notes as provided for in Condition 7(j) of the Terms and Conditions of the Notes.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

            Section 6.1. Events of Default. (a) Each of the events of default set forth in Conditions 11(i) through (iii), (vi) through (xi) of the Terms and Conditions, which are hereby incorporated herein, and the additional events of default set forth in this Article VI shall constitute an "Event of Default" for the Senior Notes (each an "Event of Default" for the Senior Notes), whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. For purposes of the Senior Notes, all references in Condition 11 of the Terms and Conditions to the "Fiscal Agent" shall be deemed to be references to the "Trustee" hereunder, all references to the "Fiscal and Paying Agency Agreement" shall be deemed to be references to this Indenture, and all references to the Class of Notes shall be deemed to be references to the Senior Notes.

            Each of the events set forth in clause (vii)(a)(i) (excluding Significant Subsidiaries) and clause (viii) of Condition 11 (excluding Significant Subsidiaries) of the Terms and Conditions shall constitute an "Event of Default" for the Subordinated Notes, whatever the reason for any such Event of Default and whether it is voluntary or involuntary. For purposes of the Subordinated Notes, all references in Condition 11 of the Terms and Conditions to the "Fiscal Agent" shall be deemed to be references to the "Trustee" hereunder, all references to the "Fiscal and Paying Agency Agreement" shall be deemed to be references to this Indenture, and all references to the Class of Notes shall be deemed to be references to the Subordinated Notes.

            The following shall constitute an "Event of Default" for the Senior
Notes:

            (i) the failure of the Company to pay when due any installment of interest on or principal of the Senior Notes and the Bank Indebtedness, other than the Subordinated Notes and the Company's indebtedness outstanding as at September 30, 2003 that is payable in a currency other than pesos and is governed by laws of a jurisdiction other than of Argentina that is not restructured in accordance with the terms of the Plan, in an aggregate unpaid amount of US$20.0 million or more after any applicable grace period, or any other event shall occur which results in the acceleration of the maturity of any such indebtedness for borrowed money; or

            (ii) it becomes unlawful for the Company to perform any of its obligations under this Indenture or the Senior Notes; or

            (iii) the occurrence of a Change of Control; provided that to the extent that such Change of Control has occurred as a result of a merger, amalgamation or consolidation with or into any Permitted Holder and Standard & Poor's Ratings Services and Moody's Investor Service, Inc., each have confirmed that the rating of the Bank's outstanding long-term foreign currency-denominated debt immediately following such transaction is at least equal to the credit rating of each such instrument of the Bank immediately prior to giving effect to such merger, amalgamation or consolidation, such Change of Control shall not constitute an Event of Default.

            (b) The Company shall deliver to the Trustee upon becoming aware of any Default or Event of Default written notice in the form of an Officers' Certificate of any Default or Event of Default, its status and what action the Company proposes to take in respect thereof.

            Section 6.2. Acceleration. (a) If an Event of Default (other than an Event of Default specified in clauses (vii) through (ix) of Condition 11 of the Terms and Conditions) occurs and is continuing under any Class of Senior Notes, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes of such Class may declare the principal amount of all the Senior Notes in such Class to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount and any accrued interest shall become immediately due and payable. If an Event of Default specified in clauses (vii) through (ix) of Condition 11 of the Terms and Conditions occurs, the principal of and any accrued interest on the Senior Notes then Outstanding shall become immediately due and payable.

            At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as herein-after in this Article VI provided, the Holders of not less than 66-2/3% in aggregate principal amount of the Senior Notes of each Class at the time Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

      (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

            (A) all overdue interest on all Senior Notes in such Class,

            (B) the principal of, and any premium or Additional Amounts on, any Senior Notes in such Class which have become due otherwise than by such declaration of acceleration and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Senior Notes in such Class,

            (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by the Senior Notes in such Class, and

            (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

      (2) all Events of Default, other than the non-payment of the principal of such Class of Senior Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

            (b) The foregoing provisions shall be without prejudice to the rights of each individual Holder to initiate an action against the Company for the payment of any principal, premium, Additional Amount and/or interest past due on any Senior Note, as the case may be, as established by Article 29 of the Negotiable Obligations Law (as such may be amended).

            For Argentine regulatory purposes as set forth in Communique "A" 2970 only, holders of Subordinated Notes shall have no right to accelerate repayment of the Subordinated Notes except under an Event of Default with respect to the Company described under clause (vii)(a)(i) (excluding Significant Subsidiaries) and clause (viii) of Condition 11 (excluding Significant Subsidiaries) of the Terms and Conditions (each such Event of Default in respect of the Subordinated Notes, shall also be a "Subordinated Note Event of Acceleration") that has occurred and is continuing. In such situation, all Subordinated Notes shall, without any notice to the Company or any other act by any holder of any Subordinated Note, become immediately due and payable. Upon any such declaration of acceleration, the principal of the Subordinated Notes of the affected Class and the interest accrued thereon and all other amounts (including Additional Amounts) payable with respect to the Subordinated Notes of the affected Class shall become and be immediately due and payable once all Senior Indebtedness has been fully paid. Upon the occurrence of a Subordinated Note Event of Acceleration, once all other indebtedness of the Company has been paid, the Holders of Subordinated Notes shall have priority in the distribution of the liquidation proceeds only with respect to the Company's shareholders, and such Holders expressly waive any general or special privilege they may have. The distribution of the liquidation proceeds shall be made pro rata among all holders of subordinated debt of the Company and the remaining liabilities accepted (verificados) in the bankruptcy proceeding.

Holders of the Subordinated Notes shall have no right to accelerate repayment of Subordinated Notes in the case of any Event of Default except in the case of an Event of Default which would constitute a Subordinated Note Event of Acceleration.

            Section 6.3. Other Remedies. (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            Section 6.4. Waiver of Past Defaults. Notwithstanding anything herein to the contrary, only the Holders of not less than 66-2/3% in principal amount of the Outstanding Notes of each Class may on behalf of all of the Holders of their respective Class waive any past default hereunder and its consequences, except a default

      (1) in the payment of the principal of (or premium or Additional Amounts, if any) or interest on any such Class of Notes, or

      (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

            Section 6.5. Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes of each Class who provide the Trustee with indemnity or security satisfactory to it may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, with respect to such Class, or of exercising any trust or power conferred on the Trustee; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

            Section 6.6. Limitation on Suits. Except as provided in Section 6.2(b), no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

      (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

      (2) the Holders of not less than 25% in principal amount of the Outstanding Class of Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

      (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

      (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

      (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Class of Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

            Section 6.7. Unconditional Right of Holders to Receive Principal, Premium, Additional Amounts and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium and Additional Amounts, if any) and interest on such Note on the respective Stated Maturity of such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

            Section 6.8. Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in
Section 7.7.

            Section 6.9. Trustee May File Proofs of Claim, etc. (a) The Trustee may (irrespective of whether the principal of the Notes is then due):

            (i) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company or any Subsidiary of the Company or their respective creditors or properties; and

            (ii) collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the

Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

            (b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.7;

            SECOND: if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

            THIRD: to Holders for amounts due and unpaid on the Senior Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal and interest, respectively;

            FOURTH: to Holders for amounts due and unpaid on the Subordinated Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Subordinated Notes for principal and interest, respectively; and

            FIFTH: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

            Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

            Section 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            Section 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.9, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE VII

                                     TRUSTEE

            Section 7.1. Duties of Trustee. (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of a Default or an Event of Default the duties and liabilities of the Trustee are as follows:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations of the Trustee shall be read into this Indenture; and

            (2) in the absence of bad faith on its part, each of the Trustee and each Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, or Agent, as the case may be, the Trustee or Agent, as the case may be, shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) Neither the Trustee nor any Agent may be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

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

            (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

            (2) each of the Trustee and each Agent shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee or Agent, as the case may be, was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2, 6.4 or 6.5.

            (d) The Trustee or Agent, as the case may be, shall not be liable for interest on any money received by it except as the Trustee or Agent, as the case may be, may agree in writing with the Company or except in its capacity as obligor with respect to any Cash Equivalent.

            (e) Money held in trust by the Trustee or Agent, as the case may be, need not be segregated from other funds except to the extent required by law.

            (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the TIA.

            (h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

            Section 7.2. Rights of Trustee. (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel (or may consult with financial or other advisors or consultants appointed with due care). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

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

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and determining and discharging its rights and duties hereunder, and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance with the advice or opinion of such counsel.

            (f) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and states that a Default or Event of Default has occurred.

            (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent, custodian and other Person employed by the Trustee in accordance with this Indenture to act hereunder.

            (h) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

            (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (j) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents of the Company, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney-in-fact at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (k) Permissive powers granted to the Trustee hereunder shall not be construed to be mandatory duties on its part.

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

            (l) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through delegates, agents, attorneys, custodians, or nominees, and the Trustee shall not be responsible for any misconduct or negligence on the part, or the supervision, of any delegate, agent, attorney, custodian, or nominee appointed by the Trustee with due care.

            (m) Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacity as Agent and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as Agent.

            Section 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            Section 7.4. Trustee's Disclaimer. Neither the Trustee nor any Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, and neither the Trustee nor any Agent shall be accountable for the Company's use of the proceeds from the Notes, neither the Trustee nor any Agent shall be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

            Section 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof, unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

            Section 7.6. Reports by Trustee to Holders. The Trustee shall comply with TIA sections. 313. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

            Section 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

            (a) The Company shall indemnify the Trustee and all Agents against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself or themselves against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee or any Agent, as the case may be, shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or any Agent, as the case may be, to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee or any Agent, as the case may be, may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of the Trustee or Agent, as the case may be, there is no conflict of interest between the Company and the Trustee or Agent, as the case may be, in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or any Agent, as the case may be, through the Trustee's or Agent's own negligence, willful misconduct or bad faith.

            (b) To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

            (c) The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee or any Agent, as the case may be. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1, the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in this Section 7.7 or Section 6.10.

            Section 7.8. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company and by giving notice thereof to the Holders as specified in Condition 17 of the Terms and Conditions and to the CNV. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Company. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            (b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Upon its receipt of such written acceptance, the Company shall give, at its expense, notice thereof to the Holders as provided in Condition 17 of the Terms and Conditions and to the CNV. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

            (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes of any Class may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee in respect of such class.

            (f) Notwithstanding the replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

            Section 7.9. Successor Trustee by Merger. (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            (b) In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

            Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least US$150 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

            Section 7.12. Appointment of Co-Trustee. (a) Notwithstanding any other provisions in this Indenture, at any time, solely for the purpose of meeting the legal requirements of any jurisdiction, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint, subject to the prior authorization of the CNV, one or more Persons to act as separate trustee or trustees or as co-trustee or co-trustees, and to vest in such Person or Persons, in such capacity and subject to the other provisions of this Indenture, such powers, duties, obligations and rights as the Trustee may consider necessary or desirable. No co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under this Indenture and no notice to Holders of Notes of the appointment of a separate trustee or co-trustee shall be required under this Indenture.

            (b) Every separate trustee or co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such co-trustee, but solely at the direction of the Trustee;

            (ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees or co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VII. Each separate trustee or co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Trustee, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may at any time constitute the Trustee or its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                  ARTICLE VIII

                       DEFEASANCE; DISCHARGE OF INDENTURE

            Section 8.1. Legal Defeasance and Covenant Defeasance. (a) The Company may, at its option, at any time, elect to have either paragraph (b) or
(c) of this Section 8.1 be applied to all Outstanding Notes of any Class upon compliance with the conditions set forth in Section 8.2.

            (b) Upon the Company's exercise under paragraph (a) of this Section
8.1 of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date all of the conditions set forth in Section 8.2 (including Section 8.2(4)(b)) are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section
8.3 and the other Sections of this Indenture referred to in clause (i) or (ii) of this paragraph (b), and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

            (i) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 8.3, and as more fully set forth in Section 8.3, payments in respect of the principal of and interest on such Notes when such payments are due,

            (ii) the Company's obligations with respect to such Notes under
      Article II and Section 3.2,

            (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and

            (iv) this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) of this Section 8.1.

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

            (c) Upon the Company's exercise under paragraph (a) of this Section
8.1 of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the applicable conditions set forth in Section 8.2, be released from its obligations under the covenants contained in Conditions 10(b) through 10(e) and Conditions 10(g) through 10(i) of the Terms and Conditions and Sections 3.2 through 3.7 and Article IV of this Indenture with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under clauses (iii), (iv), (v), (vi) and (x) of Condition 11 of the Terms and Conditions, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

            Section 8.2. Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

            (1) the Company irrevocably deposits with the Trustee, in trust for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Trustee has a perfected first priority security interest under applicable law in such U.S. Legal Tender and U.S. Government Obligations;

            (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant

      Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) the Trustee shall have received an Officers' Certificate from the Company stating that no Default or Event of Default shall have occurred and be continuing on (a) the date of such deposit and, (b) in the case of Legal Defeasance, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (5) the Trustee shall have received an Officers' Certificate from the Company stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture, or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

            (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

            (9) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

            Section 8.3. Application of Trust Money. The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the U.S. Legal Tender from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

            Section 8.4. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

            Section 8.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            Section 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

            Section 8.7. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all Outstanding Notes when:

            (a) either:

                  (1) all the Notes theretofore executed, authenticated and
            delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

                  (2) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company thereafter has irrevocably deposited or caused to be deposited with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

            (b) the Company has paid all other sums payable under this Indenture and the Notes by the Company; and

            (c) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                                   ARTICLE IX

                                   AMENDMENTS

            Section 9.1. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes, provided that such succession and assumption are otherwise permitted by and in compliance with this Indenture;

            (2) to add to the covenants of the Company for the benefit of the holders of any Class of Notes;

            (3) to add Events of Default for the benefit of the holders of any Class of Notes;

            (4) to change or eliminate any provisions of this Indenture, provided that any such change or elimination shall become effective only when there are no Outstanding Notes of any Class created prior thereto that are entitled to the benefit of such provision;

            (5) to secure the Notes;

            (6) to provide for the acceptance of appointment by a successor Trustee, Registrar, Co-Registrar, Paying Agent, Transfer Agent or any other Agent;

            (7) to cure any ambiguity, defect or inconsistency in this Indenture or the Notes (including the Terms and Conditions incorporated into the terms of the Notes);

            (8) to amend or supplement any provision contained in this Indenture or the Notes (including the Terms and Conditions incorporated into the terms of the Notes) or in any amendment thereto; or

            (9) for any other purpose that the parties hereto may mutually deem necessary or desirable; provided in each such case that any such modification or amendment does not adversely affect the interests of holders of Notes of any Class in any material respect.

            Section 9.2. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of each affected Class, by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of each Holder of Outstanding Note affected thereby,

      (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium or Additional Amount payable thereon, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

      (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

      (3) modify any of the provisions of this Section 9.2, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

      (4) modify or alter the definition of the term "Outstanding."

            Except as provided in the preceding paragraph, modifications and amendments to this Indenture or the Notes of the relevant Class may be made either with the consent of the Holders of a majority in principal amount of the Outstanding Notes of each Class affected or by the adoption of a resolution at a meeting of the Holders of Notes of each such Class held in accordance with the provisions below. No such modification or amendment of any of such documents shall affect the Trustee, any other Agent appointed hereunder or pursuant hereto, or the Company without its prior written consent.

            It shall not be necessary for any act of Holders under this Section
9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

            Section 9.3. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise every supplemental indenture executed pursuant to this Section 9.3 shall conform to the requirements of the Negotiable Obligations Law.

            For the avoidance of doubt, notwithstanding Condition 12(b) of the Terms and Conditions, for purposes of this Indenture and the Notes issued hereunder, this Article IX shall govern modifications to the terms of this Indenture and the Notes and the execution of any supplemental indenture.

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

            Section 9.4. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            Promptly after the execution by the Company and the Trustee of any supplemental indenture, the Company at its expense shall give notice thereof to the Holders as provided in Condition 17 of the Terms and Conditions and to the CNV, setting forth in general terms the substance of such Supplemental Indenture.

            Section 9.5. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect.

            Section 9.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

            Section 9.7. Meetings of Holders; Modification and Waiver. (a) The Trustee or the Company shall, upon the written request of the Holders of at least 5% in aggregate principal amount of the Notes of any Class at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders of such class at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Notes to be made, given or taken by the Holders pursuant to Section 14 of the Negotiable Obligations Law and the provisions of this Indenture. The meetings will be held in Buenos Aires; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication (in compliance with CNV requirements as determined by the party calling the meeting) which allows the participants to hear and to speak to each other. In any case, meetings shall be held at such time and at such place in any such city as the Company or the Trustee shall determine. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within twenty-one (21) days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than twenty
(20) days nor more than forty five (45) days prior to the date fixed for the meeting in the Boletin Oficial de la Republica Argentina (the Official Gazette of the Republic of Argentina), in a widely distributed newspaper in Argentina and in the manner provided in Condition 17 of the Terms and Conditions. Any publication thereof shall be for five consecutive business days in each place of publication. To be entitled to vote at any meeting of Holders a Person shall be
(i) a Holder of one or more Notes as of the record date set for such meeting or if no such record date shall have been so determined, as of the date of the meeting or (ii) a Person appointed by an instrument in writing as a proxy by such Holder. The only Persons who shall be entitled to be present or speak at any meeting of Holders shall be the Persons entitled to vote for on or behalf of the Holders of Notes at such meeting and their representatives and counsel and any representative of the Company and its counsel. With respect to all other matters not contemplated in this Indenture, meetings of Holders shall be held in accordance with the Negotiable Obligations Law.

            (b) Decisions shall be made by the affirmative vote of the Holders of a majority in aggregate principal amount of the Notes of each Class affected by such decisions at the time Outstanding present or represented at a meeting of such Holders at which a quorum of each such Class is present; provided, however, that the unanimous consent or the unanimous affirmative vote of the Holders of such Class shall be required to adopt a valid decision to

      (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium or Additional Amount payable thereon, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
            Date), or

      (ii) reduce the percentage in principal amount of the Outstanding Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required at any meeting of Holders of Notes at which a resolution is adopted or the percentage in principal amount of Outstanding Notes the Holders of which are entitled to request the calling of a Holders' meeting, or

      (iii) modify any of the provisions of this Section 9.7(b), except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

      (iv)  modify or alter the definition of the term "Outstanding" or

      (v) modify any provision of the Notes which would constitute a "fundamental change" as contemplated by Article 354 of Argentine Law No. 19,550, as amended.

            The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Notes of each Class entitled to vote at the time Outstanding; provided, however, that at any such reconvened meeting adjourned for lack of the requisite quorum, the quorum will be persons present at such meeting holding or duly representing Outstanding Notes of such Class. Notice of a reconvened meeting shall be given as provided in Section 9.7(a) except that such notice shall be published for three (3) days, the last of which must be not less than eight (8) days prior to the date on which the meeting is scheduled to reconvene. Any Holder of Notes who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purpose of determining a quorum and be deemed to have voted. Any instrument given by or on behalf of any Holder in connection with any consent to any such waiver or change will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Note. Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Notes will be conclusive and binding on all Holders, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes if duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligation Law. The appointment of any proxy shall be proved by having the signature of the person executing the proxy certified by a notary public, bank, trust company reasonably satisfactory to the Company or judicially certified in the manner provided under Argentine law. The following Persons may not act as proxies: members of the Board of Directors or the Supervisory Committee of the Company and managers and other employees of the Company. The holding of a beneficiary interest in a Global Note shall be proved by a certificate of the Depositaries.

            A representative of the Trustee shall act as temporary chairman of the meeting. If the trustee fails to designate a representative to act as temporary chairman of the meeting, the Company shall designate a member of the Supervisory Committee to act as such. If the Company fails to designate such a person, the CNV or a competent court shall designate the chairman.

            At any meeting of Holders of any Class each Holder of such Class or proxy shall be entitled to one vote per US$1.00 principal amount of Notes of such Class held or represented by such Holder; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged and ruled by the Chairman of such meeting not to be Outstanding.

                                    ARTICLE X

                                  SUBORDINATION

            Section 10.1. Agreement To Subordinate. (a) The Company agrees, and each Holder by accepting a Subordinated Note agrees, that the Indebtedness evidenced by, and all other obligations in respect of, the Subordinated Notes is subordinated in right of payment to all Senior Indebtedness in accordance with the provisions of Communique "A" 2970 and other complementary regulations issued by the Argentine Central Bank. Therefore, in the event of bankruptcy of the Company, the Subordinated Notes will only have priority in payment with respect to the shareholders of the Company and the Holders thereof hereby waive any general or special privilege that they may have.

            (b) The lack of payment of principal of (and premium and Additional Amounts, if any) and interest on any or all of the Subordinated Notes shall not be considered an event which gives rise to the cancellation of the Company's authorization to operate as a financial institution, provided, however, that:
(i) the Company and the Holders of Subordinated Notes agree, within the year in which such amounts became due and payable, on the manner in which payment of amounts due shall be made; (ii) the Company complies regularly with payments on the Senior Indebtedness; (iii) the Company does not pay cash dividends to its shareholders; and

(iv) the Company does not pay any fees to its directors and comptrollers (sindicos), except to those that exercise executive functions.

            (c) Failure by the Company to comply with the provisions included in
(b) above shall not render the Argentine Central Bank liable in any respect.

            Section 10.2. Notice to Holders of Senior Indebtedness. If payment of the Subordinated Notes is accelerated because of a Subordinated Note Event of Acceleration pursuant to the terms of the Subordinated Notes, the Company or the Trustee shall promptly notify the holders of the Senior Indebtedness (or their Representatives) of the acceleration; provided, however, that the Company and the Trustee shall be obligated to notify such holders of the Senior Indebtedness or their Representative(s) only if such holders of the Senior Indebtedness or their Representative(s) has delivered or caused to be delivered to the Company or the Trustee an address or addresses for service of such a notice(s) (and the Company and the Trustee shall only be obligated to deliver the notice(s) to the address(es) so specified).

            Section 10.3. Rights of Trustee and Paying Agent. (a) Notwithstanding anything contained herein, the Paying Agents may continue to make payments on the Subordinated Notes and neither the Paying Agents nor the Trustee shall be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, the Trustee and the Paying Agents each receive notice in writing satisfactory to each of them that payments may not be made hereunder. The Company, the Registrar or Co-Registrar, the Paying Agents, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

            (b) The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and Co-Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth herein with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

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

            Section 11.2. Notices(a) Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

            if to the Company:

            Banco de Galicia y Buenos Aires S.A.
            Tte. Gral. Juan D. Peron 407, 2 degrees Piso
            (C1038AAI) Buenos Aires
            Argentina
            Attention: Dra. Matilde Hoenig
            Office of the General Counsel
            Tel. +(5411) 6 329-6000
            Fax +(5411) 6 329-6429

            if to the Trustee or Co-Registrar:

            The Bank of New York
            Corporate Trust Administration
            101 Barclay Street, Floor 21W
            New York, NY 10286
            Attention: Thomas E. Tabor
            Tel: +1 (212) 815-5381
            Fax: +1 (212) 815-5802

            if to the Registrar:

            Banco Rio de la Plata S.A.
            Bartolome Mitre 480
            (C1036AAH) Buenos Aires, Argentina
            Attention:  Betina Garcia - Area Fideicomisos y Custodia
            Tel:        +(5411) 4341-1000
            Fax:        +(5411) 4341-2000

Any of the foregoing Persons by notice to the others may designate additional or different addresses for subsequent notices or communications. The Company shall be required to cause all such other publications and notices as may be required from time to time by applicable Argentine law.

            (b) Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Co-Registrar and shall be sufficiently given if so mailed within the time prescribed.

            (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            Section 11.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Co-Registrar and anyone else shall have the protection of TIA
Section 312(c).

            Section 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

            Section 11.6. Rules by Trustee, Paying Agent, Registrar and Co-Registrar. Subject to Section 9.7, the Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar, Co-Registrar and the Paying Agent may make reasonable rules for their functions.

            Section 11.7. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City or Argentina. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            Section 11.8. Governing Law, etc. (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. PROVIDED HOWEVER THAT, ALL MATTERS RELATING TO THE DUE AUTHORIZATION, EXECUTION, ISSUANCE AND DELIVERY OF THE NOTES BY THE COMPANY, THE APPROVAL OF THE CNV FOR THE OFFERING OF THE NOTES IN ARGENTINA AND MATTERS RELATING TO THE LEGAL REQUIREMENTS NECESSARY FOR THE NOTES TO QUALIFY AS "NEGOTIABLE OBLIGATIONS" UNDER ARGENTINE LAW SHALL BE GOVERNED BY THE NEGOTIABLE OBLIGATIONS LAW, AND OTHER APPLICABLE ARGENTINE LAWS AND REGULATIONS. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO.

            (b) Each party hereto hereby:

            (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York and Argentina,

            (ii) waives to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum,

            (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding,

            (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

            (v) agrees that service of process by mail to the addressed specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

            (c) The Company has appointed CT Corporation System located at 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the "Authorized Agent") upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any state or federal court in The City of New York, New York. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain outstanding. The Company agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Company of a successor agent in The City of New York, New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

            (d) To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Indenture or the Notes.

            (e) Nothing in this Section 11.8 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

            Section 11.9. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation notwithstanding the provisions of Article 34 of the Negotiable Obligations Law. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

            Section 11.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the other parties hereto in this Indenture shall bind their respective successors.

            Section 11.11. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

            Section 11.12. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 11.13. Currency Indemnity. (a) U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or this Indenture, including damages. Any amount received or recovered in currency other than U.S. Legal Tender in respect of the Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company, any Subsidiary or otherwise) by any Holder of the Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of them under the Notes and this Indenture only to the extent of the U.S. Legal Tender amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Legal Tender amount is less than the U.S. Legal Tender amount expressed to be due to the recipient under the Notes or this Indenture, the Company shall indemnify and hold harmless the recipient against any loss or cost sustained by it in making any such purchase. For the purposes of this , it will be sufficient for the Holder of a Note to certify that it would have suffered a loss had an actual purchase of U.S. Legal Tender been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Legal Tender on such date had not been practicable, on the first date on which it would have been practicable).

            (b) The indemnities of the Company contained in this Section 11.13, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Company under this Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Company; (iii) shall apply irrespective of any waiver granted by any Holder of the Notes or the Trustee from time to time; and (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof of claim for a liquidated amount in respect of any sum due under the Notes or this Indenture or any other judgment or order.

            Section 11.14. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                 BANCO DE GALICIA Y BUENOS AIRES
                                     S.A.

                                 By:    /s/ Hector E. Arzeno
                                        ----------------------------------------
                                 Name:  Hector E. Arzeno
                                 Title: Executive Vice President


                                 THE BANK OF NEW YORK,
                                     as Trustee, Co-Registrar, Transfer Agent and Paying Agent

                                 By:    /s/ Thomas E. Tabor
                                        ---------------------------------------
                                 Name:  Thomas E. Tabor
                                 Title: Vice President


                                 BANCO RIO DE LA PLATA S.A.
                                     as Registrar and Paying Agent and Transfer
                                     Agent in Argentina

                                 By:    /s/ Claudio A. Cesario
                                        ---------------------------------------
                                 Name:  CLAUDIO A. CESARIO
                                 Title: Apoderado

                                 By:    /s/ Nicolas del Campo
                                        ---------------------------------------
                                 Name:  Nicolas del Campo
                                 Title: Gerente Departamental

                                                                    EXHIBIT A-1

                             FORM OF LONG TERM NOTE

                      BANCO DE GALICIA Y BUENOS AIRES S.A.

(incorporated in Buenos Aires, Argentina as a sociedad anonima under the laws of the Republic of Argentina, with a term of duration expiring on June 30, 2100, and registered with the Public Registry of Commerce on November 21, 1905, under number 4, Folio Number 32 of Book 20, Volume A of Sociedades Anonimas, having its principal offices at Tte. Gral. Juan D. Peron 407, (C1038AAI) Buenos Aires, Argentina)

IT IS EXPECTED THAT THIS NOTE WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE IS MAY 18, 2004. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER US$1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OID RULES, PLEASE CONTACT THE OFFICE OF THE GENERAL COUNSEL, BANCO DE GALICIA Y BUENOS AIRES S.A., TTE. GRAL. JUAN D. PERON 407, 2 degrees PISO, (C1038AAI) BUENOS AIRES, ARGENTINA.

[Include the following legend for Global Notes only:

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO
HEREINAFTER.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO BANCO DE GALICIA Y BUENOS AIRES S.A. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.]

[Include the following Private Placement Legend on all Notes that are Restricted
Notes:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY

                                                                     EXHIBIT A-1
                                                                          Page 2

BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[Include the following legend on all Certificated Notes that are Restricted
Notes:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY, NOTES CUSTODIAN AND CO-REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO THE COMPANY AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT SUCH TRANSFER COMPLIES WITH THE RESTRICTIONS APPLICABLE TO SUCH TRANSFER UNDER THE SECURITIES ACT AS PROVIDED FOR IN THE INDENTURE.]

[Include the following legend on all AI Notes:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF BANCO DE GALICIA Y BUENOS AIRES S.A. (THE "COMPANY") THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY TO THE COMPANY OR ANY SUBSIDIARY THEREOF OR (I) IN THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT) IN A MINIMUM AMOUNT OF US$250,000, AND WHO, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE AND THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
(III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY

                                                                    Exhibit A-1
                                                                         Page 3

ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRUSTEE AND THE COMPANY SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO THE COMPANY AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT SUCH TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.]

This Note is excluded from the Argentine Deposit Guarantee Insurance System (Argentine Law No. 24,485). In addition, this Note has neither a special priority right of payment (privilegio especial, exclusivo y excluyente) nor a general priority right of payment (privilegio general y absoluto) granted to depositors in case of the liquidation or bankruptcy of Banco de Galicia y Buenos Aires S.A. pursuant to section 49(e) of Argentine Law No. 21,526, as amended (the "Financial Institutions Law"). Furthermore, this Note is not entitled to any liens on the assets of Banco de Galicia y Buenos Aires S.A. (garantia flotante or especial, under Argentine law), nor is it secured by any other means or guaranteed by any other financial institution.

                                                                    Exhibit A-1
                                                                         Page 4

                              FORM OF FACE OF NOTE

No. [_____]                                Principal Amount US$[_______________]

                 [If the Note is a Global Note include the following two lines:
                                    as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                            CUSIP NO. _________

                                                               ISIN NO.________

            Banco de Galicia y Buenos Aires S.A., an Argentine corporation, promises to pay to [__________], or registered assigns, the principal sum of [____________________] U.S. Dollars (the "Principal Amount") [If the Note is a Global Note, add the following, as such Principal Amount is revised by the Schedule of Increases and Decreases in Global Note attached hereto, semi-annually on January 1 and July 1 (each, a "Payment Date"), commencing on January 1, 2010, in installments each equal to an amount equal to the product of
(x)(i) the aggregate amount of Long-Term Notes outstanding as of the Issue Date multiplied by (ii)(A) with respect to the first eight installments payable under this Note, 0.1111 and (B) with respect to the ninth installment payable under this Note, 0.1112 multiplied by (y) an amount equal to the product of (i) the Principal Amount of this Note outstanding on such Payment Date (prior to giving effect to any repayment of principal hereof required to be made on such date) divided by (ii) the aggregate amount of Long-Term Notes outstanding as of such Payment Date (prior to giving effect to any repayment hereof required to be made on such date), until January 1, 2014 (the "Maturity Date"), when the remaining outstanding Principal Amount will be due and payable (as such installments may be reduced from time to time pursuant to optional or mandatory repayments made in accordance with Article V of the Indenture).][If the Note is a Certificated Note, add the following, semi-annually on January 1 and July 1 (each, a "Payment Date"), commencing on January 1, 2010, in installments each equal to an amount equal to the product of (x) the aggregate amount of Long-Term Notes outstanding as of the Issue Date multiplied by (y) (i) for the first eight installments payable hereunder, 0.1111 and (ii) for the last installment payable hereunder on January 1, 2014 (the "Maturity Date"), 0.1112 (as such installments may be reduced from time to time pursuant to optional or mandatory repayments made in accordance with Article V of the Indenture).]

            Interest on this Note will be payable in cash semi-annually in arrears on January 1 and July 1 of each year (each an "Interest Payment Date"), commencing on July 1, 2004. Interest on the Principal Amount will accrue at a fixed rate of 3% per annum for the period from and including January 1, 2004 through December 31, 2004, 4% per annum for the period from and including January 1, 2005 through December 31, 2005, 5% per annum for the period from and including January 1, 2006 through December 31, 2006, 6% per annum for the period from and including January 1, 2007 through December 31, 2007 and 7% per annum thereafter until the Maturity Date. Interest on this Notes will be paid to holders of record at the close of business on

                                                                    Exhibit A-1
                                                                         Page 5

December 15 or June 15, as the case may be, immediately preceding the Interest Payment Date (each a "Record Date").

                                                                    Exhibit A-1
                                                                         Page 6

            Additional provisions of this Note are set forth on the other side of this Note.

                                                BANCO DE GALICIA Y BUENOS AIRES
                                                  S.A.

                                                By:
                                                  ------------------------------
                                                  Name:
                                                  Title:



                                                By:
                                                  -----------------------------
                                                  Name:
                                                  Title:



TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

The Bank of New York,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By:
   -----------------------------------
            Authorized Signatory                 Date:
                                                      -------------------------

                                                                    Exhibit A-1
                                                                         Page 7

                          FORM OF REVERSE SIDE OF NOTE

            This Note is an obligacion negociable under Argentine Law No. 23,576, as amended (the "Negotiable Obligations Law"), and is one of a duly authorized issue of notes of Banco de Galicia y Buenos Aires S.A., an Argentine corporation (the "Company"), with a term of duration elapsing on June 30, 2100, and registered with the Public Registry of Commerce on November 21, 1905, under number 4, Folio Number 32 of Book 20, Volume A of Sociedades Anonimas, having its principal offices at Tte. Gral. Juan D. Peron 407, 2 degrees Piso, (C1038AAI) Buenos Aires, Argentina. This Note is issuable in one or more Classes and limited in aggregate principal amount to US$[__] issued and to be issued under an indenture, dated as of May 18, 2004 (the "Indenture"), among the Company, The Bank of New York, as trustee (the "Trustee"), as co-registrar (the "Co-Registrar"), as a transfer agent (a "Transfer Agent") and as a paying agent (a "Paying Agent"), and Banco Rio de la Plata S.A., as registrar (the "Registrar"), and as Paying Agent and Transfer Agent in Argentina. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

1.    Interest

            The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above.

            The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing on July 1, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from January 1, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest ("Defaulted Interest") without regard to any applicable grace periods at the rate of 2.0% per annum in excess of the rate shown on this Note, as provided in the Indenture.

            All payments by the Company in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, withholdings or other governmental charges of whatever nature in effect on the date of the Indenture or imposed or established in the future by or on behalf of Argentina or any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2.    Method of Payment

            Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the

                                                                     Exhibit A-1
                                                                          Page 8

close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.

            Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof provided, however, that payments on the Notes may also be made, in the case of a Holder of at least US$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    Registrar, Paying Agent and Transfer Agent

            Initially, Banco Rio de la Plata S.A. will act as Registrar, Paying Agent and Transfer Agent in Argentina, The Bank of New York will act as Trustee, Paying Agent and Co-Registrar and Kredietbank S.A. Luxembourgeoise will act as Luxembourg Paying Agent and Transfer Agent. The Company may appoint and change any Paying Agent, Registrar or Co-Registrar without notice to any Holder. The Company may act as Paying Agent, Registrar or Co-Registrar.

4.    Indenture

            The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture.

            The Notes are general unsecured obligations of the Company.

            According to section 49 e) of the Financial Institutions Law, as amended by Law No. 25,780 dated September 5, 2003 (published on September 8,
2003), in case of judicial liquidation or bankruptcy of a financial entity, holders of deposits in pesos and foreign currency and creditors extending commercial lines of credit directly related to international trade benefit from a general priority right to obtain repayment as set forth below, with priority rank over all other creditors, with the exception of the following credits: (i) credits secured by mortgage or pledge, (ii) credits from rediscounts and overdrafts granted to financial entities by the Argentine Central Bank, according to section 17 subsections b), c) and f) of the Argentine Central Bank Charter, (iii) credits granted by the Banking Liquidity Fund (Fondo de Liquidez Bancaria) created by Decree No. 32 of December 26, 2001, secured by mortgage or pledge and (iv) certain labor credits, including accrued interest until its total cancellation. Pursuant to section 16 of Law 25,780 during the term of emergency set forth under the Public Emergency Law No. 25,561, the Argentine Central Bank can grant rediscounts and overdrafts to financial entities with liquidity

                                                                    Exhibit A-1
                                                                         Page 9

and solvency problems, including entities undergoing a restructuring as contemplated in section 35 bis of the Financial Institutions Law.

            The holders of the following deposits are entitled to the general preferential right established by the Financial Institutions Law (following this order of preference),

      (i) deposits of individuals or legal entities up to Ps.50,000 or the equivalent thereof in foreign currency, enjoying this preference only one person per deposit. For the determination of this preference, all deposits of the same person registered by the entity shall be computed;

      (ii) deposits in excess of Ps.50,000 or the equivalent thereof in foreign currency, referred to above;

      (iii) liabilities originated on commercial credit lines granted to the financial entity, which are directly in connection with international trade.

            According to the Financial Institutions Law, the preferences set forth in previous paragraphs (i) and (ii) above, are not applicable to deposits held by persons who are affiliates of the financial entity, either directly or indirectly, as determined by procedures that the Argentine Central Bank will establish.

            In addition, under section 53 of the Financial Institutions Law, the Argentine Central Bank has an absolute priority right over all other creditors of the entity except for the ones mentioned above.

            This Note is not entitled to a lien on any of the assets of the Company ("garantia flotante" or "especial" as defined under Argentine law) nor is it secured by any other means guaranteed by any other financial institution. This Note is excluded from the deposit insurance system established by Law No. 24,485. Additionally, this Note has no general priority right of payment in the case of bankruptcy or liquidation of the Company as the provisions of section 49(e) of the Financial Institutions Law are not applicable to this Note.

            The Indenture imposes certain limitations on, among other things, the incurrence of indebtedness, the maintenance of insurance, the payment of dividends, the purchase and or redemption of the Company's capital stock, the Company's transactions with its Affiliates and the sale, transfer, lease or disposition of the Company's assets.

5.    Redemption

            The Notes are subject to redemption, at the option of the Company, and in certain cases, upon the occurrence of certain events, as otherwise described in Article V of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

                                                                    Exhibit A-1
                                                                        Page 10

6.    Denominations; Transfer; Exchange

            The Notes are in fully registered form without coupons, and in any denominations in integral multiple of US$1.00 of principal amount. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar or Co-Registrar, as the case may be, may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Co-Registrar need not register the transfer or exchange of (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

7.    Persons Deemed Owners

            The registered holder of this Note shall be treated as the owner of it for all purposes.

8.    Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall return the money to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9.    Discharge Prior to Redemption or Maturity

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

10.   Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes of each Class and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of two-thirds in principal amount of the then Outstanding Notes of each Class. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder.

                                                                    Exhibit A-1
                                                                        Page 11

11.   Defaults and Remedies

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes of each Class may declare all the Notes of such Class to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

            Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes of each Class may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

12.   Trustee and Agent Dealings with the Company

            Subject to certain limitations set forth in the Indenture, the Trustee and each Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee or Agent, as the case may be.

13.   No Recourse Against Others

            An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.   Authentication

            This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

15.   Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

                                                                    Exhibit A-1
                                                                        Page 12

16.   CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17.   ISIN Numbers

            The Company has caused ISIN numbers to be printed on the Notes and has directed the Trustee to use ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.   Governing Law

            This Note shall be governed by, and construed in accordance with, the laws of the State of New York, provided that all issues related to the due authorization, execution, issuance and delivery of this Note by the Company, the approval of the CNV for the public offering of this Note in Argentina and all issues related to the legal requirements necessary for this Note to qualify as a "negotiable obligation" under Argentine law shall be governed by the Negotiable Obligations Law, and other applicable Argentine laws and regulations.

19.   Currency of Account; Conversion of Currency

            U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture, including damages. The Company will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.

20.   Agent for Service; Submission to Jurisdiction; Waiver of Immunities

            The Company has agreed that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in The City of New York, New York. The Company has irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. The Company has appointed CT Corporation System as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in The City of New York, New York. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or

                                                                    Exhibit A-1
                                                                        Page 13

otherwise) with respect to itself or any of its property, the Company has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.

                                                                    Exhibit A-1
                                                                        Page 14

            The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

            Banco de Galicia y Buenos Aires S.A.
            Tte. Gral. Juan D. Peron 407, 2 degrees Piso
            (C1038AAI) Buenos Aires
            Argentina
            Attention: Dra. Matilde Hoenig
            Tel. +(5411) 6 329-6000
            Fax +(5411) 6 329-6429

                                                                    Exhibit A-1
                                                                        Page 15

                                 ASSIGNMENT FORM

            To assign this Note, fill in the form below:

            I or we assign and transfer this Note to

              (Print or type assignee's name, address and zip code)

             (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________________              Your Signature:_________________________

Signature Guarantee:_______________________________
                    (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule l7Ad-15.

                                                                    Exhibit A-1
                                                                        Page 16

                      [To be attached to Global Notes only:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

    The following increases or decreases in this Global Note have been made:

                                                                      Principal Amount of                Signature of
               Amount of decrease         Amount of increase in         this Global Note             authorized signatory
Date of        in Principal Amount         Principal Amount of           following such               of Trustee or Note
Exchange       of this Global Note          this Global Note          decrease or increase                Custodian

--------       -------------------        ---------------------       ---------------------          --------------------

                                                                    EXHIBIT A-2

                            FORM OF MEDIUM TERM NOTE

                      BANCO DE GALICIA Y BUENOS AIRES S.A.

(incorporated in Buenos Aires, Argentina as a sociedad anonima under the laws of the Republic of Argentina, with a term of duration expiring on June 30, 2100, and registered with the Public Registry of Commerce on November 21, 1905, under number 4, Folio Number 32 of Book 20, Volume A of Sociedades Anonimas, having its principal offices at Tte. Gral. Juan D. Peron 407, (C1038AAI) Buenos Aires, Argentina)

IT IS EXPECTED THAT THIS NOTE WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE IS MAY 18, 2004. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER US$1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OID RULES, PLEASE CONTACT THE OFFICE OF THE GENERAL COUNSEL AT BANCO DE GALICIA Y BUENOS AIRES S.A., TTE. GRAL. JUAN D. PERON 407, 2 degrees PISO, (C1038AAI) BUENOS AIRES ARGENTINA.

[Include the following legend for Global Notes only:

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO
HEREINAFTER.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.]

[Include the following Private Placement Legend on all Notes that are Restricted
Notes:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR

                                                                    EXHIBIT A-2
                                                                         Page 2

OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[Include the following legend on all Certificated Notes that are Restricted
Notes:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY, NOTES CUSTODIAN AND CO-REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO THE COMPANY AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT SUCH TRANSFER COMPLIES WITH THE RESTRICTIONS APPLICABLE TO SUCH TRANSFER UNDER THE SECURITIES ACT AS PROVIDED FOR IN THE INDENTURE.]

[Include the following legend on all AI Notes:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF BANCO DE GALICIA Y BUENOS AIRES S.A. (THE "COMPANY") THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY TO THE COMPANY OR ANY SUBSIDIARY THEREOF OR (I) IN THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT) IN A MINIMUM AMOUNT OF US$250,000, AND WHO, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE AND THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
(III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY

                                                                    Exhibit A-2
                                                                        Page 3

ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRUSTEE AND THE COMPANY SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO THE COMPANY AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT SUCH TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.]

This Note is excluded from the Argentine Deposit Guarantee Insurance System (Argentine Law No. 24,485). In addition, this Note has neither a special priority right of payment (privilegio especial, exclusivo y excluyente) nor a general priority right of payment (privilegio general y absoluto) granted to depositors in case of the liquidation or bankruptcy of Banco de Galicia y Buenos Aires S. A. pursuant to section 49(e) of Argentine Law No. 21,526, as amended (the "Financial Institutions Law"). Furthermore, this Note is not entitled to any liens on the assets of Banco de Galicia y Buenos Aires S.A. (garantia flotante or especial, under Argentine law), nor is it secured by any other means or guaranteed by any other financial institution.

                                                                    Exhibit A-2
                                                                         Page 4

                              FORM OF FACE OF NOTE

No. [___]                                  Principal Amount US$[_______________]

                  [If the Note is a Global Note include the following two lines:
                                     as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                             CUSIP NO.__________

                                                              ISIN NO.__________

            Banco de Galicia y Buenos Aires S.A., an Argentine corporation, promises to pay to [__________], or registered assigns, the principal sum of [________________] U.S. Dollars (the "Principal Amount") [If the Note is a Global Note, add the following, , as revised by the Schedule of Increases and Decreases in Global Note attached hereto, semi-annually on January 1 and July 1 (each, a "Payment Date"), commencing on July 1, 2006, in installments each equal to an amount equal to the product of (x)(i) the aggregate amount of Medium-Term Notes outstanding as of the Issue Date divided by (ii) eight multiplied by (y) an amount equal to the product of (i) the Principal Amount of this Note outstanding on such Payment Date (prior to giving effect to any repayment of principal hereof required to be made on such date) divided by (ii) the aggregate amount of Medium-Term Notes outstanding as of such Payment Date (prior to giving effect to any repayment hereof required to be made on such date), until January 1, 2010 (the "Maturity Date"), when the remaining outstanding Principal Amount will be due and payable (as such installments may be reduced from time to time pursuant to optional or mandatory repayments made in accordance with Article V of the Indenture).][If the Note is a Certificated Note, add the following, semi-annually on January 1 and July 1 (each, a "Payment Date"), commencing on July 1, 2006, in installments each equal to 12.5% of the Principal Amount of this Note outstanding as of the date hereof, until January 1, 2010 (the "Maturity Date") (as such installments may be reduced from time to time pursuant to optional or mandatory repayments made in accordance with Article V of the Indenture).]

            Interest on this Note will be payable in cash semi-annually in arrears on January 1 and July 1 of each year (each an "Interest Payment Date"), commencing on July 1, 2004. Interest on the Principal Amount will accrue at a floating rate equal to LIBOR plus 3.5% per annum beginning on January 1, 2004 through but not including the Maturity Date. Interest on this Notes will be paid to holders of record at the close of business on December 15 or June 15, as the case may be, immediately preceding the Interest Payment Date (each a "Record Date").

            For purposes of this Note, the following terms shall have the following meaning:

            "Eurodollar Business Day" means any Business Day (as defined in the Indenture) which commercial banks are open in London for the transaction of international business, including dealings in U.S. Dollar deposits in the international interbank markets.

                                                                    Exhibit A-2
                                                                         Page 5

            "Interest Period" means each period of six (6) months from but not including each Interest Payment Date to and including the next following Interest Payment Date commencing on July 1, 2004.

            "LIBOR", applicable to any Interest Period, means the rate per annum for deposits in U.S. Dollars for a period equal to such Interest Period quoted on the second Eurodollar Business Day prior to the first day of such Interest Period, as such rate appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on such date in each case as determined by the Trustee and notified to the Company on such second prior Eurodollar Business Day. If LIBOR cannot be determined based on the Telerate Page 3750, LIBOR means the rate per annum, as supplied to the Trustee, quoted by The Bank of New York's London Branch to prime banks in the London interbank market for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period in an amount approximately equal to the Principal Amount to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                                                                     Exhibit A-2
                                                                          Page 6

            Additional provisions of this Note are set forth on the other side of this Note.

                                    BANCO DE GALICIA Y BUENOS AIRES
                                         S.A.

                                    By:_________________________________________
                                        Name:
                                        Title:

                                    By:_________________________________________
                                        Name:
                                        Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

The Bank of New York,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By:___________________________
      Authorized Signatory          Date:_______________________________________

                                                                     Exhibit A-2
                                                                          Page 7

                          FORM OF REVERSE SIDE OF NOTE

            This Note is an obligacion negociable under Argentine Law No. 23,576, as amended (the "Negotiable Obligations Law"), and is one of a duly authorized issue of notes of Banco de Galicia y Buenos Aires S.A., an Argentine corporation (the "Company"), with a term of duration elapsing on June 30, 2100, and registered with the Public Registry of Commerce on November 21, 1905, under number 4, Folio Number 32 of Book 20, Volume A of Sociedades Anonimas, having its principal offices at Tte. Gral. Juan D. Peron 407, 2 degrees Piso, (C1038AAI) Buenos Aires, Argentina. This Note is issuable in one or more Classes and limited in aggregate principal amount to US$[__] issued and to be issued under an indenture, dated as of May 18, 2004 (the "Indenture"), among the Company, The Bank of New York, as trustee (the "Trustee"), as co-registrar (the "Co-Registrar"), as a transfer agent (a "Transfer Agent") and as a paying agent (a "Paying Agent"), and Banco Rio de la Plata S.A., as registrar (the "Registrar"), and as Paying Agent and Transfer Agent in Argentina. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

1. Interest

            The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above.

            The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing July 1, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from January 1, 2004. Interest will be computed at an annual floating interest rate equal to the six-month LIBOR-based floating rate plus 3.50% per annum.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest ("Defaulted Interest") without regard to any applicable grace periods at the rate of 2.0% per annum in excess of the rate shown on this Note, as provided in the Indenture.

            All payments by the Company in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, withholdings or other governmental charges of whatever nature in effect on the date of the Indenture or imposed or established in the future by or on behalf of Argentina or any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2. Method of Payment

            Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the

                                                                     Exhibit A-2
                                                                          Page 8

close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.

            Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof provided, however, that payments on the Notes may also be made, in the case of a Holder of at least US$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Registrar, Paying Agent and Transfer Agent

            Initially, Banco Rio de la Plata S.A. will act as Registrar, Paying Agent and Transfer Agent in Argentina, The Bank of New York will act as Trustee, Paying Agent and Co-Registrar and Kredietbank S.A. Luxembourgeoise will act as Luxembourg Paying Agent and Transfer Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture.

            The Notes are general unsecured obligations of the Company.

            According to section 49 e) of the Financial Institutions Law, as amended by Law No. 25,780 dated September 5, 2003 (published on September 8,
2003), in case of judicial liquidation or bankruptcy of a financial entity, holders of deposits in pesos and foreign currency and creditors extending commercial lines of credit directly related to international trade benefit from a general priority right to obtain repayment as set forth below, with priority rank over all other creditors, with the exception of the following credits: (i) credits secured by mortgage or pledge, (ii) credits from rediscounts and overdrafts granted to financial entities by the Argentine Central Bank, according to section 17 subsections b), c) and f) of the Argentine Central Bank Charter, (iii) credits granted by the Banking Liquidity Fund (Fondo de Liquidez Bancaria) created by Decree No. 32 of December 26, 2001, secured by mortgage or pledge and (iv) certain labor credits, including accrued interest until its total cancellation. Pursuant to section 16 of Law 25,780 during the term of emergency set forth under the Public Emergency Law No. 25,561, the Argentine Central Bank can grant rediscounts and overdrafts to financial entities with liquidity

                                                                     Exhibit A-2
                                                                          Page 9

and solvency problems, including entities undergoing a restructuring as contemplated in section 35 bis of the Financial Institutions Law.

            The holders of the following deposits are entitled to the general preferential right established by the Financial Institutions Law (following this order of preference),

      (i) deposits of individuals or legal entities up to Ps.50,000 or the equivalent thereof in foreign currency, enjoying this preference only one person per deposit. For the determination of this preference, all deposits of the same person registered by the entity shall be computed;

      (ii) deposits in excess of Ps.50,000 or the equivalent thereof in foreign currency, referred to above;

      (iii) liabilities originated on commercial credit lines granted to the financial entity, which are directly in connection with international trade.

            According to the Financial Institutions Law, the preferences set forth in previous paragraphs (i) and (ii) above, are not applicable to deposits held by persons who are affiliates of the financial entity, either directly or indirectly, as determined by procedures that the Argentine Central Bank will establish.

            In addition, under section 53 of the Financial Institutions Law, the Argentine Central Bank has an absolute priority right over all other creditors of the entity except for the ones mentioned above.

            This Note is not entitled to a lien on any of the assets of the Company ("garantia flotante" or "especial" as defined under Argentine law) nor is it secured by any other means guaranteed by any other financial institution.

            This Note is excluded from the deposit insurance system established by Law No. 24,485. Additionally, this Note has no general priority right of payment in the case of bankruptcy or liquidation of the Company as the provisions of section 49(e) of the Financial Institutions Law are not applicable to this Note.

            The Indenture imposes certain limitations on, among other things, the incurrence of indebtedness, the maintenance of insurance, the payment of dividends, the purchase and or redemption of the Company's capital stock, the Company's transactions with its Affiliates and the sale, transfer, lease or disposition of the Company's assets.

5. Redemption

            The Notes are subject to redemption, at the option of the Company, and in certain cases, upon the occurrence of certain events, as otherwise described in Article V of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

                                                                     Exhibit A-2
                                                                         Page 10

6. Denominations; Transfer; Exchange

            The Notes are in fully registered form without coupons, and in any denomination of principal amount and in integral multiple of US$1.0 thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar or the Co-Registrar, as the case may be, may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Co-Registrar need not register the transfer or exchange of (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

7. Persons Deemed Owners

            The registered holder of this Note shall be treated as the owner of it for all purposes.

8. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall return the money to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9. Discharge Prior to Redemption or Maturity

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

10. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes of each Class and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of two-thirds in principal amount of the then Outstanding Notes of each Class. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder.

                                                                     Exhibit A-2
                                                                         Page 11

11. Defaults and Remedies

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes of each Class may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

            Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes of each Class may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

12. Trustee and Agent Dealings with the Company

            Subject to certain limitations set forth in the Indenture, the Trustee and each Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee or Agent, as the case may be.

13. No Recourse Against Others

            An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14. Authentication

            This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

15. Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

                                                                     Exhibit A-2
                                                                         Page 12

16. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. ISIN Numbers

            The Company has caused ISIN numbers to be printed on the Notes and has directed the Trustee to use ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law

            This Note shall be governed by, and construed in accordance with, the laws of the State of New York, provided that all issues related to the due authorization, execution, issuance and delivery of this Note by the Company, the approval of the CNV for the public offering of this Note in Argentina and all issues related to the legal requirements necessary for this Note to qualify as a "negotiable obligation" under Argentine law shall be governed by the Negotiable Obligations Law, and other applicable Argentine laws and regulations.

19. Currency of Account; Conversion of Currency

            U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture, including damages. The Company will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.

20. Agent for Service; Submission to Jurisdiction; Waiver of Immunities

            The Company has agreed that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in The City of New York, New York. The Company has irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. The Company has appointed CT Corporation System as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in The City of New York, New York. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or

                                                                     Exhibit A-2
                                                                         Page 13

otherwise) with respect to itself or any of its property, the Company has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.

            The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

            Banco de Galicia y Buenos Aires S.A.
            Tte. Gral. Juan D. Peron 407, 2 degrees Piso
            (C1038AAI) Buenos Aires
            Argentina
            Attention:  Dra. Matilde Hoenig
            Tel. +(5411) 6 329-6000
            Fax +(5411) 6 329-6429

                                                                     Exhibit A-2
                                                                         Page 14

                                 ASSIGNMENT FORM

            To assign this Note, fill in the form below:

            I or we assign and transfer this Note to

                  (Print or type assignee's name, address and zip code)

                  (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:_______________________               Your Signature:______________________

Signature Guarantee:_________________________________________
                    (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

                                                                     Exhibit A-2
                                                                         Page 15

[To be attached to Global Notes only:

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

            The following increases or decreases in this Global Note have been made:

                                                                      Principal Amount of           Signature of
                   Amount of decrease      Amount of increase in        this Global Note        authorized signatory
Date of            in Principal Amount      Principal Amount of          following such          of Trustee or Note
Exchange           of this Global Note       this Global Note         decrease or increase           Custodian

--------           -------------------     ----------------------     --------------------      --------------------

                                                                     EXHIBIT A-3

                            FORM OF SUBORDINATED NOTE

                      BANCO DE GALICIA Y BUENOS AIRES S.A.

(incorporated in Buenos Aires, Argentina as a sociedad anonima under the laws of the Republic of Argentina, with a term of duration expiring on June 30, 2100, and registered with the Public Registry of Commerce on November 21, 1905, under number 4, Folio Number 32 of Book 20, Volume A of Sociedades Anonimas, having its principal offices at Tte. Gral. Juan D. Peron 407, (C1038AAI) Buenos Aires, Argentina)

IT IS EXPECTED THAT THIS NOTE WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE IS MAY 18, 2004. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER US$1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OID RULES, PLEASE CONTACT THE OFFICE OF THE GENERAL COUNSEL AT BANCO DE GALICIA Y BUENOS AIRES S.A., TTE. GRAL. JUAN D. PERON 407, 2 degrees PISO, CAPITAL FEDERAL (C1038AAI) BUENOS AIRES ARGENTINA.

[Include the following legend for Global Notes only:

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO
HEREINAFTER.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.]

[Include the following Private Placement Legend on all Notes that are Restricted
Notes:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY

                                                                     Exhibit A-3
                                                                          Page 2

BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[Include the following legend on all Certificated Notes that are Restricted
Notes:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY, NOTES CUSTODIAN AND CO-REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO THE COMPANY AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT SUCH TRANSFER COMPLIES WITH THE RESTRICTIONS APPLICABLE TO SUCH TRANSFER UNDER THE SECURITIES ACT AS PROVIDED FOR IN THE INDENTURE.]

[Include the following legend on all AI Notes:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF BANCO DE GALICIA Y BUENOS AIRES S.A. (THE "COMPANY") THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY TO THE COMPANY OR ANY SUBSIDIARY THEREOF OR (I) IN THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT) IN A MINIMUM AMOUNT OF US$250,000, AND WHO, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE AND THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
(III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY

                                                                     Exhibit A-3
                                                                          Page 3

ANY PURCHASER OF THIS
NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRUSTEE AND THE COMPANY SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO THE COMPANY AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT SUCH TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.]

This Note is excluded from the Argentine Deposit Guarantee Insurance System (Argentine Law No. 24,485). In addition, this Note has neither a special priority right of payment (privilegio especial, exclusivo y excluyente) nor a general priority right of payment (privilegio general y absoluto) granted to depositors in case of liquidation or bankruptcy of Banco de Galicia y Buenos Aires S.A. pursuant to section 49(e) of Argentine Law No. 21,526, as amended (the "Financial Institutions Law"). Furthermore, the Note is not entitled to any liens on the assets of Banco de Galicia y Buenos Aires S.A. (garantia flotante or especial, under Argentine law), nor is it secured by any other means or guaranteed by any other financial institution.

                                                                     Exhibit A-3
                                                                          Page 4

                              FORM OF FACE OF NOTE

No. [___]                                     Principal Amount US$[____________]

                  [If the Note is a Global Note include the following two lines:
                                     as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                             CUSIP NO.__________

                                                              ISIN NO.__________

            Banco de Galicia y Buenos Aires S.A., an Argentine corporation, promises to pay to [____________], or registered assigns, the principal sum of [_______________] U.S. Dollars, as the same may be increased from time to time after giving effect to any Capitalized Interest (as defined below) or decreased as a result of the repayment of any such Capitalized Interest (the "Principal Amount") [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on January 1, 2019 (the "Maturity Date"), unless previously redeemed.

            Interest on the Principal Amount will be payable (i) in cash and
(ii) in the form of capitalized interest ("Capitalized Interest") (accrued as of the relevant date, which will be added to the Principal Amount hereof as of such date, semi-annually in arrears on January 1 and July 1 of each year (each an "Interest Payment Date"), commencing on July 1, 2004. Interest on the principal amount paid in cash ("Cash Interest") will accrue at a fixed rate of 6% per annum beginning January 1, 2004 through but not including January 1, 2014 and, unless previously redeemed, will increase to 11% per annum beginning January 1, 2014 through but not including the Maturity Date. Interest on the Principal Amount paid in the form of Capitalized Interest will accrue at a fixed rate of 5% per annum beginning on January 1, 2004 and be payable in full in cash on January 1, 2014 and the Maturity Date.

            Cash Interest and Notes Interest will be paid to holders of record at the close of business on December 15 or June 15, as the case maybe, immediately preceding the Interest Payment Date (each a "Record Date").

                                                                     Exhibit A-3
                                                                          Page 5

            Additional provisions of this Note are set forth on the other side of this Note.

                                         BANCO DE GALICIA Y BUENOS AIRES
                                              S.A.

                                         By:____________________________________
                                             Name:
                                             Title:

                                         By:____________________________________
                                             Name:
                                             Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

The Bank of New York,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By:________________________________
       Authorized Signatory              Date:__________________________________

                                                                     Exhibit A-3
                                                                          Page 6

                          FORM OF REVERSE SIDE OF NOTE

            This Note is an obligacion negociable under Argentine Law No. 23,576, as amended (the "Negotiable Obligations Law"), and is one of a duly authorized issue of notes of Banco de Galicia y Buenos Aires S.A., an Argentine corporation (the "Company"), with a term of duration elapsing on June 30, 2100, and registered with the Public Registry of Commerce on November 21, 1905, under number 4, Folio Number 32 of Book 20, Volume A of Sociedades Anonimas, having its principal offices at Tte. Gral. Juan D. Peron 407, 2 degrees Piso, (C1038AAI) Buenos Aires, Argentina. This Note is issuable in one or more Classes and limited in aggregate principal amount to US$[__] issued and to be issued under an indenture, dated as of May 18, 2004 (the "Indenture"), among the Company, The Bank of New York, as trustee (the "Trustee"), as co-registrar (the "Co-Registrar"), as a transfer agent (a "Transfer Agent") and as a paying agent (a "Paying Agent"), and Banco Rio de la Plata S.A., as registrar (the "Registrar"), and as Paying Agent and Transfer Agent in Argentina. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

1. Interest

            The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above.

            The Company will pay interest semiannually in arrears on each Interest Payment Date in cash or in the form of additional Notes on January 1 and July 1 of each year, commencing on July 1, 2004. Cash Interest and Notes Interest will accrue and be payable in the manner provided for on the face of this Note. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest ("Defaulted Interest") without regard to any applicable grace periods at the rate of 2.0% per annum in excess of the rate shown on this Note, as provided in the Indenture.

            All payments by the Company in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, withholdings or other governmental charges of whatever nature in effect on the date of the Indenture or imposed or established in the future by or on behalf of Argentina or any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2. Method of Payment

            Prior to 10:00 a.m. New York City time on the date on which any principal of or Cash Interest or Notes Interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or Cash Interest or Notes Interest. The Company will pay Cash Interest and Notes Interest (except

                                                                     Exhibit A-3
                                                                          Page 7

Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Cash Interest Payment Date and/or Notes Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Cash Interest Payment Date and/or Notes Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.

            Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least US$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Registrar, Paying Agent and Transfer Agent

            Initially, Banco Rio de la Plata S.A. will act as Registrar, Paying Agent and Transfer Agent in Argentina, The Bank of New York will act as Trustee, Paying Agent and Co-Registrar and Kredietbank S.A. Luxembourgeoise will act as Luxembourg Paying Agent and Transfer Agent. The Company may appoint and change any Paying Agent, Registrar or Co-Registrar without notice to any Holder. The Company may act as Paying Agent, Registrar or Co-Registrar.

4. Indenture

            The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture.

            The Notes are general unsecured obligations of the Company.

            According to section 49 e) of the Financial Institutions Law, as amended by Law No. 25,780 dated September 5, 2003 (published on September 8,
2003), in case of judicial liquidation or bankruptcy of a financial entity, holders of deposits in pesos and foreign currency and creditors extending commercial lines of credit directly related to international trade benefit from a general priority right to obtain repayment as set forth below, with priority rank over all other creditors, with the exception of the following credits: (i) credits secured by mortgage or pledge, (ii) credits from rediscounts and overdrafts granted to financial entities by the Argentine Central Bank, according to section 17 subsections b), c) and f) of the Argentine Central Bank Charter, (iii) credits granted by the Banking Liquidity Fund (Fondo de Liquidez Bancaria) created by Decree No. 32 of December 26, 2001, secured by mortgage or pledge and (iv) certain labor credits, including accrued interest until its total cancellation. Pursuant to section 16 of Law

                                                                     Exhibit A-3
                                                                          Page 8

25,780 during the term of emergency set forth under the Public Emergency Law No. 25,561, the Argentine Central Bank can grant rediscounts and overdrafts to financial entities with liquidity and solvency problems, including entities undergoing a restructuring as contemplated in section 35 bis of the Financial Institutions Law.

            The holders of the following deposits are entitled to the general preferential right established by the Financial Institutions Law (following this order of preference),

      (i) deposits of individuals or legal entities up to Ps.50,000 or the equivalent thereof in foreign currency, enjoying this preference only one person per deposit. For the determination of this preference, all deposits of the same person registered by the entity shall be computed;

      (ii) deposits in excess of Ps.50,000 or the equivalent thereof in foreign currency, referred to above;

      (iii) liabilities originated on commercial credit lines granted to the financial entity, which are directly in connection with international trade.

            According to the Financial Institutions Law, the preferences set forth in previous paragraphs (i) and (ii) above, are not applicable to deposits held by persons who are affiliates of the financial entity, either directly or indirectly, as determined by procedures that the Argentine Central Bank will establish.

            In addition, under section 53 of the Financial Institutions Law, the Argentine Central Bank has an absolute priority right over all other creditors of the entity except for the ones mentioned above.

            This Note is not entitled to a lien on any of the assets of the Company ("garantia flotante" or "especial" as defined under Argentine law) nor is it secured by any other means guaranteed by any other financial institution.

            This Note is excluded from the deposit insurance system established by Law No. 24,485. Additionally, this Note has no general priority right of payment in the case of bankruptcy or liquidation of the Company as the provisions of section 49(e) of the Financial Institutions Law are not applicable to this Note.

            The Indenture imposes certain limitations on, among other things, the incurrence of indebtedness, the maintenance of insurance, the payment of dividends, the purchase and or redemption of the Company's capital stock, the Company's transactions with its Affiliates and the sale, transfer, lease or disposition of the Company's assets.

5. Redemption

            The Notes are subject to redemption, at the option of the Company in whole but not in part at the option of the Company at any time on or after the Senior Notes have been repaid in full, subject to the prior authorization of the Superintendency of Financial Entities (Superintendencia de Entidades Financieras y Cambiarias) and provided that upon redemption our paid-in capital (responsabilidad patrimonial computable) is at least equal to or greater than

                                                                     Exhibit A-3
                                                                          Page 9

the minimum capital requirements set forth by the Argentine Central Bank. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6. Denominations; Transfer; Exchange

            The Notes are in fully registered form without coupons, and in any denomination of principal amount and in integral multiple of US$1.00 thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar or the Co-Registrar, as the case may be, may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Co-Registrar need not register the transfer or exchange of (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an Interest Payment date and ending on such Interest Payment Date.

7. Subordination

            This Note is subordinated to the Senior Indebtedness, as defined in the Indenture. To the extent permitted in the Indenture, the Senior Indebtedness must be paid before this Note is paid. The Company agrees, and each Holder by accepting this Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney in fact for such purpose.

8. Persons Deemed Owners

            The registered holder of this Note shall be treated as the owner of it for all purposes.

9. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall return the money to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10. Discharge Prior to Redemption or Maturity

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

                                                                     Exhibit A-3
                                                                         Page 10

11. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes of each Class and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of two-thirds in principal amount of the then Outstanding Notes of each Class. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder.

12. Defaults and Remedies

            For Argentine regulatory purposes as set forth in Communique "A" 2970 only, holders of Subordinated Notes shall have no right to accelerate repayment of the Subordinated Notes except under a Subordinated Note Event of Acceleration that has occurred and is continuing. In such situation, all Subordinated Notes shall, without any notice to the Company or any other act by any holder of any Subordinated Note, become immediately due and payable. Upon any such declaration of acceleration, the principal of the Subordinated Notes and the interest accrued thereon and all other amounts (including Additional Amounts) payable with respect to the Subordinated Notes of the affected Class shall become and be immediately due and payable once all other non-subordinated liabilities of the Company have been fully paid. Holders of the Subordinated Notes shall have no right to accelerate repayment of Subordinated Notes in the case of any Event of Default except in the case of an Event of Default which would constitute a Subordinated Note Event of Acceleration.

            Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes of each Class may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13. Trustee and Agents Dealings with the Company

            Subject to certain limitations set forth in the Indenture, the Trustee and each Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee or Agent, as the case may be.

                                                                     Exhibit A-3
                                                                         Page 11

14. No Recourse Against Others

            An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15. Authentication

            This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16. Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. ISIN Numbers

            The Company has caused ISIN numbers to be printed on the Notes and has directed the Trustee to use ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law

            This Note shall be governed by, and construed in accordance with, the laws of the State of New York, provided that all issues related to the due authorization, execution, issuance and delivery of this Note by the Company, the approval of the CNV for the public offering of this Note in Argentina and all issues related to the legal requirements necessary for this Note to qualify as a "negotiable obligation" under Argentine law shall be governed by the Negotiable Obligations Law, and other applicable Argentine laws and regulations.

                                                                     Exhibit A-3
                                                                         Page 12

20. Currency of Account Conversion of Currency

            U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture, including damages. The Company will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.

21. Agent for Service; Submission to Jurisdiction; Waiver of Immunities

            The Company has agreed that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in The City of New York, New York. The Company has irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. The Company has appointed CT Corporation System as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in The City of New York, New York. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.

            The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

            Banco de Galicia y Buenos Aires S.A.
            Tte. Gral. Juan D. Peron 407, 2 degrees Piso
            (C1038AAI) Buenos Aires
            Argentina
            Attention:  Dra. Matilde Hoenig
            Tel. +(5411) 6 329-6000
            Fax +(5411) 6 329-6429

                                                                     Exhibit A-3
                                                                         Page 13

                                 ASSIGNMENT FORM

            To assign this Note, fill in the form below:

            I or we assign and transfer this Note to

                  (Print or type assignee's name, address and zip code)

                  (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________________                 Your Signature:_____________________

Signature Guarantee:_______________________________
                     (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad- 15.

                                                                     Exhibit A-3
                                                                         Page 14

[To be attached to Global Notes only:

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

            The following increases or decreases in this Global Note have been made:

                                                                      Principal Amount of           Signature of
                   Amount of decrease      Amount of increase in        this Global Note        authorized signatory
Date of            in Principal Amount      Principal Amount of          following such          of Trustee or Note
Exchange           of this Global Note       this Global Note         decrease or increase           Custodian

--------           -------------------     ---------------------      --------------------      --------------------

                                                                       EXHIBIT B

                    FORM OF CERTIFICATE FOR TRANSFERS TO QIBS

                                                      [Date]

The Bank of New York
101 Barclay Street, Floor 21W
New York, New York  10286
Attention:  Corporate Trust Administration

            Re: [Notes due 2014][Notes due 2019][Notes due 2010] (the "Notes") of Banco de Galicia y Buenos Aires S.A. (the "Company")

Ladies and Gentlemen:

            Reference is hereby made to the Indenture, dated as of May 18, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Company and The Bank of New York, as Trustee. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

            This letter relates to US$____________ aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note: which represents an interest in a Regulation S Global Note beneficially owned by] [in the case of a transfer of an AI Note: which are held in the name of] the undersigned (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

            In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                                                       Exhibit B
                                                                          Page 2

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

            Very truly yours,

            [Name of Transferor]

            By:____________________________

            _______________________________
            Authorized Signature

                                                                       Exhibit C

                        FORM OF CERTIFICATE FOR TRANSFERS
                             TO ACCREDITED INVESTORS

Banco de Galicia y Buenos Aires S.A.
Tte. Gral. Juan D. Peron 407, 2 degrees Piso
C1038AAI Buenos Aires, Argentina

The Bank of New York
101 Barclay Street, Floor 21W
New York, NY  10286
Attention:  Corporate Trust Administration

            Re: [Notes due 2014][Notes due 2019][Notes due 2010] (the "Notes") of Banco de Galicia y Buenos Aires S.A.

      Reference is hereby made to the (i) Indenture, dated as of May 18, 2004 (the "Indenture"), among Banco de Galicia y Buenos Aires S.A., an Argentine corporation (the "Company"), The Bank of New York (the "Trustee"), as Trustee, Co-Registrar, Transfer Agent and Paying Agent, and Banco Rio de la Plata S.A. (the "Registrar"), as Registrar and as Paying Agent and Transfer Agent in Argentina, as supplemented by the Side Agreement dated as of May 18, 2004 among the Company and Kredietbank S.A. Luxembourgeoise, as Transfer Agent and Paying Agent in Luxembourg and (ii) the pricing supplement, dated December 23, 2003, as supplemented by the supplement thereto, dated March 18, 2004, and the second supplement thereto, dated April 6, 2004 and the offering memorandum, dated November 5, 2003 (together, the "Offering Documents"). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Indenture.

      [IN CONNECTION WITH OUR PURCHASE OF US$________ PRINCIPAL AMOUNT OF THE NOTES, THE NOTES SHOULD BE REGISTERED AS FOLLOWS:] [THIS CERTIFICATE IS DELIVERED TO REQUEST A TRANSFER OF US$________ PRINCIPAL AMOUNT OF THE NOTES (THE "NOTES") TO THE UNDERSIGNED (THE "TRANSFEREE"). UPON TRANSFER, THE NOTES SHOULD BE REGISTERED IN THE NAME OF THE NEW HOLDER AS FOLLOWS:]

            Name: __________________________________ [If applicable, add: as nominee for the transferee]

            Address: ________________________________

            Taxpayer ID Number: _____________________

            The undersigned represents and warrants to you that:

      1. We are an "accredited investor" (as defined in Rule 501 (a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account an aggregate amount of not less than US$250,000 principal amount

                                                                       Exhibit C
                                                                          Page 2

            of the Notes or we are purchasing for another such "accredited investor" and each account, if any, for which we are purchasing Notes is purchasing an aggregate amount of not less than US$250,000. We are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      2. We confirm that (a) we have received and reviewed any information we consider necessary or appropriate to make our investment decision concerning the Company and the Notes or any other matter relevant to our decision to purchase the Notes and (b) we have had an opportunity to ask executive officers of the Company such questions as we consider necessary or appropriate to make our investment decision concerning the Company and the Notes.

      3. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act.

      4. We understand that the offer and sale of the Notes have not been registered under the Securities Act, are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Notes, that (a) if at some future time, we decide to resell, pledge or otherwise transfer the Notes except to the Company, we will not do so without the Company's consent other than pursuant to the terms of this investor letter and

                  (i) in the United States to an "accredited investor" (as
            defined in Rule 501(a) of Regulation D under the Securities Act) in a minimum amount of US$250,000, and who, prior to such transfer, furnished the Trustee and the Company a signed letter substantially to the same effect as this investor letter and, if requested by the Company, an opinion of counsel, acceptable to the Company, as the case may be, that such transfer is in compliance with the Securities Act, in which case, upon the delivery of the Notes for transfer together with the letter referred to in clause (i)(A), the purchaser of such Notes may only take delivery thereof in the form of a certificated Note;

                  (ii) (x) in the United States to a qualified institutional buyer ("QIB") (as defined in Rule 144A under the Securities Act), or
            (y) outside the United States in a transaction meeting the requirements of Regulation S under the Securities Act;

                                                                       Exhibit C
                                                                          Page 3

                  (iii) pursuant to Rule 144 or another available exemption from registration under the Securities Act; or

                  (iv) pursuant to an effective registration statement under the
            Securities Act;

            in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and subject to the provision to the Company of documentation reasonably acceptable to the Company establishing that such sale, pledge or other transfer is exempt from the registration requirements of the Securities Act; and (b) we will be, and acknowledge that each subsequent holder will be, required to notify any purchaser of Notes of the restrictions referred to herein and in the Offering Documents and will deliver to the transferee prior to the sale a copy of the transfer restrictions applicable hereto (copies of which may be obtained from the Company) until such time as the Notes are no longer "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act.

      5. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you such certifications, legal opinions and other information as you may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

      6. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an "accredited investor") as to each of which we exercise sole investment discretion and have authority to make and do make, the statements contained in this investor letter.

      7. We understand that the Notes will be delivered to us in definitive, fully registered form only and that the certificates delivered to us in respect of the Notes will bear the following legend:

            "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF BANCO DE GALICIA Y BUENOS AIRES S.A. (THE "COMPANY") THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY TO THE COMPANY OR ANY SUBSIDIARY THEREOF OR (I) IN THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
            ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF

                                                                       Exhibit C
                                                                          Page 4

            RULE 144A, (II) IN THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT) IN A MINIMUM AMOUNT OF US$250,000, AND WHO, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE AND THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
            (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
            (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRUSTEE AND THE COMPANY SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO THE COMPANY AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT SUCH TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE."

      We acknowledge that you and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agreed to notify you promptly in writing if any of our representations or warranties herein cease to be accurate and complete.

      You are entitled to rely upon this investor letter and are irrevocably authorized to produce this investor letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

      THIS INVESTOR LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                 Very truly yours,

                                                                       Exhibit C
                                                                          Page 5

                                                ________________________________

                                                Name of [Signatory][Transferee]:

                                                By:

                                                Title:

                                                Date:

                                                Address:

                                                                       EXHIBIT D

                       FORM OF CERTIFICATE FOR TRANSFERS
                  TO NON-U.S. PERSONS PURSUANT TO REGULATION S

                                               [Date]

The Bank of New York
Corporate Trust Administration
101 Barclay Street, Floor 21W
New York, New York  10286

            Re: [Notes due 2014][Notes due 2019][Notes due 2010] (the "Notes") of Banco de Galicia y Buenos Aires S.A. (the "Company")

Ladies and Gentlemen:

            Reference is hereby made to the Indenture, dated as of May 18, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Company and The Bank of New York, as Trustee. Capitalized terms used herein but not otherwise defined herein shall have the meanings given them in the Indenture.

            In connection with our proposed sale of US$________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note: , which represent an interest in a 144A Global Note beneficially owned by] [in the case of a transfer of an AI Note: held in the name of] the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (a) the offer of the Notes was not made to a person in the United States;

            (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
(ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (e) we are the beneficial owner of the principal amount of Notes being transferred.

                                                                       Exhibit D
                                                                          PAge 2

            In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

            Very truly yours,

            [Name of Transferor]

            By:____________________________

            _______________________________
            Authorized Signature

                                                                       EXHIBIT E

                         FORM OF RULE 144 CERTIFICATION

                                               [Date]

The Bank of New York
Corporate Trust Administration
101 Barclay Street, Floor 21W
New York, New York  10286

            Re: [Notes due 2014][Notes due 2019][Notes due 2010] (the "Notes") of Banco de Galicia y Buenos Aires S.A. (the "Company")

Ladies and Gentlemen:

            Reference is hereby made to the Indenture, dated as of May 18, 2004 (as amended and supplemented from time to time, the "Indenture"), between the Company and The Bank of New York, as Trustee. Capitalized terms used herein but not otherwise defined herein shall have the meanings given them in the Indenture.

            In connection with our proposed sale of US$________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note: , which represent an interest in a 144A Global Note beneficially owned by] [in the case of a transfer of an AI Note: held in the name of] the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

            Very truly yours,

            [Name of Transferor]

            By:____________________________

            _______________________________
            Authorized Signature

                                                                       EXHIBIT F

                       TERMS AND CONDITIONS OF THE NOTES

      The following are the terms and conditions of the Notes (the "Conditions") will be applicable to each Tranche of Notes, provided that the applicable pricing supplement in relation to any Tranche of Notes may specify other Conditions that shall, to the extent so specified or to the extent inconsistent with these Conditions, replace the following Conditions for the purposes of such Tranche of Notes. The Conditions, as modified by the applicable pricing supplement, shall be attached to and incorporated by reference into each Note in global form and endorsed upon each Note in definitive form.

1. GENERAL

      The creation of the Program and issue of the Notes thereunder were authorized by the shareholders meeting of the Issuer held on September 30, 2003 and will be authorized by resolutions of the Board of Directors of the Issuer on or prior to the date of issuance of the first Class of Notes. The Notes will be issued pursuant to the Fiscal and Paying Agency Agreement and, to the extent applicable, a particular Class or Tranche may be issued pursuant to a supplement to the Fiscal and Paying Agency Agreement or an indenture or other relevant document, among the Issuer, The Bank of New York, as Fiscal Agent, Co-Registrar, Transfer Agent, Principal Paying Agent, Kredietbank S.A. Luxembourgeoise, as Luxembourg Paying Agent and a Transfer Agent, respectively (the Principal Paying Agent, the Luxembourg Paying Agent and all other paying agents, including any successor or additional paying agents, are collectively referred to herein as Paying Agents), and Banco Rio de la Plata S.A., as Registrar. The Issuer will act as Paying Agent in Argentina. No Note will become valid or enforceable for any purpose unless and until such Note has been authenticated by or on behalf of the Fiscal Agent.

      The terms of the Notes are those stated in the Fiscal and Paying Agency Agreement and the Notes. The following summary of the terms and conditions of the Notes and the Fiscal and Paying Agency Agreement are subject to, and qualified in their entirety by reference to, the applicable provisions of the Notes and the Fiscal and Paying Agency Agreement. Wherever particular sections, articles or defined terms of the Fiscal and Paying Agency Agreement are referred to herein, such sections, articles or defined terms shall be as specified in the Fiscal and Paying Agency Agreement. Capitalized terms not otherwise defined below or elsewhere in the Notes shall have the respective meanings given such terms in the Fiscal and Paying Agency Agreement. The holders of the Notes will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Fiscal and Paying Agency Agreement and the Notes. Copies of the Fiscal and Paying Agency Agreement will be available for inspection and copying during normal business hours at the offices of the Issuer, the Fiscal Agent, the Registrar, the Co-Registrar and the Paying Agents.

      The Notes will be issued in Classes. Each Class may be issued in Tranches and each Tranche will be the subject of a pricing supplement prepared by or on behalf of the Issuer, a copy of which may be obtained at the offices of the Issuer and at the specified office of the Fiscal Agent and each of the Paying Agents and, in the case of a Class in relation to which application has been made for listing on the Luxembourg Stock Exchange, a copy of which will be delivered to the Luxembourg Stock Exchange and the Luxembourg Paying Agent.

      The aggregate principal amount at maturity of the Notes to be issued, when added to the aggregate principal amount at maturity of all Notes outstanding (as defined in the Fiscal and Paying Agency Agreement) on the proposed Issue Date of the Notes proposed to be issued, will not exceed U.S.$2,000,000,000. For purposes of determining the aggregate principal amount at maturity of all Notes outstanding (i) the U.S. Dollar equivalent of Notes denominated in a currency other than US dollars shall be calculated as at the Issue Date of such Notes by reference to the rate of exchange that is the spot rate for the sale of US dollars against the purchase of the relevant currency in the New York foreign exchange market as quoted by any leading bank agreed to by the Issuer and the relevant Dealer(s), or if such Issue Date is not a day on which banks and foreign exchange markets are open for business in New York (a "New York Business Day"), the preceding New York Business Day (the "Exchange Rate"); (ii) the U.S. Dollar equivalent of Index Notes and Dual Currency Notes shall be calculated by reference to the Exchange Rate and the original principal amount at maturity of the relevant Notes on the Issue Date of such Notes; and (iii) the U.S. Dollar equivalent of Zero Coupon Notes and other Notes issued at a discount or premium shall be calculated by reference to the Exchange Rate and the principal amount of such Notes issued at a discount or premium on the Issue Date of such Notes.

                                                                       Exhibit F
                                                                          Page 2

      Words and expressions defined in the Fiscal and Paying Agency Agreement or used in the applicable pricing supplement shall have the same meanings where used in these Conditions unless the context otherwise requires or unless otherwise stated. In these Conditions, Notes that are identical in all respects (including as to Issue Date) shall constitute a Tranche, and any Tranche of Notes that (i) are expressed to be consolidated and form a single series and
(ii) are identical in all respects (except for their respective Issue Dates, Interest Commencement Dates, Maturity Dates and/or Issue Prices) shall constitute a Class.

      The pricing supplement for each Tranche of Notes will contain such of the following information as is applicable in respect of such Notes (all references to numbered Conditions being to the terms and conditions of the relevant Notes):

      (i)   the Class number and the Tranche number;

      (ii)  the date on which the Notes will be issued (the "Issue Date");

      (iii) the aggregate principal amount of the Notes (the "Principal Amount") and the price (generally expressed as a percentage of the Principal Amount) at which the Notes will be issued (the "Issue Price");

      (iv)  the denominations of the Notes (the "Authorized Denomination(s)");

      (v) the specified currency (which shall include Argentine pesos, Australian dollars, Canadian dollars, Danish kroner, euros, Hong Kong dollars, New Zealand dollars, Norwegian kroner, English pound sterling, Swedish kronor, Swiss francs, US dollars, Japanese yen or such other currency or currencies as may be agreed between the Issuer and the relevant Dealer(s)) in which the Notes will be denominated and, in the case of Dual Currency Notes (as defined below), the currency or currencies in which payment of interest and/or repayment or redemption in respect of the Notes is to be made (each a "Specified Currency");

      (vi) the interest and/or payment basis (the "Interest/Payment Basis") of the Notes, which may be one or more of the following:

            (a)   Notes bearing interest on a fixed rate basis ("Fixed Rate
                  Notes");

            (b) Notes bearing interest on a floating rate basis ("Floating Rate Notes");

            (c) Notes issued on a non-interest bearing basis ("Zero Coupon Notes");

            (d) Notes in respect of which principal and/or interest is calculated by reference to an index and/or a formula ("Index Linked Notes"); or

            (e) Notes in respect of which principal and/or interest is or may be payable in one or more Specified Currencies other than the Specified Currency in which they are denominated ("Dual Currency Notes");

      (vii) in the case of interest-bearing Notes, the date, if other than the Issue Date, from which such Notes bear interest (the "Interest Commencement Date");

      (viii) in the case of Notes other than Floating Rate Notes, the date on which such Notes (unless previously redeemed or purchased and canceled) will be redeemed (the "Maturity Date");

      (ix) in the case of Floating Rate Notes, the month and year in which such Notes (unless previously redeemed or purchased and canceled) will be redeemed (the "Redemption Month");

                                                                       Exhibit F
                                                                          Page 3

      (x) the amount at which each Note will be redeemed (the "Final Redemption Amount"), generally expressed as a percentage of the Principal Amount and/or in the case of Index Linked Notes, as specified in accordance with (xv) below;

      (xi)  in the case of Notes redeemable in installments:

            (a) the date on which each installment is payable (each an "Installment Date"); and

            (b) the amount, generally expressed as a percentage of the Principal Amount, of each such installment (each an "Installment Amount");

      (xii) in the case of Fixed Rate Notes:

            (a) the rate, generally expressed as a percentage rate per annum, at which the Notes bear interest (the "Fixed Rate of Interest"), which may remain the same throughout the life of the Notes or increase and/or decrease;

            (b) the date(s) in each year on which interest is payable throughout the life of the Notes (each a "Fixed Interest Payment Date");

            (c) where the period from the Interest Commencement Date to the first Fixed Interest Payment Date differs from the period between subsequent Fixed Interest Payment Dates, the amount of the first payment of interest (the "Initial Broken Amount");

            (d) where the Maturity Date is not a Fixed Interest Payment Date, the amount of the final payment of interest (the "Final Broken Amount"); and

            (e) any other terms relating to the particular method of computing interest for such Notes;

      (xiii) in the case of Floating Rate Notes:

            (a) the number of months or other period from (and including) the Interest Commencement Date to (but excluding) the first Floating Interest Payment Date (as defined in Condition 5(b)(i)) and from (and including) that and each successive Floating Interest Payment Date thereafter to (but excluding) the next following Floating Interest Payment Date (each an "Interest Period"), which may or may not be the same number of months or other period throughout the life of the Notes;

            (b) whether the applicable rate of interest (the "Rate of Interest") will be calculated by reference to the Screen Rate Determination pursuant to Condition 5(b)(ii) or the ISDA Rate pursuant to Condition 5(b)(iii);

            (c) the reference rate (the "Reference Rate"), being a variable rate, which may be LIBOR, EURIBOR, a rate determined by reference to Argentine financial instruments or some other rate and the method of computing the variable rate of interest for such Reference Rate (the "Reference Basis") by which the Rate of Interest will be determined, in each case, if different from that set out in Condition 5(b);

            (d) the margin(s) (the "Margin(s)"), if any (expressed as a percentage per annum), over or under the Reference Rate by which the Rate of Interest is determined (which Margin may remain the same throughout the life of the Notes or increase and/or decrease), specifying whether any such Margin(s) is/are to be added to, or subtracted from, the Reference Rate;

            (e) the appropriate pages of the screen (if applicable) for the purpose of Condition 5(b)(ii)(E)(1);

                                                                       Exhibit F
                                                                          Page 4

            (f) the dates on which the Rate of Interest is to be determined (each an "Interest Determination Date") for the purposes of Condition 5(b)(ii)(E)(2) which, if not specified in the applicable pricing supplement, will be the second Business Day prior to the commencement of the relevant Interest Period;

            (g) the Minimum Rate of Interest, if any, at which the Notes will bear interest, which may remain the same through the life of the Notes or increase and/or decrease;

            (h) the Maximum Rate of Interest, if any, at which the Notes will bear interest, which may remain the same throughout the life of the Notes or increase and/or decrease;

            (i) the relevant Business Day Convention (as defined in Condition 5(b)); and/or

            (j) the Reference Banks (if any) designated as such for purposes of Condition 5(b);

      (xiv) in the case of Zero Coupon Notes:

            (a) the accrual yield in respect of such Notes (the "Accrual Yield") expressed as a percentage rate per annum;

            (b) the reference price attributed to the Notes on issue (the "Reference Price"); and

            (c)   any other formula or basis of determining the amount payable;

      (xv)  in the case of Index Linked Notes:

            (a) the index (the "Index") to which amounts payable in respect of principal and/or interest are linked and/or the formula (the "Formula") to be used in determining the amounts of principal and/or interest due;

            (b) the party responsible for calculating the amount of principal and/or interest due (if not the Fiscal Agent) (the "Calculation Agent"); and

            (c) the provisions regarding calculation of principal and/or interest in circumstances where such calculation by reference to the Index and/or the Formula is impossible and/or impracticable;

      (xvi) in the case of Dual Currency Notes:

            (a) the exchange rate(s) or basis of calculating the exchange rate(s) to be used in determining the amounts of principal and/or interest due (the "Rate of Exchange");

            (b) the party responsible for calculating the amount of principal and/or interest due (if not the Fiscal Agent) (the "Calculation Agent");

            (c) the provisions regarding calculating of principal and/or interest in circumstances where such calculation by reference to the Rate of Exchange is impossible and/or impracticable; and

            (d) the person at whose option any Specified Currency or Currencies is or are to be payable;

      (xvii)whether the Notes are to be redeemable at the option of the Issuer (other than for taxation reasons) and/or the holders and, if so:

            (a) each date upon which redemption may occur (each an "Optional Redemption Date");

                                                                       Exhibit F
                                                                          Page 5

            (b) each redemption amount for the Notes (each an "Optional Redemption Amount") and/or the method, if any, of calculating the same; and

            (c) in the case of Notes redeemable by the Issuer in part, (1) the minimum principal amount, if any, of the Notes permitted to be so redeemed at any time (the "Minimum Redemption Amount") and any greater principal amount of the Notes permitted to be so redeemed at any time (each a "Higher Redemption Amount"), if any, and (2) the method of selecting the Notes or portions thereof to be so redeemed (e.g., pro rata, by lot or as otherwise selected by the Fiscal Agent in accordance with applicable law and any applicable stock exchange regulations);

      (xviii) the redemption amount (the "Early Redemption Amount") in respect of the Notes payable on redemption for taxation reasons or following an Event of Default and/or the method, if any, of calculating the same if required to be specified by, or if different from that set out in, Condition 7(g);

      (xix)    details of the relevant stabilizing dealer, if any;

      (xx)     any additional selling restrictions that are required;

      (xxi) details of any other relevant terms of such Notes or special conditions and of any modifications to the Conditions of the Notes;

      (xxii) applicable definition of "Business Day" if different from that set out in the Conditions;

      (xxiii) as applicable, the relevant Euroclear and Clearstream, Luxembourg common code, ISIN, CINS and/or CUSIP numbers;

      (xxiv) details of any additional or alternative clearance system approved by the Issuer and the Fiscal Agent and, if the relevant Notes are listed on the Luxembourg Stock Exchange or any other securities exchange (any such securities exchange being referred to herein as a "Stock Exchange"), details concerning such Stock Exchange;

      (xxv) whether the Notes are convertible automatically or at the option of the Issuer and/or the holders into Notes of another Interest/Payment Basis and, if so, the date(s) upon which such conversion will occur or such option(s) may be exercised, and the Interest/Payment Basis and other relevant terms;

      (xxvi) whether the Notes are to be listed on the Official List and admitted to trading by the Luxembourg Stock Exchange or listed on any other Stock Exchange;

      (xxvii) whether the Notes are to be issued initially as Global Notes or Definitive Notes (as defined below);

      (xxviii) the intended use of proceeds of the Notes and the net proceeds amount to be received from the issuance;

      (xxix)   the method of distribution of the Notes;

      (xxx) the name(s) of the Dealer(s) or syndicate of Dealers that are to offer and sell the Notes to be issued;

                                                                       Exhibit F
                                                                          Page 6

      (xxxi)   confirmation from the Issuer that:

            (a) the Program and any previous issues under the Program listed on the same Stock Exchange are in compliance with the listing rules of the Luxembourg Stock Exchange;

            (b) in respect of the Notes, the Issuer has complied with or will comply with the listing rules of the Luxembourg Stock Exchange; and

            (c) the Issuer has not, since information was last published in compliance with the listing rules of the Luxembourg Stock Exchange and after making all reasonable inquiries, become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations on the Notes as they fall due;

    (xxxii) whether the Notes shall be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness as set forth in Section 23 of the Fiscal and Paying Agency Agreement;

    (xxxiii)   any other payment terms applicable to the Notes; and

    (xxxiv) any other information that the Issuer and the Dealers deem necessary or advisable to include in such pricing supplement.

2. FORM, DENOMINATION AND TITLE

      GENERAL

      Unless otherwise permitted by applicable law and specified in the applicable pricing supplement, Notes may only be issued in registered form, without interest coupons, either (i) outside the United States in reliance on the exemption from registration provided by Regulation S or (ii) within the United States in reliance on Rule 144A or Section 4(2) of the Securities Act. Notwithstanding the foregoing and the provisions set forth below, Notes may be issued in such other form or forms as shall be established by or pursuant to the relevant authorization for a Class and permitted by applicable law. Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of the Fiscal and Paying Agency Agreement or with such authorization or pricing supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as specified in the Fiscal and Paying Agency Agreement and as required to comply with any law or regulation or with the rules of any securities exchange or governmental agency or as may be determined by the Bank. All Notes of a particular Class shall be otherwise substantially identical except as to denomination and as provided in the Fiscal and Paying Agency Agreement or in the authorization or pricing supplement.

      Notes may be issued in the form of one or more global registered notes in an aggregate principal amount equal to the principal amount of the Notes of such Class (a "Global Note"), which shall be exchangeable in the limited circumstances described below for Notes in the form of definitive registered notes ("Definitive Notes"); or Notes may be issued initially in the form of Definitive Notes, which shall be exchangeable in certain circumstances for beneficial interests in a Global Note.

      Notes will be issued in such denominations as specified herein under "Transfer Restrictions" and in the applicable pricing supplement in compliance with the applicable Argentine Central Bank regulations, including Communique "A" 3046 and 2170, as amended. Unless otherwise specified in the applicable pricing supplement, Notes sold upon initial issuance in the United States shall be issued only in minimum denominations of US$250,000 (or the approximate equivalent thereof in a Specified Currency, rounded down to a multiple of 1,000 units of such Specified Currency) and integral multiples of US$50,000 (or 1,000 units of such Specified Currency) in excess thereof, except for Notes sold in reliance on Rule 144A under the Securities Act, which may be in minimum denominations of US$100,000 (or the approximate equivalent thereof in a Specified Currency, rounded down to a

                                                                       Exhibit F
                                                                          Page 7

multiple of 1,000 units of such Specified Currency) and integral multiples of US$50,000 (or 1,000 units of such Specified Currency) in excess thereof.

      The Registrar shall maintain the definitive record (the "Register") in which shall be recorded the names and addresses of holders of any Notes, the Note numbers and other details with respect to the issuance, transfer and exchange of the Notes. No service charge will be made for any registration of transfer or exchange of the Notes, but the Fiscal Agent, Registrar or any transfer agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      GLOBAL NOTES

      Unless otherwise specified in the applicable pricing supplement, Notes of each Tranche of each Class sold in transactions outside the United States in reliance on Regulation S will be represented initially by interests in a Regulation S Global Note, without interest coupons, which will be deposited on or prior to the date of issue of the Tranche with the Fiscal Agent as custodian for DTC and registered in the name of Cede & Co. ("Cede"), as nominee of DTC, for the accounts of Euroclear and Clearstream, Luxembourg. On or prior to the 40th day (or such other time period as may be required under Regulation S, as amended from time to time) after the completion of the distribution (as determined by the Issuer (based solely on information certified by the relevant Dealer(s))) of a Tranche of a Class, beneficial interests in a Regulation S Global Note may be held only through Euroclear and/or Clearstream, Luxembourg.

      Any reference herein to Euroclear and/or Clearstream, Luxembourg will, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by the Issuer, the relevant Dealer(s) and the Fiscal Agent.

      Unless otherwise specified in the applicable pricing supplement, Notes of each Tranche of each Class sold in transactions in the United States in reliance on Rule 144A will be represented by a Restricted Global Note, without interest coupons, which will be deposited on or prior to the date of issue with the Fiscal Agent as custodian for DTC and registered in the name of Cede as nominee of DTC. Restricted Global Notes will be subject to certain restrictions on transfer set forth therein and in the Fiscal and Paying Agency Agreement and will bear the legend regarding such restrictions set forth under "Transfer Restrictions."

      TRANSFERS OF INTERESTS IN GLOBAL NOTES

      On or prior to the date 40 days (or such other time period as may be required under Regulation S, as amended from time to time) after the completion of the distribution (as determined by the Issuer (based solely on information certified by the relevant Dealer(s))) of a Tranche represented by a Regulation S Global Note, a beneficial interest in such Regulation S Global Note may be transferred to a person who takes delivery in the form of an interest in a Restricted Global Note of the same Class of which such Tranche forms a part only upon receipt by the Fiscal Agent of a written certification from the transferor (in the form provided in the Fiscal and Paying Agency Agreement) to the effect that such transfer is being made to a person whom the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. On or after such 40th day (or such other time period as may be required under Regulation S, as amended from time to time), such certification requirement will no longer apply to such transfers and such Regulation S Global Notes will thereafter be referred to as "Unrestricted Global Notes."

      Beneficial interests in a Restricted Global Note of a Class may be transferred to a person who takes delivery in the form of an interest in a Regulation S Global Note or an Unrestricted Global Note of the same Class and Tranche only upon receipt by the Fiscal Agent of a written certification from the transferor (in the applicable form provided in the Fiscal and Paying Agency Agreement) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 under the Securities Act ("Rule 144"), and that, if such transfer occurs on or prior to such 40th day (or such other time period as may be required under Regulation S, as amended from time to time), the interest will be held immediately thereafter only through Euroclear or Clearstream, Luxembourg. See "Subscription and Sale" and "Transfer Restrictions."

                                                                       Exhibit F
                                                                          Page 8

      Any beneficial interest in a Global Note that is transferred to a person who takes delivery in the form of an interest in another Global Note of the same Class and Tranche will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to a beneficial interest in such other Global Note for as long as it remains such an interest.

      Transfer by a holder (as such term is used and defined in "Terms and Conditions of the Notes") of an interest in a Global Note to a transferee who wishes to take delivery of such interest through the same Global Note may be made at any time without certification, subject to applicable transfer restrictions.

      Transfers of interests in a Global Note within DTC, Euroclear and Clearstream, Luxembourg will be in accordance with the rules and procedures of the relevant system.

      OWNERSHIP OF GLOBAL NOTES AND PAYMENTS

      For as long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Note for all purposes under the Fiscal and Paying Agency Agreement and the Notes. Payments of principal of and interest (including Additional Amounts, if any (as defined in and pursuant to Condition 9)) on Global Notes will be made to DTC, or Cede as its nominee, as the registered owner thereof. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures (and, if applicable, those of Euroclear and Clearstream, Luxembourg). None of the Issuer, the Fiscal Agent or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of interests in such Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      CLEARING AND SETTLEMENT FOR BOOK-ENTRY OWNERSHIP

      The Issuer and the Fiscal Agent will make applications to DTC for acceptance in its book-entry settlement system of the Notes represented by the Global Notes. The Issuer also will make application to Euroclear and Clearstream, Luxembourg for acceptance in their respective book-entry systems in respect of the Notes represented by the Regulation S Global Notes. Each Global Note will have, as applicable, a different common code, ISIN, CINS and/or CUSIP number. Furthermore, pursuant to the Fiscal and Paying Agency Agreement, the Fiscal Agent shall arrange that, where a further Tranche of Notes is issued, the Notes of such Tranche will be assigned, as applicable, a common code, ISIN, CINS and/or CUSIP number that is or are different from the common code, ISIN, CINS and/or CUSIP number assigned to the Notes of any other Tranche of the same Class until at least the date 40 days (or such other time period as may be required under Regulation S, as amended from time to time) after the completion of the distribution (as determined by the Issuer (based solely on information certified by the relevant Dealer(s))) of the Notes of such Tranche.

      Until the date 40 days (or such other time period as may be required under Regulation S, as amended from time to time) after the completion of the distribution (as determined by the Issuer (based solely on information certified by the relevant Dealer(s))) of a Tranche represented by a Regulation S Global Note, investors may hold their interests in such Regulation S Global Note only through agent members of Euroclear and/or Clearstream, Luxembourg. Thereafter, investors having a beneficial interest in such Regulation S Global Note may hold such interests through DTC, Euroclear or Clearstream, Luxembourg if they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream, Luxembourg will hold interests in the relevant Regulation S Global Note on behalf of their participants through customers' securities accounts in Euroclear's or Clearstream, Luxembourg's respective names on the books of the respective depositaries, which in turn will hold such interests in the relevant Regulation S Global Note in customers' securities accounts in the depositaries' names on the books of DTC. Beneficial owners will not receive certificates representing their ownership interests in Global Notes, except in the event that the use of the book-entry system for Global Notes is discontinued or the Issuer determines that the Global Note with respect to any Class of Notes shall be exchanged in full for definitive registered Notes or an Event of Default (as defined in Condition 11) shall occur and be continuing.

                                                                       Exhibit F
                                                                          Page 9

      Upon issuance of the relevant Global Note, DTC or its custodian will credit, on its internal system, the respective principal amounts of the individual beneficial interests represented by such Global Note to the accounts of persons who have accounts with DTC ("DTC Participants"). Ownership of beneficial interests in a Global Note will be limited to DTC Participants and persons who hold interests through DTC Participants. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee and the records of DTC Participants.

      Payments of the principal of, and interest on, each Global Note registered in the name of DTC or its nominee will be to or to the order of its nominee, Cede, as the registered owner of such Global Note. The Issuer expects that the nominee, upon receipt of any such payment, will immediately credit DTC Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant Global Note as shown on the records of DTC or the nominee. The Issuer also expects that payments by DTC Participants to owners of beneficial interests in such Global Note held through such DTC Participants will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name" for the accounts of customers. Such payments will be the responsibility of such DTC Participants. None of the Issuer, the Fiscal Agent, the Registrar, the Co-Registrar, any Transfer Agent or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in Global Notes or for maintaining, supervising or reviewing any records relating to such ownership interests.

      TRANSFERS OF INTERESTS IN NOTES BETWEEN CLEARING SYSTEMS

      Transfers of interests in Global Notes within DTC, Euroclear and Clearstream, Luxembourg will be in accordance with the usual rules and operating procedures of the relevant system. The laws of some states in the United States require that certain persons take delivery of securities in definitive form. Consequently, the ability to transfer interests in a Global Note to such persons may be limited. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having an interest in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate of such interest.

      Subject to compliance with the transfer restrictions applicable to the Notes described above and under "Transfer Restrictions," cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg participants, on the other, will be effected in DTC in accordance with the rules and procedures of DTC on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by their respective depositaries. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream, Luxembourg participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream, Luxembourg.

      Because of time-zone differences, credits of securities received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a DTC Participant will be made during the securities settlement processing day dated the business day following the DTC settlement date and such credits of any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participant on such business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of securities by or through a Euroclear participant or a Clearstream, Luxembourg participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

      OTHER INFORMATION CONCERNING DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

      DTC has advised the Issuer that it will take any action permitted to be taken by a holder (including, without limitation, the presentation of Global Notes for exchange as described below) only at the direction of one or more

                                                                       Exhibit F
                                                                         Page 10

DTC Participants in whose account with DTC interests in the relevant Global Note are credited and only in respect of such portion of the aggregate principal amount of such Global Note as to which such DTC Participant or Participants has or have given such direction. However, in the circumstances described under "Exchanges of Interests in Global Notes for Definitive Notes; Transfers of Definitive Notes," DTC will surrender the relevant Global Note for exchange for Definitive Notes (which will, in the case of Restricted Global Notes, bear the legends applicable to transfers pursuant to Rule 144A).

      DTC has advised the Issuer as follows: (i) DTC is a limited-purpose trust company organized under the law of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act; (ii) DTC holds securities that its participants deposit with DTC and facilitates the settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates; (iii) participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations; (iv) indirect access to the DTC system is available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly; and (v) the rules applicable to DTC and its participants are on file with the U.S. Securities and Exchange Commission.

      Although DTC, Euroclear and Clearstream, Luxembourg have agreed to certain procedures, including the procedures discussed above, in order to facilitate transfers of beneficial interests in the Global Notes among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued after reasonable notice. Neither the Issuer nor any Paying Agent will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg, or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

      Definitive Notes will not be eligible for clearing or settlement through DTC, Euroclear or Clearstream, Luxembourg.

      FOREIGN CURRENCY DENOMINATED NOTES

      The Notes may be denominated in US dollars or in one or more Specified Currencies. Purchasers of Notes denominated in a Specified Currency are required to pay for such Notes in the Specified Currency. The Issuer's obligation on Notes denominated in a Specified Currency is to make payment of principal of and interest on such Notes in such Specified Currency. For a discussion of the methods of payment with respect to Notes denominated in a Specified Currency, see "6. Currency of Notes" below.

3. ISSUANCE OF DEFINITIVE NOTES; TRANSFER OF NOTES

      Notes initially sold in the United States to institutional accredited investors will be issued in fully registered definitive form (a "Definitive Note"), without coupons in amounts of US$250,000 (or the approximate equivalent thereof in a Specified Currency, rounded down to a multiple of 1,000 units of such Specified Currency) and integral multiples of US$50,000 (or 1,000 units of such Specified Currency) in excess thereof. In addition, if (i) DTC notifies the Issuer that it is unwilling or unable to continue as a depositary or at any time ceases to be a "clearing agency" registered under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor depositary so registered is not appointed by the Issuer within 90 days of such notice, (ii) the Issuer determines that the Global Note shall be exchanged for Notes in definitive registered form or (iii) an Event of Default (as defined in Condition 11) shall occur and be continuing, interests in Global Notes will be issued as Definitive Notes. A Definitive Note will be issued to each holder in respect of its registered holding or holdings of Notes.

      In such circumstances, the Issuer will cause sufficient Definitive Notes to be executed and delivered to the Fiscal Agent for completion, authentication and dispatch to the relevant holders. Such Definitive Notes will be completed in such authorized denominations, registered in such names and delivered to such persons as DTC shall

                                                                       Exhibit F
                                                                         Page 11

direct in writing. Definitive Notes issued in exchange for a Restricted Global Note shall bear, and be subject to, the legend referred to under "Transfer Restrictions."

      A Definitive Note may be transferred in whole or in part in an authorized denomination upon the surrender of the Note, together with the form of transfer endorsed on it duly completed and executed, at the specified office of the Co-Registrar or any Transfer Agent, subject to certification requirements set forth in the Fiscal and Paying Agency Agreement. Upon the transfer, exchange or replacement of any Definitive Note which bears an appropriate legend, the Issuer will deliver only Definitive Notes that bear such a legend, or will refuse to remove such legend, as the case may be, unless there is delivered to the Issuer and the Fiscal Agent such satisfactory evidence, which may include an Opinion of Counsel, as may reasonably be required by the Issuer that neither such legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. In the case of a transfer of only part of a Definitive Note, a new Definitive Note in respect of the balance not transferred will be issued to the transferor. Each new Definitive Note to be issued upon transfer of Notes will, within ten Business Days (as defined) of receipt of such form of transfer by the Co-Registrar with the Note to be so transferred, be delivered to the transferee at the office of the Co-Registrar or any Transfer Agent or mailed at the risk of the holder entitled to the Note in respect of which the relevant Definitive Note is issued to such address as may be specified in such form of transfer.

      Transfers of Notes will be effected without charge by or on behalf of the Issuer, the Fiscal Agent, the Registrar, the Co-Registrar or the Transfer Agents, but upon payment (or the giving of such indemnity as the Fiscal Agent, the Registrar, the Co-Registrar or the relevant Transfer Agent may require) in respect of any tax or other governmental charges that may be imposed in relation to it. All transfers and exchanges of Notes will be made subject to the provisions concerning transfer and exchanges of Notes set forth in the Fiscal and Paying Agency Agreement. At the option of a holder on written request and subject to applicable laws and regulations, Definitive Notes of a Class may be exchanged for Definitive Notes of the same Class of any authorized denominations and of equal aggregate principal amount upon surrender to the Co-Registrar or any Transfer Agent of the relevant Notes with the form of transfer endorsed thereon duly executed.

      No holder may require the exchange of interests in a Global Note for a Definitive Note or the transfer of a Note to be registered during the period commencing on the 15th day prior to the due date for any payment of principal or interest on that Note and ending on such due date (such 15th day being the "Record Date"). Unless otherwise specified in the applicable pricing supplement, the first payment of interest on any Note of a Tranche issued between a Record Date and the Due Date for any payment of interest will be made on the Payment Date next succeeding the Payment Date related to such Record Date.

4. STATUS OF THE NOTES

      Except as provided in the next succeeding sentence and unless otherwise stated in the pricing supplement, the Notes will constitute (subject to the negative pledge provision described herein) direct, unsecured and unconditional obligations of the Issuer and will rank pari passu without any preference among themselves. In the case of Subordinated Notes, the Issuer will ensure that its obligations under each Subordinated Note will at all times constitute general, direct, unsecured and subordinated obligations of the Issuer and subject in right to the prior payment of all Senior Indebtedness to the extent provided in the Fiscal and Paying Agency Agreement. The Notes will constitute obligaciones negociables under the Negotiable Obligations Law, and are entitled to the benefits set forth therein and are subject to the procedural requirements thereof. In particular, in the event of a default by the Issuer in the payment of any amount due under any Note, the holder of such Note will be entitled upon the receipt by such Holder of a Definitive Note or the certificate issued by the applicable clearing system in accordance with the provisions of Decree No. 677/01, to take summary judicial proceedings (accion ejecutiva) to recover the payment of any such amount.

      Pursuant to the provisions of Decree No. 677/01, certificates may be issued by the applicable clearing system in accordance with such Decree to represent an interest in a Global Note in the name of whoever holds an interest therein, so that the holder can file legal or arbitration proceedings, as the case may be, including summary judicial proceedings if applicable, submit proof of claims and participate in bankruptcy proceedings, for which purpose such certificate shall be sufficient evidence, without any further authentications or actions. Issuance of any such certificate shall cause the relevant account to be blocked, only for the purpose of recording acts of disposition

                                                                       Exhibit F
                                                                         Page 12

by the holder, for a term of 30 days, unless the holder shall return the certificate or an order shall be received from the court or arbitration tribunal where the certificate was submitted, ordering an extension of the time during which the account should be blocked. Certificates will bear a legend describing these limitations. Blocking of the account shall only affect the securities evidenced by the certificate in question. Certificates shall be issued by the manager of the deposit system where the relevant Global Note is recorded.

      Certificates representing an interest in a Global Note may be issued in favor of the relevant holder, so that holders may attend meetings of holders of Notes and exercise their voting rights. Issuance of any such certificate shall cause the relevant account to be blocked until the day immediately following the day when the meeting is held. If the meeting is adjourned or held on a different day or time, new certificates shall be issued in the name of the persons authorized through the original certificates.

      The payment obligations of the Issuer under the Notes (other than Subordinated Notes) will, except as is or may be provided by Argentine or United States law, at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated obligations of the Issuer from time to time outstanding. Under Argentine law, depositors in the Issuer have certain priority rights over all other unsecured creditors (including holders and beneficial owners of the Notes) to the extent described below.

      According to section 49 e) of the Financial Institutions Law, as amended by Law No. 25,780 dated September 8, 2003, in case of judicial liquidation or bankruptcy of a financial entity, holders of deposits in pesos and foreign currency benefit from a general priority right to obtain repayment of their deposits up to the amount set forth below, with priority rank over all other creditors, with the exception of the following credits: (i) credits secured by mortgage or pledge, (ii) credits from rediscounts and overdrafts granted to financial entities by the Argentine Central Bank, according to section 17 subsections b), c) and f) of the Argentine Central Bank Charter, (iii) credits granted by the Banking Liquidity Fund created by Decree No. 32 of December 26, 2001, secured by mortgage or pledge and (iv) certain labor credits, including accrued interest until its total cancellation. Pursuant to section 16 of Law No. 25,780 during the term of emergency set forth under the Public Emergency Law No. 25,561 the Argentine Central Bank can grant rediscounts and overdrafts to financial entities with liquidity and solvency problems, included those entities under a restructuring process as contemplated in section 35 bis of the Financial Institutions Law.

      The holders of the following deposits are entitled to the general preferential right established by the Financial Institutions Law (following this order of preference),

            (i) deposits of individuals or legal entities up to Ps.50,000 or the equivalent thereof in foreign currency, enjoying this preference only one person per deposit. For the determination of this preference, all deposits of the same person registered by the entity shall be computed;

            (ii) deposits in excess of Ps.50,000 or the equivalent thereof in foreign currency, referred to above;

            (iii) liabilities originated on commercial credit lines granted to the financial entity, which are directly in connection with international trade.

      According to the Financial Institutions Law, the preferences set forth in previous paragraphs (i) and (ii) above, are not applicable to deposits held by persons who are affiliates of the financial entity, either directly or indirectly, as determined by procedures that the Argentine Central Bank will establish in the future.

      In addition, under section 53 of the Financial Institutions Law, the Argentine Central Bank has an absolute priority right over all other creditors of the entity except for the ones mentioned above.

      The Notes are not entitled to a lien on any of the assets of the Issuer ("garantia flotante" or "especial" as defined under Argentine law) nor are they secured by any other means guaranteed by any other financial institution.

                                                                       Exhibit F
                                                                         Page 13

      The Notes are excluded from the deposit insurance system established by Law No. 24,485. Additionally, the Notes have no general priority right of payment in the case of bankruptcy or liquidation of the Issuer as the provisions of section 49(e) of the Financial Institutions Law are not applicable to the Notes.

5. INTEREST

      (a) INTEREST ON FIXED RATE NOTES

            (i) Each Fixed Rate Note bears interest from and including the Issue Date or the Interest Commencement Date, if different from the Issue Date, at the Fixed Interest Rate(s) per annum specified in the applicable pricing supplement, payable in arrears on the Fixed Interest Payment Date(s) in each year and on the Maturity Date so specified if such Maturity Date does not fall on a Fixed Interest Payment Date. If any Fixed Interest Payment Date (or Maturity Date upon which a payment of interest is due) would otherwise fall on a day that is not a Business Day (as defined), the interest otherwise payable on such day shall be paid on the Business Day immediately following such day and no additional interest shall accrue as a result of such postponement of payment. The first payment of interest will be made on the Fixed Interest Payment Date immediately following the Issue Date or the Interest Commencement Date, as the case may be, and, if the first anniversary of the Issue Date or the Interest Commencement Date, as the case may be, is not a Fixed Interest Payment Date, will be in an amount equal to the Initial Broken Amount specified in the applicable pricing supplement. If the Maturity Date is not a Fixed Interest Payment Date, interest from and including the preceding Fixed Interest Payment Date (or the Interest Commencement Date, as the case may be) to but excluding the Maturity Date will amount to the Final Broken Amount specified in the applicable pricing supplement.

            (ii) Interest shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each (or such other basis as may be specified in the applicable pricing supplement) and, in the case of an incomplete month, the number of days elapsed.

      (b) INTEREST ON FLOATING RATE NOTES

            (i) Floating Interest Payment Date. Each Floating Rate Note bears interest from the Issue Date or the Interest Commencement Date, if different from the Issue Date, and such interest will be payable on each interest payment date (each, a "Floating Interest Payment Date"), or if no Floating Interest Payment Date(s) is/are specified in the applicable pricing supplement, on each date that (except as otherwise mentioned in these Conditions) falls the number of months (or such period(s) specified as the Interest Period(s) in the applicable pricing supplement) after the preceding Floating Interest Payment Date or, in the case of the first Floating Interest Payment Date, after the Issue Date or the Interest Commencement Date, as the case may be. Interest will be reset monthly, quarterly, semi-annually, annually or with such other frequency, so specified in the applicable pricing supplement. If any Floating Interest Payment Date (or other date) which is specified in the applicable pricing supplement to be subject to adjustment in accordance with a business day convention would otherwise fall on a day that is not a Business Day, then, if the business day convention specified is (each a "Business Day Convention"):

            (1) in any case where Interest Periods are specified in accordance with Condition 3(b)(i) above, "the floating rate convention," such Floating Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day (and interest will accrue to but excluding such Business Day) unless it would thereby fall into the next calendar month, in which event A) such Floating Interest Payment Date (or other date) shall be brought forward to the immediately preceding Business Day and, (B) each subsequent Floating Interest Payment Date (or other date) shall be the last Business Day in the month which falls the number of months or other period specified as the Interest Period in the applicable pricing supplement after the preceding applicable Floating Interest Payment Date (or other date) occurred; or

            (2) "the following business day convention," such Floating Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day; or

            (3) "the modified following business day convention," such Floating Interest Payment Date (or other date) shall be postponed to the next day which is a Business Day unless it would thereby fall into

                                                                       Exhibit F
                                                                         Page 14

      the next calendar month, in which event such Floating Interest Payment Date (or other such date) shall be brought forward to the immediately preceding Business Day; or

            (4) "the preceding business day convention," such Floating Interest Payment Date (or other date) shall be brought forward to the immediately preceding Business Day.

            In this Condition 5, "Business Day" means (unless otherwise provided in the applicable pricing supplement) a day which is:

            (A) a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London, Luxembourg and New York; and

            (B) either (1) in relation to Notes denominated or payable in a Specified Currency other than euros, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial center of the country of the relevant Specified Currency (if other than London) or (2) in relation to Notes denominated or payable in euros, a day on which the Target System (as defined below) is open. "Target System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor thereto. Unless otherwise provided in the applicable pricing supplement, the principal financial center of any country for the purpose of these Terms and Conditions shall be as provided in the 2000 ISDA Definitions and the Annex to the 2000 ISDA Definitions (June 2000 Version), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), and as amended, updated or replaced as of the Issue Date of the first Tranche of Notes of the relevant Class (the "ISDA Definitions"), except that the principal financial center of Australia shall be Melbourne and Sydney, the principal financial center of Canada shall be Toronto and the principal financial center of New Zealand shall be Wellington.

            (ii) Screen Rate Determination. Where Screen Rate Determination is specified in the applicable pricing supplement, the rate of interest (the "Rate of Interest") payable from time to time in respect of the relevant Tranche of Floating Rate Notes denominated in any currency (the "Specified Currency") will be determined on the basis of the following provisions:

            (A) The Rate of Interest for each Interest Period shall, subject as provided below, be:

            (1) the rate, or

            (2) if at least two rates appear, the arithmetic mean (rounded, if necessary, to the nearest fourth decimal place (0.00005 being rounded upwards)) of the offered rates, for deposits in the Specified Currency for a period equal to the Interest Period that appears or appear, as the case may be, on the appropriate page of the screen (as defined) as at 11:00 a.m. London time, in the case of LIBOR, or 11:00 a.m. Brussels time, in the case of EURIBOR, on the relevant Interest Determination Date (as defined) plus or minus (as appropriate) the Margin, if any, all as determined by the Fiscal Agent.

            (B) If, on any Interest Determination Date, no such offered rate appears, or, in the case of a screen that normally displays at least two rates for any relevant period, fewer than two of such offered rates appear at such time or if the offered rate or rates which appears or appear, as the case may be, as at such time do not apply to a period equal to the relevant Interest Period, the Rate of Interest for such Interest Period shall, subject as provided below, be the arithmetic mean (rounded, if necessary, to the nearest fourth decimal place (0.00005 being rounded upwards)) of the rates for deposits in the Specified Currency for a period equal to such Interest Period of which the Fiscal Agent is advised by, if the Reference Rate is LIBOR, the London offices or, if the Reference Rate is EURIBOR, the principal Euro-zone (as defined below) offices, of all Reference Banks (as defined herein), if the Reference Rate is LIBOR, as at 11:00 a.m. London time, or, if the Reference Rate is EURIBOR, as at 11:00 a.m. Brussels time, on the Interest

                                                                       Exhibit F
                                                                         Page 15

      Determination Date plus or minus (as appropriate) the Margin, if any, all as determined by the Fiscal Agent.

            (C) If on any such Interest Determination Date to which subparagraph
      (B) above applies, two or three of the Reference Banks advise the Fiscal Agent of such rates, the Rate of Interest for the next Interest Period shall, subject as provided below, be determined as in subparagraph (B) above on the basis of the rates of those Reference Banks advising such rates.

            (D) If on any such Interest Determination Date to which subparagraph
      (B) above applies only one or none of the Reference Banks advises the Fiscal Agent of such rates, the Rate of Interest for the next Interest Period shall, subject as provided below, be the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Fiscal Agent determines to be either (x) the arithmetic mean (rounded, if necessary, to the nearest fourth decimal place (0.00005 being rounded upwards)) of the lending rates for the Specified Currency that banks selected by the Fiscal Agent in the principal financial center of the country of the Specified Currency or, in the case of Notes payable in euros, in the Euro-zone, are quoting on the relevant Interest Determination Date for the next Interest Period to the Reference Banks or those of them (being at least two in number) to which such quotations are, in the opinion of the Fiscal Agent, being so made plus or minus (as appropriate) the Margin, if any, or (y) in the event that the Fiscal Agent can determine no such arithmetic mean, the lowest lending rate for the Specified Currency that banks selected by the Fiscal Agent in the principal financial center of the country of the Specified Currency or, in the case of Notes payable in euros, in the Euro-zone, are quoting on such Interest Determination Date to leading European banks for the next Interest Period plus or minus (as appropriate) the Margin, if any; provided that if the banks selected as aforesaid by the Fiscal Agent are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest in effect for the last preceding Interest Period to which subparagraphs (A), (B) and (C) above shall have applied (minus or plus (as appropriate), where a different Margin is to be applied to the next Interest Period from that which applied to the last preceding Interest Period, the Margin relating to that last preceding Interest Period, plus or minus (as appropriate) the Margin for the next Interest Period).

            (E) (1) The expression "the appropriate page of the screen" means such page, whatever its designation, on which if the Reference Rate is LIBOR, London interbank offered rates or, if the Reference Rate is EURIBOR, the Euro-zone interbank offered rates, in each case for deposits in the Specified Currency offered by prime banks are for the time being displayed on the Reuters Monitor Money Rates Service or Telerate, or any successor service or such other service, as specified in the applicable pricing supplement.

            (2) Unless otherwise specified in the applicable pricing supplement, the expression "the Interest Determination Date" means (x) other than in the case of Condition 5(b)(ii)(D), with respect to Notes denominated in any Specified Currency other than English pound sterling, the second Banking Day in London prior to the commencement of the relevant Interest Period and, in the case of Condition 5(b)(ii)(D), the second Banking Day in the principal financial center of the country of the Specified Currency prior to the commencement of the relevant Interest Period and (y) with respect to Notes denominated in English pound sterling, the first Banking Day in London of the relevant Interest Period.

            (3) The expression "Banking Day" means, in respect of any place, any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that place or, as the case may be, as indicated in the applicable pricing supplement.

            (4) The expression "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

            (iii) ISDA Determination. Where ISDA Determination is specified in the applicable pricing supplement, the Rate of Interest payable for the relevant Tranche of Floating Rate Notes for each Interest Period will be the relevant rate (the "ISDA Rate") determined on the same basis as the floating rate under a notional interest rate swap transaction in the relevant Specified Currency governed by an agreement incorporating the ISDA Definitions

                                                                       Exhibit F
                                                                         Page 16

as published by the ISDA plus or minus (as appropriate) the Margin, if any, as determined by the Fiscal Agent. The ISDA Rate shall be determined by the Fiscal Agent in accordance with the following provisions:

            (x) On the second Market Day or such other day that is the convention for a Specified Currency prior to the Issue Date (an "ISDA Rate Determination Date"), the Fiscal Agent will determine the ISDA Rate by reference to the Floating Rate (as defined in the ISDA Definitions) in accordance with clause (y) below.

            (y) The ISDA Rate will be the equivalent of the rate determined if the Issuer had entered into an interest rate swap transaction governed by an agreement in the form of the Interest Rate and Currency Exchange Agreement (an "ISDA Agreement") published by ISDA and evidenced by a Confirmation (as defined in the ISDA Agreement) incorporating the ISDA Definitions with the holder of the relevant Note under which:

            (a)   the Issuer was the Floating Rate Payer;

            (b)   the Fiscal Agent was the Calculation Agent;

            (c) the Issue Date or the Interest Commencement Date was the Effective Date;

            (d) the aggregate principal amount of the Notes of the Tranche of which such Note is a part was the Notional Amount;

            (e) the applicable Interest Period for such Note was the Designated Maturity;

            (f) the Floating Interest Payment Dates for such Note were the Floating Rate Payer Payment Dates; and

            (g) all other items were as specified in the applicable pricing supplement.

      For purposes of this Condition 5(b)(iii), "Floating Rate Payer," "Calculation Agent," "Effective Date," "Notional Amount," Designated Maturity," "Floating Rate Payer Payment Dates" and "Market Day" have the meanings given to those terms in the ISDA Definitions, and the definition of "Banking Day" in the ISDA Definitions shall be deemed to have been amended by the addition of the word "general" after the words "are open for" in the second line thereof.

            (iv) Determination of Rate of Interest and Computation of Interest Amount. The Fiscal Agent will, as soon as practicable after, if the Reference Rate is LIBOR, 11:00 a.m. London time or, if the Reference Rate is EURIBOR, 11:00 a.m. Brussels time (or, if appropriate, such other time as is customary in the principal financial center of the country of the Specified Currency) on each Interest Determination Date, determine the Rate of Interest and compute the amount of interest payable in respect of each Authorized Denomination (each, an "Interest Amount") for the relevant Interest Period. Each Interest Amount shall be computed by applying the Rate of Interest to an Authorized Denomination, multiplying such sum by the applicable Floating Day Count Fraction (as defined below), and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

      "Floating Day Count Fraction" means, in respect of the calculation of an amount of interest for any Interest Period:

            (1) if "Actual/365" or "Actual/Actual" is specified in the applicable pricing supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

                                                                       Exhibit F
                                                                         Page 17

            (2) if "Actual/365 (Fixed)" is specified in the applicable pricing supplement, the actual number of days in the Interest Period divided by 365;

            (3) if "Actual/360" is specified in the applicable pricing supplement, the actual number of days in the Interest Period divided by 360;

            (4) if "30/360", "360/360" or "Bond Basis" is specified in the applicable pricing supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

            (5) If "30E/360" or "Eurobond Basis" is specified in the applicable pricing supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of an Interest Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

      The determination of the Rate of Interest and computation of each Interest Amount by the Fiscal Agent shall (in the absence of manifest error) be final and binding upon all parties.

            (v) Minimum Interest Rate and Maximum Interest Rate. If the applicable pricing supplement specifies a Minimum Interest Rate, then the Rate of Interest shall in no event be less than such minimum, and if a Maximum Interest Rate is specified, then the Rate of Interest shall in no event exceed such maximum.

            (vi) Notification of Rate of Interest and Interest Amount. The Fiscal Agent will cause the Rate of Interest and the Interest Amount for each Interest Period and the relevant Floating Interest Payment Date to be notified to the Issuer and to the relevant stock exchange (in the case of Notes listed on a stock exchange), and to be notified to the holder and published in accordance with the provisions of Condition 16, as soon as possible but in any event not later than the fourth London Business Day after their determination. Each Interest Amount and the Floating Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without publication as aforesaid in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified by the Fiscal Agent to the relevant stock exchange. For the purposes of this subparagraph (vi) and Condition 6(d), the expression "London Business Day" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets settle payments in London.

            (vii) Reference Banks. The initial Reference Banks (four or more) will be the banks specified in the applicable pricing supplement. The Issuer reserves the right to change any of the Reference Banks. The Issuer has agreed that, as long as any Floating Rate Note remains outstanding, in the event that any bank is unable or unwilling to continue to act as a Reference Bank or the designation of a Reference Bank is terminated, the Issuer shall designate some other prime bank engaged in transactions in the Eurodollar market to act as such in its place.

      (c) ZERO COUPON NOTES

      Where a Zero Coupon Note becomes due and payable prior to the Maturity Date, the amount due and payable shall be the Amortized Face Amount of such Note as determined in accordance with the provisions of Condition 7(h)(iii). Any outstanding principal amount of such Note not paid when due shall bear interest from the Maturity Date at a rate per annum equal to the Accrual Yield set forth in the applicable pricing supplement. Such interest shall continue to accrue (to the extent permitted by applicable law as well after as before judgment) until the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the holder of such Note, and (ii) the day on which the Fiscal Agent has notified the holder thereof (either in accordance with the provisions of Condition 16 or individually) of receipt of all sums due in respect thereof up to that date.

                                                                       Exhibit F
                                                                         Page 18

      (d) INDEX NOTES AND DUAL CURRENCY NOTES

      In the case of Index Notes or Dual Currency Notes, if the Rate of Interest or amount of interest or payment in respect of principal (at maturity or otherwise) is to be determined by reference to an index and/or formula or, as the case may be, an exchange rate, the Rate of Interest or amount of interest or payment in respect of principal (at maturity or otherwise) payable shall be determined by the Calculation Agent specified in the applicable pricing supplement in the manner specified in the applicable pricing supplement.

      (e) ACCRUAL OF INTEREST

      Interest will be paid subject to and in accordance with the provisions of Condition 8. Interest will cease to accrue on each Note (or, in the case of the redemption of only part of a Note, that part of such Note) on the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event interest will continue to accrue (to the extent permitted by law as well after as before any judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the holder of such Note, and (b) the day on which the Fiscal Agent has notified the holder thereof (either in accordance with the provisions of Condition 16 or individually) of receipt of all sums due in respect thereof up to that date.

      6. CURRENCY OF NOTES

      (a) GENERAL

      Notes may be denominated in any currency including, without limitation, Argentine pesos, Australian dollars, Canadian dollars, Danish kroner, euros, Hong Kong dollars, New Zealand dollars, Norwegian kroner, English pound sterling, Swedish kronor, Swiss francs, US dollars, Japanese yen or such other currency or currencies as may be agreed between the Issuer and the relevant Dealer(s)), subject to compliance with all applicable legal or regulatory requirements.

      (b) PAYMENT IN OTHER SPECIFIED CURRENCIES

      Payments in respect of Notes denominated in a Specified Currency other than US dollars will be made in accordance with Condition 8 except as otherwise expressly provided herein and therein. A holder shall receive payments on such Notes in US dollars unless such holder elects to receive payment in the relevant Specified Currency. On or prior to 10:00 a.m. New York City time, two Business Days, prior to each date on which a payment of principal or interest (if any) in respect of any Notes denominated in a Specified Currency other than US dollars is due (each date on which such a payment is due, a "Payment Date"), the Issuer will make available to the Fiscal Agent in the relevant Specified Currency the aggregate amount of principal and interest due on such Payment Date on the relevant Notes.

      Upon notification by the Fiscal Agent (prior to 2:00 p.m., New York City time on the third Business Day preceding any Payment Date) of the aggregate amount of principal and interest in the relevant Specified Currency payable to holders of Notes who are to receive payment in US dollars, the Exchange Rate Agent will, as near as practicable to 11:00 a.m. New York City time but no later than 2:00 p.m., New York City time, on the second Business Day prior to each Payment Date, arrange for the conversion of such aggregate amount into US dollars for settlement, and payment to the Fiscal Agent, on the Payment Date. Such conversion shall be based upon the highest firm bid quotation for the purchase of US dollars with such aggregate amount received by the Exchange Rate Agent as near as practicable to 11:00 a.m., but no later than 2:00 p.m., New York City time, on such second Business Day, based on bids solicited from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) in New York City selected by it and approved by the Issuer. If such bid quotations are not available, payment will be made in the relevant Specified Currency. All costs of exchange will be borne by the relevant holders.

      If payment in respect of a Note is required to be made in a Specified Currency other than US dollars and such currency is unavailable on the date payment is due as a result of the imposition of exchange controls or other

                                                                       Exhibit F
                                                                         Page 19

circumstances beyond the Issuer's control, then all payments in respect of such Note shall be made by the Issuer in US dollars until such currency is again available or so used. The amounts so payable on any payment date in such currency shall be converted into US dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment date. The "Market Exchange Rate" shall mean (i) the noon buying rate in New York for cable transfers in such currency as certified for customs purposes by the Federal Reserve Bank of New York, or (ii) in the event the Federal Reserve Bank of New York does not certify a noon buying rate for such currency, on the basis of the rate quoted or published by the relevant central bank as the rate for buying such currency in US dollars or (iii) if no such rate is quoted or published, the rate determined by the Fiscal Agent based on a quotation or an average of quotations given to the Fiscal Agent by commercial banks that conduct foreign exchange operations or by the Exchange Rate Agent or based on such other method as the Fiscal Agent may reasonably determine to calculate such Market Exchange Rate. In the event that the Market Exchange Rate is not available on the second Business Day prior to the payment date, the rate at which the amount due shall be converted into US dollars shall be such rate as may be agreed to at such time by the Issuer and Fiscal Agent. The making of any payment in respect of any Note in US dollars under the foregoing circumstances will not, unless otherwise provided in the applicable pricing supplement, constitute an Event of Default under such Note.

      A beneficial owner of Notes held in the book-entry settlement system of DTC denominated in a Specified Currency other than US dollars electing to receive payments of principal or interest in such Specified Currency must notify the DTC Participant through which its interest is held on or prior to the applicable Record Date, in the case of a payment of interest, and on or prior to the 16th day prior to the Maturity Date (in the case of Fixed Rate Notes or Zero Coupon Notes) or the final Floating Interest Payment Date (in the case of Floating Rate Notes), in the case of a payment of principal or premium (if any), of such beneficial owner's election to receive all or a portion of such payment in such currency. Such DTC Participant must notify DTC of such election prior to the third Business Day after such Record Date. DTC will notify the Fiscal Agent of such election on or prior to the fifth Business Day after such Record Date. If complete instructions are received by a DTC Participant from the relevant holder and forwarded by the DTC Participant to DTC, and by DTC to the Fiscal Agent, on or prior to such dates, the beneficial owner will receive payments in the Specified Currency directly from the Fiscal Agent on or before the payment date. Notwithstanding the foregoing, in the case of a beneficial owner of interests in a Regulation S Global Note, such beneficial owner electing to receive payments of principal or any premium or interest in such Specified Currency must notify Euroclear or Clearstream, Luxembourg, as the case may be, at least seven days prior to the Record Date, in the case of a payment of interest, and at least seven days prior to the Maturity Date or the final Floating Interest Payment Date, in the case of a payment of principal or premium (if any), and payments will be made by the Fiscal Agent directly to Euroclear or Clearstream, Luxembourg, as the case may be.

      (c) FOREIGN EXCHANGE RESTRICTIONS

      In the event that on any payment date in respect of any Notes denominated in a Specified Currency other than the Argentine peso, any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Issuer agrees to pay all amounts payable under the Notes in the Specified Currency either (i) by purchasing with Argentine pesos, any public securities, denominated and paid in U.S. Dollars, issued by the Argentine Government, that may be purchased in the United States of America, and transferring and selling such instruments outside Argentina in order to obtain all amounts payable under the Specified Currency, or (ii) by means of any other legal procedure existing in Argentina, on any due date for payment under the Notes, for the purchase of the Specified Currency of such Notes. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Issuer.

7. REDEMPTION AND PURCHASE

      The Notes shall not be subject to redemption by the Issuer or the holder of a Note except as specified in the applicable pricing supplement, and as provided in this Condition 7, and subject to compliance with all applicable laws and regulations.

      (a) AT MATURITY

      Unless otherwise specified in the applicable pricing supplement and unless previously redeemed, or purchased and canceled, each Note shall be redeemed by the Issuer at its final redemption amount specified in the

                                                                       Exhibit F
                                                                         Page 20

applicable pricing supplement in the relevant Specified Currency (subject to the provisions of Condition 6) on the Maturity Date (in case of a Note other than a Floating Rate Note) or on the Floating Interest Payment Date falling in the Redemption Month specified in the applicable pricing supplement (in the case of a Floating Rate Note).

      (b) REDEMPTION FOR TAX REASONS

      The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (in the case of a Note other than a Floating Rate Note) or on any Floating Interest Payment Date (in the case of a Floating Rate Note), on giving not less than 30 nor more than 60 days' notice to the Fiscal Agent and, in accordance with Condition 16, not less than 15 nor more than 60 days' notice to the holders (which notice shall be irrevocable), if on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay Additional Amounts (as defined in Condition 9) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Argentina or any political subdivision or any authority thereof or therein having power to tax, or any change in the application, administration or official interpretation of such laws, regulations or rulings, including the holding of a court of competent jurisdiction, which change or amendment becomes effective on or after the Issue Date of the applicable Tranche of Notes under the Program; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the distribution of any notice of redemption pursuant to this Condition, the Issuer shall deliver to the Fiscal Agent a certificate signed by an authorized officer of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the condition precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognized standing to the effect that the Issuer has or will become obliged to pay such Additional Amounts as a result of such change or amendment.

      Notes redeemed pursuant to this Condition 7(b) will be redeemed at their Early Redemption Amount (as defined in Condition 7(h) below), together with any accrued but unpaid interest and any Additional Amounts (as defined in Condition
9) to the date fixed for redemption.

      (c) REDEMPTION RELATED TO PERSONAL ASSETS TAX

      If (i) the Issuer becomes responsible for the payment of the Argentine personal assets tax established by Law No. 23,996 (the "Personal Assets Tax Law"), as amended and implemented (the "Personal Assets Tax") in respect of Notes of any Class as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Argentina or any political subdivision or any authority thereof or therein having the power to tax, or any change in the application, administration or official interpretation of such laws, regulations or rulings, including the holding of a court of competent jurisdiction, which change or amendment becomes effective on or after the date of the Issue Date of the applicable Tranche of Notes under the Program and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, then such Notes will be redeemable as a whole (but not in part), at the option of the Issuer, at any time upon not less than 30 nor more than 60 days' notice given to the holders thereof as provided in the Fiscal and Paying Agency Agreement at their principal amount together with accrued interest thereon to the Redemption Date and any Additional Amounts then payable with respect thereto. In order to effect a redemption of Notes under this Condition 7(c), the Issuer is required to deliver to the Fiscal Agent immediately prior to the filing of the redemption notice (i) an officer's certificate stating that the obligation to pay such Personal Assets Tax with respect to such Notes cannot be avoided by the Issuer taking reasonable measures available to it and (ii) an Opinion of Counsel to the effect that the Issuer has or will become obligated to pay such Personal Assets Tax; provided, however, that (i) no notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Personal Assets Tax and (ii) at the time such notice of redemption with respect to any Notes is given, such obligation to pay such Personal Assets Tax with respect to such Notes remains in effect. Such notice, once delivered by the Issuer to the Fiscal Agent, will be irrevocable.

      In order to comply with the certification requirements of the Personal Assets Tax Law, the Issuer may from time to time request each holder of Notes to provide the Issuer with the documents required by Argentine laws and regulations to prove to the relevant Argentine authorities as to whether it is an offshore foreign entity, whether it has a permanent establishment in Argentina and whether it is an exempt foreign entity, all as prescribed by applicable

                                                                       Exhibit F
                                                                         Page 21

Argentine law and regulations, and therefore subject to the Personal Assets Tax. However, the failure by a holder to comply with any such request will not affect any of the obligations of the Issuer hereunder.

      (d) PRICING SUPPLEMENT

      The pricing supplement applicable to each Note will indicate that either:

            (i) such Note cannot be redeemed prior to its Maturity Date or, in the case of a Floating Rate Note, the Floating Interest Payment Date falling in the relevant Redemption Month (in each case except as otherwise provided in paragraph (b) above and in Condition 11); or

            (ii) such Note will be redeemable at the option of the Issuer and/or the holder of such Note prior to such Maturity Date or, as the case may be, the Floating Interest Payment Date falling in the relevant Redemption Month in accordance with the provisions of paragraphs (e) and/or (f) below on the date or dates and at the amount or amounts specified in the applicable pricing supplement.

      (e) REDEMPTION AT THE OPTION OF THE ISSUER

      If so specified in the applicable pricing supplement, the Issuer may, on giving (unless otherwise specified in the applicable pricing supplement) not more than 60 nor less than 30 days' notice to the Fiscal Agent (which notice shall be irrevocable), redeem all or only some of the Notes then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in the applicable pricing supplement together, if applicable, with accrued interest. The Fiscal Agent will notify the holders at least 15 days prior to the Optional Redemption Date. In the case of a partial redemption of Definitive Notes, the Notes to be repaid will be selected by the Fiscal Agent pro rata, individually by lot or as otherwise selected by the Fiscal Agent in accordance with applicable law and any applicable stock exchange regulations not more than 60 days prior to the date fixed for redemption and a list of the Notes called for redemption shall be provided to the holders of such Notes, not less than 15 days prior to such date. In the case of a partial redemption of Notes that are represented by a Global Note, the relevant Notes will be redeemed in accordance with the rules of DTC, Euroclear and/or Clearstream, Luxembourg, as applicable.

      (f) AT THE OPTION OF THE HOLDERS

      If so specified in the applicable pricing supplement, upon the holder of any Note giving to the Fiscal Agent in accordance with the provisions of Condition 17 not more than 60 nor less than 30 days' notice (or as otherwise specified in the pricing supplement and as agreed to by the Fiscal Agent) (which notice shall be irrevocable) the Issuer will redeem subject to, and in accordance with, the terms specified in the applicable pricing supplement in whole, but not in part, the Note on the Optional Redemption Date and at the Optional Redemption Amount specified in the applicable pricing supplement together, if applicable, with accrued interest. To the extent applicable, the relevant redemption notice shall be made in a newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and in any other country (including Argentina) where the Notes are listed on a stock exchange and the rules of such exchange requires such notice, and a subsequent notice announcing the aggregate amount of Notes not redeemed shall be published.

      (g) NOTICES TO REDEEM

      Notices to redeem Notes shall be sent in accordance with the provisions of Condition 17 and shall specify the dates fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made, in the case of any Definitive Notes, upon presentation and surrender of the Notes to be redeemed (or portion thereof in the case of a partial redemption, for which the non-redeemed portion will be represented by a new Definitive Note) and, in the case of any Global Notes, upon presentation for endorsement or surrender, and that on and after such date interest thereon will cease to accrue. If the redemption is pursuant to Condition 7(b) hereof, such notice shall also state that the Issuer has confirmed that the conditions precedent to such redemption have occurred and state that the Issuer has elected to redeem all the Notes subject to the conditions of Condition 7(b). To the extent applicable, the relevant redemption notice shall be made in a newspaper having general circulation in

                                                                       Exhibit F
                                                                         Page 22

Luxembourg (which is expected to be the Luxemburger Wort) and in any other country (including Argentina) where the Notes are listed on a stock exchange and the rules of such exchange requires such notice, and a subsequent notice announcing the aggregate amount of Notes not redeemed shall be published.

      (h) EARLY REDEMPTION AMOUNTS

      For the purposes of Condition 7(b), and unless otherwise specified in the applicable pricing supplement, Notes (other than Index Notes) shall be redeemed at an amount (the "Early Redemption Amount") computed as follows:

            (i) in the case of Notes issued at an Issue Price of 100 percent of their principal amount, at their principal amount in the relevant Specified Currency, together with, in the case of Fixed Rate Notes, interest accrued to the date fixed for redemption;

            (ii) in the case of Notes (other than Zero Coupon Notes) issued with an Issue Price greater or less than 100 percent of their principal amount, at the amount set forth in the applicable pricing supplement; or

            (iii) in the case of Zero Coupon Notes, at an amount (the "Amortized Face Amount") equal to:

                  (A) the sum of (x) the Reference Price specified in the
            applicable pricing supplement and (y) the product of the Accrual Yield specified in the applicable pricing supplement (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption pursuant to Condition 7(b), (d) or (e) above or (as the case may be) the date upon which such Note becomes due and repayable as provided in Condition 11; or

                  (B) if the amount payable in respect of any Zero Coupon Note upon redemption of such Note pursuant to Condition 7(b), (e) or (f) above or upon its becoming due and repayable as provided in Condition 11 is not paid when due, the amount due and repayable in respect of such Note shall be the Amortized Face Amount of such Note computed as provided above, except that subparagraph (A) shall have effect as though the references in subparagraph (A) to the date fixed for redemption or the date upon which the Zero Coupon Note becomes due and repayable were replaced by references to the date (the "Reference Date") that is the earlier of:

                        (1) the day on which all sums due in respect of such
                  Note up to that day are received by or on behalf of the holder of such Note; and

                        (2) the date on which the full amount of the moneys
                  repayable has been received by the Fiscal Agent and notice to that effect has been given (either in accordance with the provisions of Condition 17 or individually).

      The computation of the Amortized Face Amount in accordance with subparagraph (B) will continue to be made, to the extent permitted by applicable law after as well as before judgment, until the Reference Date unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the principal amount of such Note together with interest at a rate per annum equal to the Accrual Yield and computed in accordance with the provisions of Condition 5(c).

      (i) INDEX NOTES

      Where the amount payable in respect of principal of an Index Linked Note upon redemption (the "Redemption Amount") is determined by reference to an index and/or a formula, the Redemption Amount shall be determined in accordance with the index and/or the formula specified in the applicable pricing supplement, and each such Index Linked Note shall, unless previously redeemed or purchased and canceled as provided below, be

                                                                       Exhibit F
                                                                         Page 23

redeemed at the applicable Redemption Amount on the Maturity Date or the Floating Interest Payment Date in the relevant Redemption Month, as the case may be. Where the amount payable on an Index Linked Note on early redemption in respect of principal only, principal and interest or interest only (the "Early Redemption Amount") is to be determined in whole or in part by reference to an index and/or a formula, the applicable pricing supplement will set out details of the computation of the Early Redemption Amount.

      (j) PURCHASE OF NOTES BY THE ISSUER

      The Issuer may, to the extent permitted by applicable law and the applicable Argentine Central Bank regulations, at any time or from time to time purchase Notes in the open market, on an exchange, or by tender or by private agreement at any price. Any purchase of Notes of a Class by tender shall be made available to all holders of Notes of such Class alike. Any Note so purchased may be held by or for the account of the Issuer and may be canceled by the Issuer; provided, however, that for purposes of determining whether the holders of the requisite principal amount of Outstanding Notes are present at a meeting of holders for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification under the Fiscal and Paying Agency Agreement, Notes known by a Responsible Officer of the Fiscal Agent to be owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding.

8. PAYMENTS AND PAYING AGENTS

      Payments of principal and interest, if any, payable at maturity or upon redemption in respect of Notes will be made in the currency in which such Notes are denominated (subject to Condition 6) by check drawn on, or, to the extent permitted by this Condition 8, by wire transfer to an account (which, in the case of a payment in yen to a non-resident of Japan, shall be a non-resident account) maintained by the holder with, a bank in the principal financial center of the country issuing the relevant currency (and in the case of euros, to a euro account) against presentation and surrender of such Note at the specified office of any of the Paying Agents. Payments of interest in respect of Notes (other than interest payable at maturity or upon redemption) will be made in the currency in which such Notes are denominated (subject to Condition 6) to the persons shown on the Register at the close of business on the applicable Record Date by check (and in the case of euros, a Eurocheque) drawn on a bank in the principal financial center of the country issuing the relevant currency (in the case of Euros, in any member country of the European Monetary Union) and mailed to each holder (or to the first named of joint holders) thereof at such holder's address appearing in the Register. Upon written application by any holder of at least U.S.$1,000,000 principal amount of Notes (or in the case of Notes not denominated in US dollars, the U.S. Dollar equivalent thereof rounded to the nearest 1,000 units of such currency as at the payment date) to the specified office of the Fiscal Agent or, in the case of any payment of principal, to the Paying Agent to whom such Note shall be presented and surrendered for payment, with appropriate wire transfer instructions, not later than the Record Date immediately preceding the relevant payment date, such payment of interest or principal, as the case may be, may be made in the currency in which the Notes are denominated (subject to Condition 6) by wire transfer to an account maintained by the holder with a bank in the principal financial center of the country issuing the relevant currency. Notwithstanding anything contained herein, while the Notes are in (i) the form of a global security, the Luxembourg Paying Agent shall not be required to make payments of either principal or interest in respect of the Notes, rather, payments of principal and interest will be made by the Principal Paying Agent, and (ii) the form of a definitive security, the Luxembourg Paying Agent shall only be required to make payments of principal and such payments will only be made upon presentation of such definitive security upon maturity thereof at the office of the Luxembourg Paying Agent as specified in the Fiscal and Paying Agency Agreement or an indenture or other relevant document (payments of interest shall be made by the Principal Paying Agent).

      Except in the case of Notes denominated in a Specified Currency other than US dollars where the beneficial owner thereof has elected to receive payment in such Specified Currency, payments of principal and interest, if any, in respect of a Global Note shall be made to DTC or its nominee as the registered holder of such Note. None of the Issuer, the Fiscal Agent, the Registrar, the Co-Registrar, any Paying Agent or any Transfer Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of interests in such Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                                                                       Exhibit F
                                                                         Page 24

      Subject to Condition 9, all payments are subject in all cases to any applicable tax or other laws and regulations. No commissions or expenses shall be charged to the holders in respect of such payments.

      If the due date for payment of any amount in respect of any Note is not a business day at any place of payment, then the holder will not be entitled to payment at such place of the amount due until the next following business day at such place and, except as provided in Condition 5(b)(i), will not be entitled to any further interest or other payment in respect of any such delay.

      The initial Paying Agents and Transfer Agents and their respective initial specified offices are set forth herein. The Issuer reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents; provided, however, that while Notes are outstanding or until monies for the payment of all principal of and interest (and any Additional Amounts) on all outstanding Notes shall have been made available at the offices of the Fiscal Agent, it will at all times maintain (i) a Fiscal Agent, (ii) a Co-Registrar, Paying Agent and Transfer Agent in New York City (which may be the Fiscal Agent), (iii) a Registrar, Transfer Agent and Paying Agent in Buenos Aires, Argentina, (iv) a Transfer Agent and Paying Agent with a specified office in a European city, (v) so long as any Notes are listed on the Luxembourg Stock Exchange, the Luxembourg Paying Agent and a Transfer Agent with a specified office in Luxembourg and (vi) so long as any Notes are listed on any other stock exchange, a Paying Agent with a specified office for such place as may be required by the rules and regulations of such stock exchange.

      In acting under the Fiscal and Paying Agency Agreement and in connection with the Notes, each of the Paying Agents is acting solely as agent of the Issuer and does not assume any obligation toward or relationship of agency or trust for or with the beneficial owner or holder of any Note, except that any funds held by any such agent for payment of principal of or interest (or any Additional Amounts) on the Notes shall be held in trust by it and applied as set forth herein, but need not be segregated from other funds held by it, except as required by law. For a description of the duties and the immunities and rights of each of the Paying Agents under the Fiscal and Paying Agency Agreement, reference is made to the Fiscal and Paying Agency Agreement, and the obligations of each of the Paying Agents to the beneficial owners or holders of Notes are subject to such immunities and rights.

      All moneys paid by or on behalf of the Issuer to any Paying Agent for the payment of the principal of or interest on, as applicable, any Note that remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Issuer and the holder of such Note will thereafter look only to the Issuer for payment. Upon such repayment, all liability of any Paying Agent with respect thereto shall cease, without, however, limiting in any way the obligation of the Issuer in respect of the amount so repaid.

9. ADDITIONAL AMOUNTS

      All payments by the Issuer in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, withholdings or other governmental charges of whatever nature in effect on the date of the Fiscal and Paying Agency Agreement or imposed or established in the future by or on behalf of Argentina or any political subdivision or authority thereof or therein having power to tax ("Argentine Taxes"), unless such withholding or deduction is required by law. In such event, the Issuer will pay such additional amounts ("Additional Amounts") as shall be necessary in order that the net amounts received by the holders of the Notes after such withholding or deduction shall equal the amounts which would otherwise have been receivable by them in respect of payments on such Notes in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

            (i) to or on behalf of a holder or beneficial owner of a Note that is liable for Argentine Taxes in respect of such Note by reason of some present or former connection with Argentina by such holder (or a fiduciary, settlor, beneficiary, member or shareholder of such holder if such holder is an estate or trust, a partnership or a corporation) including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein, or having or having had, a permanent establishment therein, otherwise than by the mere holding or owning of such Note or by the receipt of income or any payments in respect thereof;

                                                                       Exhibit F
                                                                         Page 25

            (ii) in respect of any estate, inheritance, gift, sales, transfer or any similar tax, assessment or governmental charges;

            (iii) in respect of any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the Notes;

            (iv) to or on behalf of a holder in respect of Argentine Taxes that would not have been imposed but for the failure of such holder to present a Note for payment (where presentation is required) more than 30 days after the Relevant Date (as defined) except to the extent that payments to the holder would have been subject to withholding or deduction of Argentine Taxes, and the holder would have been entitled to an Additional Amount on presenting the same for payment, in each case, on such 30th day. As used herein, the "Relevant Date" means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Fiscal Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders in accordance with Condition 16;

            (v) in respect of any tax which would not have been imposed but for the failure to comply with certification, information or other reporting requirements promptly upon the reasonable request of the Issuer concerning the nationality, residence or identity of the holder or beneficial owner of such Note, if such compliance is required by statute or by regulation of Argentina or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax;

      nor shall Additional Amounts be paid with respect to any payment on a Note to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note.

      In addition, the Issuer hereby waives any right it may have under Argentine law to seek reimbursement from the holder or beneficial owner of any Note of any amounts paid by the Issuer in connection with the Argentine Personal Assets Tax, whether by deduction from payment of principal or interest on any such Note or otherwise.

      References to payments in respect of the Notes herein shall be deemed also to refer to any Additional Amounts that may be payable as set forth in such Notes and described above.

10. COVENANTS

      Under the terms of the Notes, the Issuer shall covenant and agree that as long as any of the Notes remain outstanding:

      (a) PAYMENT OF PRINCIPAL AND INTEREST

      The Issuer will duly and punctually pay the principal of and interest and any Additional Amounts on the Notes in accordance with the terms of the Notes and the Fiscal and Paying Agency Agreement.

      (b) REPORTS TO THE FISCAL AGENT

      The Issuer shall furnish or cause to be furnished to the Fiscal Agent and the Luxembourg Stock Exchange, (i) as soon as available but in any event not later than one hundred eighty (180) days after the close of each of its fiscal years, a complete copy of its annual report in the English language (an "Annual Report"), and (ii) as soon as available but in any event not later than seventy-five (75) days after the end of each of the first three quarters of each of its fiscal years, a quarterly report of the Issuer in the English language (a "Quarterly Report"), which Annual Report shall include a consolidated balance sheet, consolidated statement of income, consolidated statement of changes in stockholders' equity and consolidated statement of cash flows and which Quarterly Report shall include an unconsolidated balance sheet, unconsolidated statement of income and unconsolidated statement of changes in

                                                                       Exhibit F
                                                                         Page 26

shareholders' equity for such fiscal year or quarter of the Issuer, as the case may be, and which, in the case of the Annual Report, will be audited by and accompanied by (A) a report thereon of an independent public accountant selected by the Issuer and (B) a reconciliation to U.S. generally accepted accounting principles of net income and shareholders' equity and, in the case of each Quarterly Report, will be subject to limited review by an independent public accountant selected by the Issuer.

      In addition to the provision of financial information provided above, at any time the Issuer is not subject to the reporting obligations of Section 13 or 15(d) of the Exchange Act, the Issuer will make available, upon request, to any holder of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

      (c) NOTICE OF DEFAULT OR EVENT OF DEFAULT

      The Issuer shall give prompt notice to the Fiscal Agent, of the occurrence of any Event of Default (as defined below) or an event that would give rise to an Event of Default upon the giving of notice or the lapse of time or both, accompanied by a certificate specifying the nature of such Event of Default or other such event, the period of existence thereof and the action that the Issuer has taken or proposes to take with respect thereto.

      (d) MAINTENANCE OF CORPORATE EXISTENCE

      The Issuer shall, and shall cause each of its Subsidiaries to, (i) maintain in effect its corporate existence (including, the authorization from the Argentine Central Bank to engage in the business of banking) and all registrations necessary therefor and (ii) take all reasonable actions to maintain all rights, privileges, titles to Property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations and (iii) keep all its Property in good working order or condition;
(iv) obtain and maintain in full force and effect all governmental or other regulatory approvals and consents (including the approval of the CNV) so that it may lawfully comply with its obligations under the Notes and the Fiscal and Paying Agency Agreement, and in such connection, the Issuer will at all times comply with any applicable laws, regulations and directives applicable to it from time to time promulgated by any governmental and regulatory authorities applicable to any issue of Notes and ensure that all necessary action is taken so that is may lawfully comply with its obligation under the Notes and the Fiscal and Paying Agency Agreement; provided, however, that this covenant shall not prohibit any transaction by the Issuer or any of its Subsidiaries otherwise permitted under Covenant 10(f) "Mergers, Consolidations, Sales and Leases" and this covenant shall not require the Issuer to maintain any such right, privilege, title to Property or franchise or to preserve the corporate existence of any Subsidiary, if the Board of Directors of the Issuer shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries taken as a whole and that the loss thereof is not, and will not be, adverse in any material respect to the holders.

      (e) NEGATIVE PLEDGE

      The Issuer shall not, and shall not permit any of its Subsidiaries (as defined below) to, create or suffer to exist any Encumbrance (defined to mean any mortgage, pledge, lien, security interest or other charge or encumbrance including, without limitation, any equivalent created or arising under the laws of Argentina or New York) upon or with respect to any of their present or future Property (defined to include any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income), in each case to secure Indebtedness (as defined below), unless the Notes are equally and ratably secured, except:

                  (i) any Encumbrance on any Property existing on the date of the Fiscal and Paying Agency Agreement;

                  (ii) any Encumbrance on any asset securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset ("Purchase Money Financing"), which Encumbrance attached to such asset concurrently with or within ninety days after the acquisition thereof;

                                                                       Exhibit F
                                                                         Page 27

            (iii) any Encumbrance required to be created in connection with special lines of credit (lineas especiales de credito) or rediscount loans (redescuentos) obtained in accordance with applicable rules and regulations of the Argentine Central Bank or such other applicable rules and regulations governing such special lines of credit or rediscount loans. "Lineas especiales de credito" means those lines of credit which are granted to the Issuer by or through local or foreign governmental entities (including, without limitation, the Argentine Central Bank, Banco de Inversion y Comerico Exterior S.A. ("BICE"), Fondo Fiduciario para la Reconstrucion de Empresas S.A. ("FFRE"), Sedesa, the Banking Liquidity Fund, development banks and export credit agencies) or international multilateral lending organizations (including, without limitation, the International Bank for Reconstruction and Development and the Inter-American Development Bank), directly or indirectly, in order to promote or develop the Argentine economy; "redescuentos" means those rediscount loans (including but not limited to loans granted in response to circumstances of short-term, extraordinary illiquidity) which are granted by the Argentine Central Bank, BICE, FFRE, Sedesa, the Banking Liquidity Fund, and by other Argentine government entities, including the ones granted pursuant to section 16 of Law No. 25,780 during the emergency period set forth under the Public Emergency Law, those rediscount loans and overdrafts which are granted by the Argentine Central Bank to financial entities going through liquidity and solvency problems, included those entities subject to a restructuring process as contemplated in section 35 bis of the Financial Institutions Law;

            (iv) any Encumbrance on any Property existing thereon at the time of acquisition of such Property and not created in connection with such acquisition;

            (v) any Encumbrance on any Property securing an extension, renewal or refunding of Indebtedness secured by an Encumbrance referred to in (i),
      (ii) or (iv) above provided that such new Encumbrance is limited to the Property which was subject to the prior Encumbrance immediately before such extension, renewal or refunding and provided that the principal amount of Indebtedness secured by the prior Encumbrance immediately before such extension, renewal or refunding is not increased;

            (vi) any Encumbrance in the form of a tax or other statutory lien, provided that any such lien shall be discharged within thirty (30) days after the date it is created or arises (unless contested in good faith by the Issuer, in which case it shall be discharged within thirty (30) days after final adjudication);

            (vii) Encumbrances granted in a Permitted Securitization (defined to mean the sale, assignment, or other transfer to a third-party by the Bank of any of the Bank's present or future revenues or assets where the proceeds of any debt incurred by such third-party is paid (net of expenses and reserves) to the Bank as purchase price for such revenues or assets);

            (viii) any other Encumbrance on assets of the Issuer or any of its Subsidiaries, provided that the Indebtedness secured by such Encumbrance, together with all other indebtedness of the Issuer or any of its Subsidiaries secured by any Encumbrance under this clause (vii), shall have an aggregate market value at the time of the creation of such Encumbrance no greater than ten percent of the total assets of the Issuer and its Subsidiaries as set forth in the Issuer's most recent consolidated financial statements.

      As used herein, the term "Indebtedness" shall mean, for any Person (defined to mean any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof), (A) all indebtedness of such Person for borrowed money or for the deferred purchase price of any Property or services, (B) all indebtedness created or arising under any conditional sales or other title retention agreement with respect to any Property acquired by such Person (including, without limitation, indebtedness under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such Property), (C) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles in Argentina, recorded as capitalized leases in respect of which such Person is liable as lessee, (D) all direct or indirect guaranties (including, without limitation, "avales") of such Person in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, any indebtedness referred to above in clause (A), (B) or (C) of any other Person, and (E) all indebtedness and obligations referred to above in clause (A), (B), (C) or (D) secured by (or for which the holder of such indebtedness or obligation has an existing right, contingent or otherwise, to be secured by) any Encumbrance upon or in any Property of such Person,

                                                                       Exhibit F
                                                                         Page 28

notwithstanding that such Person has not assumed or become liable for the payment of such indebtedness or obligation; provided, however, that the term "Indebtedness" shall not include Indebtedness incurred by the Issuer or any of its Subsidiaries in the "ordinary course of business" (hereinafter defined). As used herein, the term "Indebtedness incurred by the Issuer or any of its Subsidiaries in the ordinary course of business" shall mean and include any liability or obligation of the Issuer or any of its Subsidiaries with respect to
(1) any deposits with or funds collected by it (but not funds borrowed or raised by it), (2) any check, note, certificate of deposit, draft or bill of exchange, issued, accepted or endorsed by it in the ordinary course of its business, (3) any transaction in which it acts solely in a fiduciary or agency capacity, (4) any banker's acceptance, (5) any agreement, made by it in the ordinary course of its business, to purchase or repurchase securities or loans or currency or to participate in loans and (6) letters of credit to the extent they are issued by the Issuer or any of its Subsidiaries in the ordinary course of business.

      As used herein, the term "Subsidiary" shall mean any corporation of which, at the time of determination, the Issuer and/or one or more of its Subsidiaries owns or controls directly or indirectly more than 50.0% of the shares of voting stock; for the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have the meanings correlative to the foregoing, and "voting stock", when used with reference to a Subsidiary, means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or Fiscal Agents of such corporation, provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

      (f) MERGERS, CONSOLIDATIONS, SALES AND LEASES

      The Issuer shall not, and shall not permit any of its Subsidiaries to, merge, consolidate or amalgamate with or into, or convey, transfer or lease its Properties and assets substantially as an entirety to, any Person, unless immediately after giving effect to such transaction (i) no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (ii) any corporation formed by any such merger, consolidation or amalgamation with the Issuer or the Person which acquires by conveyance or transfer, or which leases, the Properties and assets of the Issuer substantially as an entirety (the "Issuer's successor corporation") shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on (including Additional Amounts, if any) all the Notes according to their terms, and the due and punctual performance of all of the covenants and obligations of the Issuer under the Notes and the Fiscal and Paying Agency Agreement and (iii) the Issuer's successor corporation (except in the case of leases), if any, succeeds to and becomes substituted for the Issuer with the same effect as if it had been named in the Notes as the Issuer.

      (g) COMPLIANCE WITH LAWS AND OTHER AGREEMENTS

      The Issuer shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directions of any Governmental Agency (as defined) having jurisdiction over it or its business and all covenants and other obligations contained in any agreements to which the Issuer or any such Subsidiary is a party, except where the failure to so comply would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, operations, business affairs or business prospects of the Issuer and its Subsidiaries taken as a whole.

      As used herein, the term "Governmental Agency" shall mean, with respect to any jurisdiction, any public legal entity or public agency of such jurisdiction, whether created by federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of such jurisdiction (including the Argentine Central Bank).

      (h) MAINTENANCE OF BOOKS AND RECORDS

              The Issuer shall maintain books, accounts and records in accordance with Argentine Banking GAAP.

                                                                       Exhibit F
                                                                         Page 29

      (i) FURTHER ASSURANCES

      The Issuer shall, at its own cost and expense, execute and deliver to the Fiscal Agent all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Fiscal Agent, to enable the Fiscal Agent to exercise and enforce its rights under the Fiscal and Paying Agency Agreement and under the documents, instruments and agreements required under the Fiscal and Paying Agency Agreement and to carry out the intent of the Fiscal and Paying Agency Agreement.

      11. EVENTS OF DEFAULT

      As long as any of the Notes remain outstanding, if any of the following events (each, an "Event of Default") shall occur and be continuing:

            (i) default by the Issuer in the payment of any principal due on any Note and such default continues for a period of seven (7) Business Days; or

            (ii) default by the Issuer in the payment of any interest, any premium, or any Additional Amounts due on any Note and such default continues for a period of fourteen (14) Business Days; or

            (iii) the Issuer shall fail to duly perform or observe any other covenant or obligation applicable to such Class, or the Fiscal and Paying Agency Agreement and such failure shall continue for a period of 30 days after written notice to that effect is received by the Issuer from the Fiscal Agent; or

            (iv) the failure of the Issuer or any Significant Subsidiary to pay when due any installment of interest on or principal of indebtedness for borrowed money, other than the Issuer's indebtedness outstanding as at September, 30, 2003 that is payable in a currency other than pesos and is governed by laws of a jurisdiction other than of Argentina that is not restructured in accordance with the terms of the Plan, in an aggregate unpaid amount of US$20.0 million or more after any applicable grace period, or any other event shall occur which results in the acceleration of the maturity of any such indebtedness for borrowed money; or

            (v) it becomes unlawful for the Issuer to perform any of its obligations under the Fiscal and Paying Agency Agreement or the Notes, or any of its obligations thereunder ceases to be valid, binding or enforceable; or

            (vi) the Fiscal and Paying Agency Agreement for any reason ceases to be in full force and effect in accordance with its terms or the binding effect or enforceability thereof shall be contested by the Issuer, or the Issuer shall deny that it has any further liability or obligation thereunder or in respect thereof; or

            (vii) (a) a court having jurisdiction enters a decree or order for
      (i) relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) appointment of an administrator, receiver, trustee, Fiscal Agent or intervener for the Issuer or any Significant Subsidiary for all or substantially all of the Property of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days other than the controller ("veedor") appointed in the Bank by the Argentine Central Bank under Section 34 of the Financial Institutions Law pursuant to the Plan or (b) the Argentine Central Bank
      (i) initiates a proceeding under Article 34 of Argentine Law No. 21,526, as amended, requesting the Issuer to submit a plan under such Article as of the date hereof (excluding the Issuer's current situation in relation with the Plan submitted under such Section 34 of the Financial Institutions Law) or (ii) orders a temporary, total or partial suspension of the activities of the Issuer pursuant to Article 49 of the charter of the Argentine Central Bank; or

                                                                       Exhibit F
                                                                         Page 30

            (viii) the Issuer or any Significant Subsidiary is declared in bankruptcy by a firm, non-appealable decision dictated by a court of competent jurisdiction under Argentine Law No. 24,522, as amended, or any applicable bankruptcy, insolvency or other similar law or hereinafter in effect; or

            (ix) the Issuer or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, provided that the institution or consummation of an Acuerdo Preventivo Extrajudicial pursuant to Argentine Law No. 24,522, as amended, and any related proceedings under Section 304 or Chapter 11 of the United States Code in connection with the restructuring of the Bank's foreign debt described in clause (iv) above shall not be an Event of Default, (ii) consents to the appointment of or taking possession by an administrator, receiver, trustee, Fiscal Agent or intervener for itself or any Significant Subsidiary or for all or substantially all of the Property of the Issuer or any Significant Subsidiary, other than the controller ("veedor") appointed in the Bank by the Argentine Central Bank under Section 34 of the Financial Institutions Law pursuant to the Plan or (iii) effects any general assignment for the benefit of creditors under the restructuring process contemplated under section 35 bis of the Financial Institutions Law (other than in connection with the Plan); or

            (x) a moratorium is agreed or declared in respect of any indebtedness of the Issuer or of any Significant Subsidiary, or any Governmental Agency condemns, seizes, compulsorily purchases or expropriates five percent or more of the assets of the Issuer and its Subsidiaries considered as one enterprise; or

            (xi) any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in subparagraph (vii) or (x) above;

then, except as otherwise provided in the next succeeding paragraph in respect of the Subordinated Notes, (a) as soon as practicable after a Responsible Officer of the Fiscal Agent obtains knowledge thereof, the Fiscal Agent shall give notice thereof to the holders of Notes and (1) (other than with respect to an Event of Default of the type described in subparagraph (vii) through (ix) above) the holders of at least 25.0% in aggregate principal amount of the Outstanding Notes of any Class may by written notice to the Issuer and to the Fiscal Agent, declare the principal amount (or, if the Notes of such Class are Notes issued at a discount to their nominal value ("Original Issue Discount Notes") or Notes in respect of which principal and/or interest is calculated by reference to an index and/or formula ("Index Notes") such portions of the principal amount as may be specified in the terms of such Class) of all Notes of such Class to be due and payable immediately, and (2) if an Event of Default of the type described in subparagraph (vii) through (ix) above shall occur, the principal of (and premium and Additional Amounts, if any) and any accrued interest on all Outstanding Notes shall become immediately due and payable without the need of any notice to the Issuer or the Fiscal Agent, as the case may be; provided, however, that after any such acceleration of Notes of a Class, the holders of a majority in aggregate principal amount of Notes of that Class at the time outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Fiscal and Paying Agency Agreement. For information as to waiver of defaults, see Condition 12 "Modifications and Amendments; Meeting of Holders."

      For Argentine regulatory purposes as set forth in Communique "A" 2970 only, holders of Subordinated Notes shall have no right to accelerate repayment of the Notes except under an Event of Default with respect to the Issuer described under clause Section (vii)(a)(i) (excluding Significant Subsidiaries) and Section (viii) above (each such "Event of Default" in respect of the Subordinated Notes, shall also be a "Subordinated Note Event of Acceleration") that has occurred and is continuing. In such situation, all Subordinated Notes shall, without any notice to the Issuer or any other act by any holder of any Subordinated Note, become immediately due and payable. Upon any such declaration of acceleration, the principal of the Subordinated Notes of the affected Class and the interest accrued thereon and all other amounts (including Additional Amounts) payable with respect to the Subordinated Notes of the affected Class shall become and be immediately due and payable once all other non-subordinated liabilities of the Issuer have been fully paid. Holders of the Subordinated Notes shall have no right to accelerate repayment of Notes in the case of any Event of Default except in the case of an Event of Default which would constitute a Subordinated Note Event of Acceleration.

                                                                       Exhibit F
                                                                         Page 31

      The foregoing provisions shall be without prejudice to the rights of each individual holder to initiate an action against the Issuer for the payment of any principal (and premium and Additional Amounts, if any) and any interest past due on any Note, as the case may be.

12. MODIFICATIONS AND AMENDMENTS; MEETING OF HOLDERS

      (a) Meetings of Holders. The Fiscal and Paying Agency Agreement contains provisions for convening meetings of the holders of Notes of a Class. With respect to all matters not contemplated in the Fiscal and Paying Agency Agreement, meetings of the holders of Notes of a Class will be held in accordance with Negotiable Obligations Law. Such a meeting may be called at any time by the Fiscal Agent at its discretion, or shall be called by the Fiscal Agent pursuant to a request made to the Fiscal Agent by the Issuer or the holders of at least 5.0% in principal amount of the Outstanding Notes of such Class within the period of 21 days after receiving the relevant notice from the holders or the Issuer. Notices shall be published by the Fiscal Agent during five days, not less than 20 days nor more than 45 days prior to the date fixed for the meeting, in the Official Gazette of the Republic of Argentina (Boletin Oficial de la Republica Argentina) and in a widely distributed newspaper in Argentina. A meeting may be called by a competent court if the Fiscal Agent shall fail to call a meeting requested by the Issuer or the holders as provided in the Fiscal and Paying Agency Agreement. Except for any consent that must be given by the holder of each Note affected thereby, as described below, any resolution presented at a meeting, or adjourned meeting duly reconvened, at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Notes of that Class present at such meeting; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage that is more than a majority in principal amount of the Outstanding Notes of a Class may be adopted at a meeting, or adjourned meeting duly reconvened, at which a quorum is present, by the affirmative vote of the holders of such higher specified percentage in principal amount of the Outstanding Notes of that Class present at such meeting. Any resolution passed or decision taken at any meeting of holders of Notes of any Class duly held in accordance with the Fiscal and Paying Agency Agreement will be binding on all holders of Notes of that Class. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the Outstanding Notes of a Class.

      (b) Modification and Amendment. Modification and amendment of the Fiscal and Paying Agency Agreement or the Notes (including the Conditions) may be made by the Issuer and the Fiscal Agent with the consent of the holders of a majority in principal amount of the Outstanding Notes of any Class that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holders of each Outstanding Note of such Class and the CNV: (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any Note of such Class, (ii) reduce the principal amount or the rate of interest on or any Additional Amounts payable in respect of, or any premium payable upon the redemption of, any Note of such Class, (iii) change any obligation of the Issuer to pay Additional Amounts in respect of any Note of such Class, (iv) reduce the amount of principal of a Note of such Class that is an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the maturity thereof, (v) change the redemption provisions of any Note, (vi) adversely affect any right of repayment at the option of the holder of any Note of such Class, (vii) change the place or currency of payment of principal of, or any premium or interest on, any Note of such Class, (viii) impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof or any Optional Redemption Date therefor, (ix) reduce the above-stated percentage of holders of Notes of such Class necessary to modify or amend the Fiscal and Paying Agency Agreement or to consent to any waiver thereunder or reduce the requirements for voting or quorum described above, or (x) modify the foregoing requirements or reduce the percentage of Notes of such Class necessary to waive any past default.

      Modification and amendment of the Fiscal and Paying Agency Agreement or the Notes (including the Conditions) may be made by the Issuer and the Fiscal Agent without the consent of any holder, for any of the following purposes: (i) to evidence the succession of another Person to the Issuer as obligor under the Fiscal and Paying Agency Agreement (as contemplated in Section 10(f)); (ii) to add to the covenants of the Issuer for the benefit of the holders of all or any Class of Notes; (iii) to add Events of Default for the benefit of the holders of all or any Class of Notes; (iv) to change or eliminate any provisions of the Fiscal and Paying Agency Agreement, provided that any such change or elimination shall become effective only when there are no Outstanding Notes of any Class created prior thereto that are entitled to the benefit of such provision; (v) to establish the form or terms of

                                                                       Exhibit F
                                                                         Page 32

Notes of any Class; (vi) to secure the Notes; (vii) to provide for the acceptance of appointment by a successor Fiscal Agent, Registrar, Co-Registrar, Paying Agent or Transfer Agent; (viii) to close the Fiscal and Paying Agency Agreement with respect to the authentication and delivery of additional Class of Notes; (ix) to cure any ambiguity, defect or inconsistency in the Fiscal and Paying Agency Agreement or the Notes (including the Conditions); (x) to amend or supplement any provision contained in the Fiscal and Paying Agency Agreement or the Notes (including the Conditions) or in any amendment thereto; or (xi) for any other purpose that the parties thereto may mutually deem necessary or desirable; provided in each such case that any such modification or amendment does not adversely affect the interests of holders of Notes of any Class in any material respect.

13. DEFEASANCE

      Unless otherwise set forth in the applicable pricing supplement, subject to the satisfaction of certain conditions, the Bank may elect either (i) to defease and be discharged from any and all obligations with respect to the Notes (which must be denominated in US dollars and have a fixed rate of interest), including any obligation to redeem such Notes and the obligations described above under "Covenants" (except for certain obligations specified in the Fiscal and Paying Agency Agreement, including, but not limited to, the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes where such payments are due, to pay Additional Amounts, to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to submit to jurisdiction as set forth in the Fiscal and Paying Agency Agreement, or to maintain a Fiscal Agent and paying agent with respect to such Notes) ("total defeasance") or (ii) to defease and be discharged from such obligations with respect to Notes (which must be denominated in US dollars and bear a fixed rate of interest) as are described under "Covenants -- Negative Pledge" and "Covenants -- Further Actions" and to have the occurrence of any event specified in clause (2) under " -- Events of Default" not constitute an Event of Default (but only insofar as such clause relates to obligations described under "Covenants -- Negative Pledge" and "Covenants -- Further Actions" from which the Bank has been released as described in this clause (ii)) ("partial defeasance").

      The Bank may exercise its election for total defeasance or partial defeasance with respect to Notes only upon satisfaction of the conditions precedent set forth in the Fiscal and Paying Agency Agreement which include, among others, (a) the deposit in trust with the Fiscal Agent, in trust for such purpose, of money and/or U.S. government obligations in an amount, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Notes, sufficient to pay the principal of and interest on the Notes to maturity or redemption, as the case may be, (b) the delivery to the Fiscal Agent of a certificate from a nationally recognized firm of U.S. independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be, (c) the delivery to the Fiscal Agent of opinions of independent Argentine and U.S. counsel to the effect that the holders of such Notes will not recognize income, gain or loss for Argentine or U.S. federal income tax purposes as a result of such total or partial defeasance and will be subject to Argentine or U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such total defeasance or partial defeasance had not occurred, (d) the absence of any Event of Default, or event which with notice or lapse of time or both would become an Event of Default, on the day of deposit or at any time on or prior to the 123rd day after the date of such deposit or (e) the absence of any breach or violation of, or constitute a default under, any agreement to which the Bank is a party as a result of such total or partial defeasance.

14. REPLACEMENT OF NOTES

      If any Note shall become mutilated or defaced or be destroyed, lost or stolen, then, in the absence of notice to the Issuer, the Fiscal Agent or the Replacement Agent (including the Luxembourg Paying Agent and Transfer Agent) that such Note has been acquired by a Protected Purchaser (as defined under section 8-303 of the New York Uniform Commercial Code, as amended) the Issuer, shall execute and, the Fiscal Agent may, authenticate and deliver a new Note on such terms as the Issuer and the Fiscal Agent may require, in exchange and substitution for the mutilated or defaced Note or in lieu of and in substitution for the destroyed, lost or stolen Note. In every case of mutilation, defacement, destruction, loss or theft, the applicant for a substitute Note shall furnish to the Issuer and the Fiscal Agent and the Replacement Agent (including the Luxembourg Paying Agent and Transfer Agent) such

                                                                       Exhibit F
                                                                         Page 33

indemnity as the Issuer and the Fiscal Agent may require and evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. In every case of mutilation or defacement of a Note, the holder shall surrender to the Fiscal Agent or the Replacement Agent (including the Luxembourg Paying Agent and Transfer Agent) the Note so mutilated or defaced. In addition, prior to the issuance of any substitute Note, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Fiscal Agent and its counsel and counsel to the Issuer) connected therewith. If any Note that has matured or will mature within 30 days shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may pay, in its sole discretion, or authorize payment of the same without issuing a substitute Note.

      Upon the issuance of any substitute Note, the holder of such Note, if so requested by the Issuer, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including without limitation the fees and expenses of the Fiscal Agent and any agent of the Fiscal Agent) connected with the preparation and issuance of the substitute Note or the taking of any such action.

15. GOVERNING LAW

      The requirements for the Notes to qualify as obligaciones negociables under Argentine law are governed by the Negotiable Obligations Law.

      Argentine Law No. 19,550, as amended, the Negotiable Obligations Law and other applicable Argentine laws and regulations will govern the capacity and corporate authorization of the Issuer to execute and deliver the Notes and the authorization of the Program. All other matters in respect of the Notes will be governed by and construed in accordance with the law of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such state.

16. DESCRIPTIVE HEADINGS

      The descriptive headings appearing in these Conditions are for convenience of reference only and shall not alter, limit or define the provisions hereof.

17. NOTICES

      All notices to holders of Registered Notes will be deemed to have been duly given upon the mailing by first class mail, postage prepaid, of such notices to each such holder (or in the case of joint holders, to the first named in the Register) at its address as it appears in the Register, in each case not earlier than the earliest date and not later than the latest date prescribed in the Fiscal and Paying Agency Agreement for the giving of such notice. Any notice so mailed shall be deemed to have been given on the date of such mailing. In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to holders of Notes when such notice is required to be given pursuant to the Fiscal and Paying Agency Agreement, then any manner of giving such notice as shall be satisfactory to the Fiscal Agent shall be deemed to be sufficient giving of such notice for every purpose hereunder. In addition, notices to holders will be published as follows: (i) as long as any Notes are listed on the London Stock Exchange, in a leading English language daily newspaper having general circulation in London (which is expected to be the Financial Times);
(ii) as long as any Notes are listed on the Luxembourg Stock Exchange, in a leading daily newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort); (iii) as long as such Notes are listed on the BASE, upon publication in Buenos Aires in the Bulletin of the Bolsa de Comercio de Buenos Aires and a widely circulated newspaper in Argentina (which is expected to be La Nacion); and (iv) as long as any Notes are listed on any other stock exchange, as required by such stock exchange.

      Notice to be given by any holder shall be in writing and given by forwarding the same to the Fiscal Agent or any Paying Agent. While any Notes are represented by a Global Note, such notice may be given by any beneficial owner of an interest in such Global Note to the Fiscal Agent or any such Paying Agent via DTC, Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Fiscal Agent or Paying

                                                                       Exhibit F
                                                                         Page 34

Agent, as the case may be, and DTC, Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for such purpose.

      The Fiscal Agent, the Registrar, the Co-Registrar, any Paying Agent, any Transfer Agent or any agent of any of such entities may conclusively rely on the records of DTC, Euroclear or Clearstream, Luxembourg, as applicable, as to the identity of owners of beneficial interests in each Global Note and the principal amounts beneficially owned.

      In addition, the Bank shall be required to cause all such other publications of such notices as may be required from time to time by applicable Argentine law.

18. PRESCRIPTION

      Claims against the Issuer for the payment of principal or interest in respect of the Notes shall be prescribed unless made within a period of 10 years for payments of principal and 4 years for payments of interest from the due day for payment.

19. CONSENT TO SERVICE OF PROCESS; JURISDICTION

      The Issuer has submitted to the jurisdiction of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, New York County, and any appellate court from either thereof for purposes of any legal suit, action or proceeding against it arising out of or related to the Fiscal and Paying Agency Agreement or the Notes. According to
Section 38 of the Decree No. 677/01, and Argentine CNV Resolution No. 400, the BASE Arbitration Tribunal, or the tribunal of any other stock exchange of Argentina where the notes are listed, shall be competent in all matters brought by investors in connection with the Issuer. The Issuer has appointed CT Corporation System at 111 Eighth Avenue, New York, New York 10011, as its authorized agent in the Borough of Manhattan upon which process may be served in any such suit, action or proceeding. The Issuer has also further submitted to the jurisdiction of the courts of its corporate domicile in any legal suit, action or proceeding arising out of or relating to the Fiscal and Paying Agency Agreement or the Notes.

20. CURRENCY INDEMNITY

      The Specified Currency in which Notes of a Tranche or Class are designated as payable is the sole currency of account and payment for all sums payable by the Issuer under or in connection with such Notes, including damages (subject to the provisions of Condition 6). Any amount received or recovered in a currency other than such Specified Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) by any holder in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge of the Issuer to the extent of the Specified Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable, to make that purchase on that date, on the first date on which it is practicable to do so). If that Specified Currency amount is less than the Specified Currency amount expressed to be due to the recipient under any Note, the Issuer shall indemnify such recipient against any loss sustained by it as a result. In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase. For purposes of this paragraph, it will be sufficient for the holder to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of the Specified Currency been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of the Specified Currency on such date had not been practicable on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Issuer's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

                                                                       Exhibit F
                                                                         Page 35

21. FURTHER ISSUES

      The Issuer may from time to time, without the consent of the holders of any Outstanding Notes, create and issue further Notes having the same terms and conditions as such Outstanding Notes or that are the same in all respects except for their Issue Dates, Interest Commencement Dates, Maturity Dates and/or Issue Prices, so that the same shall be consolidated and form a single Class with such Outstanding Notes. Holders should note that additional notes that are treated for non-tax purposes as a single series with the original notes may be treated as a separate series for US federal income tax purposes. In such case, the new notes may be considered to have been issued with "original issue discount" (as defined in the section entitled "Taxation -- Original Issue Discount"), which may affect the market value of the original notes since such additional notes may not be distinguishable from the original notes.

22. FURTHER INFORMATION

      The Bank will make available for inspection at the offices of its Listing Agent all such documents and agreements prepared by the Bank in connection with the issuance of Notes, and the Bank shall make available on a going forward basis all of its annual and quarterly consolidated and non-consolidated financial statements as they become available.

                                                                       EXHIBIT G
                                                                          Page 3

                           [BANCO GALICIA LETTERHEAD]

May 18, 2004

Kredietbank S.A. Luxembourgeoise
43 Boulevard Royal
L-2955, Luxembourg

RE    : Banco de Galicia y Buenos Aires S.A.
        U.S. Dollar Denominated Notes due 2010
        U.S. Dollar Denominated Notes due 2014, and
        U.S. Dollar Denominated Notes due 2019 (collectively, the "Notes")

Dear Sirs,

      Reference is made to the Indenture (the "Indenture"), dated May 18, 2004, among Banco de Galicia y Buenos Aires S.A., an Argentine corporation, incorporated on July 15, 1905, with a term of duration elapsing on June 30, 2100, and registered with the Public Registry of Commerce on November 21, 1905, under number 4, Folio Number 32 of Book 20, Volume A of Sociedades Anonimas, having its principal offices at Tte. Gral. Juan D. Peron 407, (C1038AAI) Buenos Aires, Argentina, The Bank of New York as trustee, co-registrar, a transfer agent and a paying agent (the "The Bank of New York"), and Banco Rio de la Plata S.A. as registrar and a transfer agent and a paying agent in Argentina (the "Registrar").

      We hereby appoint you as Transfer Agent and Paying Agent in Luxembourg in connection with the above-captioned Notes.

      Notwithstanding anything to the contrary in the Indenture, it is understood that while the Notes are in the form of a global security, in your capacity (i) as Paying Agent in Luxembourg, you shall not be required to make payments of either principal or interest in respect thereto, rather, payments of principal and interest will be made by The Bank of New York, and (ii) as Transfer Agent in Luxembourg, your responsibility with respect of the Notes is limited to that of forwarding any requests for transfer in respect of the Notes to the Registrar.

      Notwithstanding anything to the contrary in the Indenture, it is further understood that if any of the Notes take the form of a definitive security, in your capacity (i) as Paying Agent in Luxembourg, you shall only be required to make payments of principal and such payments will only be made upon presentation of such definitive security upon maturity thereof at the office of the Luxembourg Paying Agent as specified in the Indenture (payments of interest shall be made by The Bank of New York), and (ii) as Transfer Agent in Luxembourg, your responsibility with respect to any Notes in the form of a definitive security is limited to that of forwarding any requests for transfer in respect thereof to the Registrar.

Very truly yours,

BANCO DE GALICIA Y BUENOS AIRES S.A.

By: ____________________________________
Name:  Hector E. Arzeno
Title:  Executive Vice President

The foregoing is hereby accepted and acknowledged as of the date first written above:

KREDIETBANK S.A. LUXEMBOURGEOISE
as a Paying and Transfer Agent

                                                                       EXHIBIT G
                                                                          Page 3

By: ____________________________________
Name:
Title:

                            FEES PAYABLE TO TRUSTEE

      The Trustee's compensation shall be US$15,000 per annum or such other amount as shall be agreed to in writing with the Company from time to time.